Prospectus supplement to prospectus dated November 8, 2002
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                                  $303,047,000

                      Accredited Mortgage Loan Trust 2003-1

                        Asset-Backed Notes, Series 2003-1

                       $104,201,000 3.58% Class A-1 Notes

                   $110,037,000 Variable-Rate Class A-2 Notes

                    $88,809,000 Variable-Rate Class A-3 Notes

                                [Accredited Logo]

                          Accredited Home Lenders, Inc.
                          (Sponsor and Master Servicer)

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You should read the section entitled "Risk Factors" starting on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the trust only and are not interests in or obligations of any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
--------------------------------------------------------------------------------

The trust fund --

o The trust fund consists primarily of three groups of residential mortgage loans. One group contains first lien fixed-rate mortgage loans, and the other two groups contain first lien adjustable-rate mortgage loans.

The notes --

o Each class of notes will be backed primarily by a pledge of one of the three groups of mortgage loans.

Credit enhancement --

o The notes will be unconditionally and irrevocably guaranteed as to the timely payment of interest and as to specified payments of principal pursuant to the terms of a note insurance policy to be issued by

                                  [Ambac logo]

o    The notes will be cross-collateralized to a limited extent.

o Excess interest from each group of mortgage loans will be used to create, increase and maintain a required level of over-collateralization for each respective class of notes.

            Original Note        Interest        Price to the   Underwriting      Proceeds to the        Final Stated
Class     Principal Balance       Rate(1)          Public(2)      Discount          Sponsor(3)          Maturity Date
-----     -----------------       -------          ---------      --------          ----------          -------------
 A-1         $104,201,000          3.58%          99.994786%        0.35%          $103,830,863         June 25, 2033

                              1 Month LIBOR +
 A-2         $110,037,000          0.35%             100%           0.35%          $109,651,871         June 25, 2033

                              1 Month LIBOR +
 A-3         $ 88,809,000          0.38%             100%           0.35%          $ 88,498,169         June 25, 2033
             ------------                                                          ------------
Total        $303,047,000                                                          $301,980,902
             ============                                                          ============

(1) The interest rates on the Class A-2 Notes and Class A-3 Notes are capped at the lesser of a net WAC cap and 13%. The interest rate on the Class A-1 Notes and the margin over LIBOR on the Class A-2 Notes and Class A-3 Notes will increase after the clean-up call date for each respective class if the related clean-up call option is not exercised for that class of notes.

(2)  Plus in the case of the Class A-1 Notes, accrued interest from May 1, 2003.

(3) The proceeds to the sponsor were calculated without taking into account the expenses of this offering, which are estimated to be approximately $550,000. The sum of the proceeds to the sponsor may not equal the total indicated due to rounding.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

                           CREDIT SUISSE FIRST BOSTON

             The date of this prospectus supplement is May 28, 2003.

            Important notice about the information presented in this
              prospectus supplement and the accompanying prospectus

     We provide information to you about the notes in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

     o this prospectus supplement, which describes the specific terms of your series of notes.

     If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

     We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                Table of Contents

Summary ...................................................................    1
Risk Factors ..............................................................    7
Transaction Overview ......................................................   12
   Formation of the Trust and Issuance of the Trust Certificates ..........   12
   Sale and Servicing of the Mortgage Loans ...............................   12
   Issuance of the Notes ..................................................   12
   Issuance of the Note Insurance Policy ..................................   12
The Mortgage Loans ........................................................   13
   General ................................................................   13
   The Group I Mortgage Loans .............................................   14
   State ..................................................................   16
   Total ..................................................................   16
   The Group II Mortgage Loans ............................................   22
   The Group III Mortgage Loans ...........................................   32
The Sponsor and the Master Servicer .......................................   42
   General ................................................................   42
   Underwriting ...........................................................   42
   Delinquency and Loan Loss Experience ...................................   48
The Seller ................................................................   50
The Backup Servicer .......................................................   50
   General ................................................................   50
   Obligations of the Backup Servicer .....................................   50
   Backup Servicer Compensation ...........................................   50
The Owner Trustee .........................................................   51
The Indenture Trustee .....................................................   51
Description of the Notes and the Trust Certificates .......................   51
   Book-Entry Notes .......................................................   51
   Assignment and Pledge of Mortgage Loans ................................   52
   Delivery of Mortgage Loan Documents ....................................   52
   Representations and Warranties of the Sponsor ..........................   54
   Payments on the Mortgage Loans .........................................   56
   Payments of Interest ...................................................   58
   Calculation of LIBOR ...................................................   58
   Payments of Principal ..................................................   59
   Flow of Funds ..........................................................   59
   Over-collateralization Provisions ......................................   60
   Cross-collateralization Provisions .....................................   61
   Insured Principal Payments .............................................   62
   Events of Default ......................................................   62
   Reports to Noteholders .................................................   63
   Optional Clean-up Call .................................................   64
   Step-Up Margin .........................................................   64
   Auction Sale ...........................................................   65
   Amendment ..............................................................   65
   Termination ............................................................   66
Servicing of the Mortgage Loans ...........................................   66
   Servicing Fees and Other Compensation and Payment of Expenses ..........   66
   Delinquency Advances, Servicing Advances and Compensating Interest .....   67
   Soldiers' and Sailors' Civil Relief Act of 1940 Interest Shortfalls ....   68
   Optional Purchase of Delinquent Mortgage Loans .........................   68
   Servicer Reports .......................................................   68
   Collection and Other Servicing Procedures ..............................   69
   Removal and Resignation of the Master Servicer .........................   69
   Controlling Party Rights of the Note Insurer ...........................   71
The Note Insurance Policy .................................................   72
   Payment of Preference Amounts ..........................................   73
The Note Insurer ..........................................................   74
Prepayment and Yield Consequences .........................................   77
   Final Payment Dates ....................................................   78
   Modeling Assumptions ...................................................   79
Material Federal Income Tax Consequences ..................................   85
ERISA Consequences ........................................................   88
Legal Investment ..........................................................   89
Plan of Distribution ......................................................   89
Incorporation of Information by Reference .................................   90
Additional Information ....................................................   91
Experts ...................................................................   91
Legal Matters .............................................................   91
Ratings ...................................................................   91
Glossary ..................................................................   92

                                     Summary

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

     Capitalized terms used in this prospectus supplement are defined under the caption "Glossary."

Issuer.............................   Accredited Mortgage Loan Trust 2003-1.

Sponsor and Master Servicer........   Accredited Home Lenders, Inc.

Seller.............................   Accredited Home Capital, Inc.

Indenture Trustee..................   Deutsche Bank National Trust Company.

Owner Trustee......................   U.S. Bank Trust National Association.

Backup Servicer....................   Countrywide Home Loans Servicing LP.

Note Insurer.......................   Ambac Assurance Corporation.

Cut-off Date.......................   Close of business on April 30, 2003, after
                                      giving effect to scheduled payments of
                                      principal due on or prior to May 1, 2003.

Closing Date.......................   On or about May 30, 2003.

Payment Dates......................   The 25th day of each month, or if such day
                                      is not a business day, on the next
                                      business day, beginning on June 25, 2003.

Record Dates.......................   The record date for the Class A-1 Notes
                                      will be the last business day of the month before the applicable payment date occurs.
                                      The record date for the Class A-2 Notes
                                      and Class A-3 Notes will be the business day immediately before each payment date.

The Notes..........................   Class A-1 Notes, Class A-2 Notes and Class
                                      A-3 Notes. The Class A-1 Notes will be
                                      primarily secured by the mortgage loans in the fixed-rate group designated as Group
                                      I. The Class A-2 Notes will be primarily secured by the mortgage loans in one of the adjustable-rate groups designated as
                                      Group II. The Class A-3 Notes will be
                                      primarily secured by the mortgage loans in the other adjustable-rate group designated as Group III. Each group will constitute a separate sub-trust of the trust.

Trust Certificates.................   The trust will also issue a class of trust
                                      certificates representing the entire
                                      beneficial ownership interest in the
                                      trust. The trust certificates are not
                                      offered by this prospectus supplement.

Payments of Interest...............   On each payment date, each class of notes
                                      is entitled to receive:

                                      o    Current Interest. The amount of
                                           interest that accrued during the
                                           related accrual period for that class
                                           on the outstanding principal balance
                                           of that class, at the note rate for
                                           that class, reduced by the amounts
                                           described under "Description of the
                                           Notes and the Trust Certificates" in
                                           this prospectus supplement, and

                                      o    Unpaid Interest Shortfalls. Any
                                           interest that was due on a prior
                                           payment date that was not paid,
                                           together with interest on that
                                           previously unpaid amount.

                                      Accrual Period. The accrual period for the Class A-1 Notes is the calendar month preceding the payment date. The accrual period for the Class A-2 Notes and Class A-3 Notes is the period from and including the prior payment date (or, in the case of the June 25, 2003 payment date, from the closing date) to, but excluding the current payment date.

                                      Interest will accrue on the Class A-1
                                      Notes on the basis of a 360-day year
                                      consisting of twelve 30-day months.
                                      Interest will accrue on the Class A-2
                                      Notes and Class A-3 Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

Payments of Principal..............   On each payment date, each class of notes
                                      is entitled to receive distributions of
                                      principal. The amount of principal payable with respect to each class of notes will be paid in accordance with the priority of distributions described in this prospectus supplement and will generally consist of the following amounts received in connection with the related group of mortgage loans:

                                      o    scheduled payments of principal due
                                           from the second day of the prior
                                           month to and including the first day
                                           of the current month,

                                      o    prepayments in full received from the
                                           sixteenth day of the prior month (or,
                                           in the case of the June 25, 2003
                                           payment date, from the cut-off date)
                                           to and including the fifteenth day of
                                           the current month, and

                                      o    partial prepayments and other
                                           unscheduled payments of principal on
                                           the mortgage loans received during
                                           the prior calendar month,

                                      plus, any accelerated principal payments, funded from available excess interest, which prior to and including three payment dates after the Clean-up Call Date (as defined herein), will be paid to the extent needed to reach and maintain the required level of over-collateralization, and starting on the fourth payment date after the Clean-up Call Date and continuing thereafter will be used to accelerate repayment of the related class of notes.

                                      As of the closing date, in respect of
                                      principal payments, the trust estate will consist of all scheduled collections due after May 1, 2003 and all unscheduled collections received on or after May 1, 2003.

                                      We refer you to "Description of the Notes and the Trust Certificates -- Payments of Principal" in this prospectus supplement for more information regarding the amount of principal the notes are entitled to receive on each payment date.

Credit Enhancement.................   The credit enhancement, with respect to
                                      each class of notes, provided for the
                                      benefit of the noteholders consists solely of:

                                      o    over-collateralization,

                                      o    cross-collateralization to a limited
                                           extent,

                                      o    a reserve account, and

                                      o    the note insurance policy.

                                      The note insurance policy will guaranty to the noteholders:

                                      o    payment of current interest due on
                                           each payment date.

                                      o    payment of an amount equal to the
                                           excess of the principal balance of
                                           all of the notes over the principal
                                           balance of all of the mortgage loans.
                                           This amount will be paid as
                                           principal, based on the amount of
                                           shortfall (after the application of
                                           excess interest and amounts on
                                           deposit in the reserve account) to
                                           each class of notes.

                                      o    payment of the outstanding principal
                                           balance of the notes in June 2033.

                                      The note insurance policy does not cover
                                      Class A-2 Net WAC Cap Carry-Forward
                                      Amounts or Class A-3 Net WAC Cap
                                      Carry-Forward Amounts (as defined herein).

The Mortgage Loans.................   The mortgage loans will be secured by
                                      first mortgages or deeds of trust on
                                      residential properties. The mortgage loans will be segregated into three sub-trusts, or groups: a group of fixed-rate mortgage loans and two groups of adjustable-rate mortgage loans. The mortgage loans will consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt, and/or to obtain cash proceeds by borrowing against the mortgagor's equity in the property. The trust will purchase the mortgage loans on the closing date.

                                      The Group I mortgage loans consist of 826 mortgage loans with an aggregate principal balance as of the cut-off date of $104,201,981, the Group II mortgage loans consist of 704 mortgage loans with an aggregate principal balance as of the cut-off date of $110,037,463 and the Group III mortgage loans consist of 485 mortgage loans with an aggregate principal balance as of the cut-off date of $88,809,171.

Advancing..........................   The master servicer will be required to
                                      advance amounts representing delinquent
                                      payments of scheduled principal and
                                      interest, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. The backup servicer will be obligated to make these advances in the event that the master servicer does not do so. Reimbursement of these advances is senior to payments to noteholders.

Optional Clean-up Call by
     the Sponsor...................   The sponsor may, at its option, terminate
                                      the sub-trust with respect to the Group I mortgage loans on any payment date when the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes; provided that the over-collateralization with respect to each of the Group II and Group III mortgage loans is currently funded at its target. Similarly, the sponsor may, at its option, terminate the related sub-trust with respect to the Group II mortgage loans on any payment date when the outstanding principal balance of the Class
                                      A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes; provided that the over-collateralization with respect to each of the Group I and Group III mortgage loans is currently funded at its target.
                                      Similarly, the sponsor may, at its option, terminate the related sub-trust with respect to the Group III mortgage loans on any payment date when the outstanding principal balance of the Class A-3 Notes is equal to or less than 10% of the original principal balance of the Class
                                      A-3 Notes; provided that the
                                      over-collateralization with respect to
                                      each of the Group I and Group II mortgage loans is currently funded at its target.
                                      In addition, if the sponsor has not
                                      exercised the optional clean-up call with respect to any, one or two of the Class
                                      A-1 Notes, Class A-2 Notes, or Class A-3
                                      Notes, the sponsor may exercise an
                                      optional clean-up call with respect to all of the outstanding class or classes of notes when their aggregate outstanding principal balance is equal to or less than the sum of (a) 10% of the original aggregate principal balance of the Class
                                      A-1 Notes, if such class is still
                                      outstanding, (b) 10% of the original
                                      aggregate principal balance of the Class
                                      A-2 Notes, if such class is still
                                      outstanding and (c) 10% of the original
                                      aggregate principal balance of the Class
                                      A-3 Notes, if such class is still
                                      outstanding.

Step-Up Margin.....................   If the sponsor does not elect to exercise
                                      its clean-up call option with respect to the Class A-1 Notes, the interest rate on the Class A-1 Notes will increase by 0.75% on the next payment date following the related Clean-up Call Date. If the sponsor does not elect to exercise its clean-up call option with respect to either of the Class A-2 Notes or Class A-3 Notes, the margin with respect to the Class A-2 Notes or Class A-3 Notes, as applicable, will increase to twice the initial margin of the applicable class of notes on the next payment date following the related
                                      Clean-up Call Date.

Auction Sale.......................   If the sponsor does not elect to exercise
                                      its clean-up call option with respect to a particular class of notes within three months after the related Clean-up Call
                                      Date, then, on the following payment date the indenture trustee will begin an auction process to sell the remaining mortgage loans in the related sub-trust.
                                      Generally, the amounts received from the auction sale must be sufficient to allow the indenture trustee to redeem the related class of notes for an amount equal to the aggregate outstanding principal balance of the related class of notes, plus all accrued and unpaid interest thereon including shortfalls of interest carry-forward amounts (including, with respect to the Class A-2 Notes, any Class
                                      A-2 Net WAC Cap Carry-Forward Amount and with respect to the Class A-3 Notes, any Class A-3 Net WAC Cap Carry-Forward
                                      Amount), the indenture trustee's fees and expenses (including fees and expenses associated with engaging a third-party as agent to assist in the auction sale process), unreimbursed advances due and owing to the master servicer and amounts due and owing to the note insurer.
                                      However, in certain limited circumstances
                                      (with consent of 66-2/3% of the
                                      outstanding principal balance of the
                                      related class of notes and the note
                                      insurer), the mortgage loans remaining in the related sub-trust after the related
                                      Clean-up Call Date may be sold for less
                                      than the full amount stated above. Any
                                      resulting shortfalls in Insured Amounts
                                      (as defined herein) will be covered by the
                                      note insurance policy. Additionally, to
                                      the extent that the auction sale would not produce sufficient proceeds and the noteholders do not consent to sell the remaining mortgage loans for less than the full amount stated above, the note insurer may exercise the clean-up call option with respect to a particular class of notes for the full amount stated above.

                                      In addition, so long as the auction
                                      process continues with respect to one or more groups, all payments from such group or groups that would normally be distributed to the ownership interest in the trust will be used as principal to pay down the notes for the related group or groups, and all payments from the other group or groups that are not participating in the auction process that would normally be distributed to the ownership interest in the trust will be deposited in the related sub-account of the reserve account.

ERISA Consequences.................   Subject to the conditions and
                                      considerations described in this
                                      prospectus supplement and in the
                                      accompanying prospectus, the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.

Federal Income Tax Status..........   It is the opinion of Dewey Ballantine LLP,
                                      federal tax counsel to the trust, that for federal income tax purposes:

                                      o    the notes will be characterized as
                                           indebtedness, and

                                      o    the trust will not be characterized
                                           as an association, or a publicly
                                           traded partnership, taxable as a
                                           corporation or a taxable mortgage
                                           pool.

                                      Each noteholder, by the acceptance of a
                                      note, will agree to treat the notes as
                                      indebtedness.

Legal Investment...................   The notes will be "mortgage related
                                      securities" under the Secondary Mortgage
                                      Market Enhancement Act of 1984.

Ratings............................   In order to be issued, the notes must be
                                      rated "AAA" by Standard & Poor's Ratings
                                      Services, a division of The McGraw-Hill
                                      Companies, Inc. and "Aaa" by Moody's
                                      Investors Service, Inc. taking into
                                      account the note insurance policy issued with respect to the notes. These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Class
                                      A-2 Net WAC Cap Carry-Forward Amounts or
                                      Class A-3 Net WAC Cap Carry-Forward
                                      Amounts (as defined herein).

Use of Proceeds....................   The net proceeds to be received from the
                                      sale of the notes will be applied
                                      primarily to repay financing for the
                                      mortgage loans. A portion of the financing for such mortgage loans has been provided by Lehman Brothers Bank, a division of Lehman Brothers Holdings Inc., an affiliate of Lehman Brothers Inc., one of the underwriters and by Credit Suisse
                                      First Boston Mortgage Capital, LLC, an
                                      affiliate of Credit Suisse First Boston, another of the underwriters.

                                  Risk Factors

     An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading "Risk Factors" beginning on page 4 of the prospectus.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

     There are a number of features of the mortgage loans that create additional risk of loss, including the following:

     o The borrowers have less than perfect credit and may be more likely to default. The sponsor's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans were underwritten in a more traditional manner.

     o Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. A large portion of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans had been outstanding for a longer period of time.

     o Balloon loans may have higher rates of default which may cause losses. Based on the aggregate Cut-off Date Principal Balance of the related mortgage loans, approximately 15.86% of the mortgage loans in Group I are balloon loans and none of the mortgage loans in Group II and Group III are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan, in order to pay the amount due. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the master servicer will not be obligated to advance that amount. Instead, the master servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loans based upon the original amortization schedule for those loans. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, the other forms of credit enhancement are insufficient to cover such loss and the note insurer fails to perform its obligations under the note insurance policy. Neither the master servicer nor the sponsor will be obligated to refinance a balloon loan. See "Risk Factors-- `Balloon' loans may experience higher rates of delinquencies and losses" in the prospectus.

     o The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Based on the aggregate Cut-off Date Principal Balance of the mortgage loans, approximately 39.65%, 11.87%, and 6.39% of the mortgage loans in Group I are secured by properties in California, Florida and New York, respectively, approximately 46.89% and 7.51% of the mortgage loans in Group II are secured by properties in California and Florida respectively, and approximately 50.39%, of the mortgage loans in Group III are secured by properties in California. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, if the note insurer fails to perform its obligations under the note insurance policy, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

Your yield to maturity may be reduced by prepayments and defaults

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

     o Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. However, all of the mortgage loans have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on certain prepayments occurring during the first one to five years after origination, generally if the amount prepaid in any twelve-month period exceeds 20% of the original principal balance of the mortgage loan. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The master servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

          The rate of prepayments on the Group I mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the Class A-1 Notes and, if purchased at other than par, the yields realized by owners of the Class A-1 Notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a Class A-1 Note that is purchased at a premium from its outstanding principal amount may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a Class A-1 Note that is purchased at a discount from its outstanding principal amount may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

     o Prepayments on adjustable-rate mortgage loans. The mortgage loans in Group II and Group III are primarily adjustable-rate mortgage loans which have fixed-rates of interest for the first two years ("2/28 loans") or three years ("3/27 loans") after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. All of the adjustable-rate mortgage loans also have prepayment penalty fee clauses pursuant to which prepayment penalty fees (generally 5% of the prepaid amount) are chargeable on prepayments occurring during the first one to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

     o You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

     o Limitations on note rates will affect your yield to maturity. The Class A-2 Notes and the Class A-3 Notes each have a note rate based on one-month London interbank offered rates of major banks or "LIBOR" and is subject to a "net WAC cap" and a "hard rate cap". The mortgage loans in Group II and Group III have mortgage interest rates based on six-month LIBOR, generally subject to initial fixed-rate periods of two years or three years. Since the base index for the mortgage interest rate on the adjustable-rate mortgage loans differs from the base index for the note rate on the Class A-2 Notes and Class A-3 Notes, the weighted average mortgage interest rate on the Group II or Group III mortgage loans could be less than the related note rate, in which case the note rate would be capped based on that lower rate. In addition, the note rate may not exceed 13.0% per annum. The application of either of these caps would reduce the amount of interest you, as an investor in either of these classes of notes, will receive. Any shortfall in interest on the Class A-2 Notes or Class A-3 Notes due to either of these caps is not covered by the note insurance policy, but will, only in the case of a shortfall due to the "net WAC cap", be paid out of amounts, if any, which otherwise would be paid from the related group of mortgage loans to the holders of the trust certificates. However, if the full amount of such shortfall is not paid, only in the case of a shortfall due to the "net WAC cap", such unpaid amounts will be carried forward to subsequent payment dates.

The trust assets are the only source of payments on the notes

     All distributions on each class of notes will be made from payments by borrowers under the mortgage loans in the related loan group (except for limited cross-collateralization as described herein), the amounts on deposit in the reserve account (as further described herein) or payments under the note insurance policy. The trust has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans or the failure by the note insurer to satisfy its obligations under the policy may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The trust is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Bankruptcy of the master servicer or the backup servicer may affect payments on the notes and servicing of the mortgage loans

     In the event of a bankruptcy or insolvency of Accredited Home Lenders, Inc., as master servicer, or Countrywide Home Loans Servicing LP, as backup servicer, the bankruptcy trustee or receiver may have the power to prevent Deutsche Bank National Trust Company, as indenture trustee, or the noteholders (in the limited circumstances outlined in the Sale and Servicing Agreement) from appointing a successor master servicer or backup servicer. Regardless of whether a successor master servicer or backup servicer is appointed, any termination of Accredited Home Lenders, Inc., as master servicer, or Countrywide Home Loans Servicing LP, as backup servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

     The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The note insurer may, under certain circumstances, accelerate the maturity of the notes

     The note insurance policy will be issued pursuant to an insurance and indemnity agreement among the note insurer, the sponsor, the master servicer and the trust. So long as the note insurer is not in default in its obligations under the note insurance policy and no insolvency event has occurred with respect to the note insurer, the note insurer will be the "controlling party." As a controlling party, the note insurer will be entitled to exercise certain rights without the consent of the noteholders, including the right to accelerate the notes upon the occurrence of an event of default. The insurance and indemnity agreement provides for "events of default" thereunder, which include certain portfolio performance tests as well as breaches of certain covenants or representations or warranties. Events of default under the insurance and indemnity agreement constitute events of default under the indenture, and accordingly, the note insurer as controlling party has the right to accelerate the notes on any payment date as to which such an insurance and indemnity agreement event of default has occurred and is continuing. As a result, investors, although they will be paid in full (other than, in the case of the Class A-2 Notes, Class A-2 Net WAC Cap Carry-Forward Amounts or in the case of the Class A-3 Notes, Class A-3 Net WAC Cap Carry-Forward Amounts) in connection with such an acceleration, may prematurely lose the benefit of their investment in the notes. In addition, if the note insurer accelerates the maturity of the notes, the yield on the notes that are purchased at a premium from their outstanding principal amount may be adversely affected.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

     The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effect of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the pooling agreement, the Master Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

     In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). See "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act of any state law providing for similar relief will not be covered by the master servicer, any subservicer or any note insurance policy.

Outcome of class action lawsuit filed in December 2002 could adversely impact the sponsor and master servicer's ability to perform its obligations in connection with the mortgage loans

     In December 2002, the sponsor and master servicer was served with a complaint and motion for class certification in a class action lawsuit brought in Madison County, Illinois under the Illinois Consumer Fraud and Deceptive Business Practices Act and the consumer protection statutes of the other states in which the sponsor and master servicer does business. The complaint alleges that the sponsor and master servicer misrepresents and inflates the amount of fees it pays to third parties in connection with the mortgage loans. There has been no ruling on the merits of such claims, and the ultimate outcome and potential liability, if any, which may result are undeterminable at this time. If the plaintiffs achieve nationwide class certification and are successful in their suit with respect to all third-party fees, the potential liability could materially adversely affect the sponsor and master servicer's ability to repurchase and/or service the mortgage loans.

                              Transaction Overview

Formation of the Trust and Issuance of the Trust Certificates

     The trust will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the trust will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the trust.

     The trust estate will consist of:

     o    the mortgage loans, together with the mortgage files relating thereto,

     o all scheduled collections on the mortgage loans and proceeds thereof due after May 1, 2003 and all unscheduled collections on the mortgage loans and proceeds thereof received on or after May 1, 2003,

     o the underlying mortgaged properties which secure the mortgage loans as from time to time are identified as REO property and collections thereon and proceeds thereof,

     o assets that are deposited in the accounts, including the amounts on deposit in the reserve account,

     o rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

     o    proceeds upon the liquidation of any mortgage loans, and

     o    released mortgaged property proceeds.

     In addition, the sponsor will cause the note insurer to issue the note insurance policy under which the note insurer will guarantee payments to the noteholders as described under "Description of the Notes and the Trust Certificates-Insured Principal Payments" in this prospectus supplement.

Sale and Servicing of the Mortgage Loans

     The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, as described under "The Sponsor and the Master Servicer." The sponsor sold the mortgage loans upon origination to its wholly-owned subsidiary, the seller. The sponsor will direct the seller to sell the mortgage loans to the trust pursuant to a sale and servicing agreement, dated as of May 1, 2003, among the seller, the trust, the indenture trustee, the sponsor, the master servicer and the backup servicer. The master servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

     Pursuant to the terms of an indenture, dated as of May 1, 2003, between the trust and the indenture trustee, the trust will pledge the trust estate to the indenture trustee, for the benefit of the noteholders and the note insurer, and issue the notes.

Issuance of the Note Insurance Policy

     The note insurer will issue the note insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of May 30, 2003, among the note insurer, the master servicer, the trust and the sponsor.

                               The Mortgage Loans

General

     Each mortgage loan in the trust will be assigned to either Group I, Group II or Group III. Each of the mortgage loans in Group I has a fixed mortgage interest rate secured by a first lien on the related mortgaged property. Each mortgage loan in Group II and Group III has an adjustable mortgage interest rate secured by a first lien on the related mortgaged property. The Class A-1 Notes will be primarily secured by the mortgage loans contained in Group I, the Class A-2 Notes will be primarily secured by the mortgage loans contained in Group II and the Class A-3 Notes will be primarily secured by the mortgage loans contained in Group III.

     The mortgage loans were made for the purpose of purchasing a new home, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower's equity in the mortgaged property. Substantially all of the mortgage loans are secured by first liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. A substantial number of the mortgage loans in all three groups were originated pursuant to the sponsor's exception policy. See "The Sponsor and the Master Servicer - Underwriting" in this prospectus supplement.

     The statistical information presented in this prospectus supplement is computed based on the Cut-off Date Principal Balance of the mortgage loans in the related group. All percentages are calculated based on the aggregate Cut-off Date Principal Balance of the mortgage loans in the related group.

     The aggregate Cut-off Date Principal Balance of the Group I mortgage loans was $104,201,981, the aggregate Cut-off Date Principal Balance of the Group II mortgage loans was $110,037,463, and the aggregate Cut-off Date Principal Balance of the Group III mortgage loans was $88,809,171.

     As of the Cut-off Date, with respect to the mortgage loans in Group I, no mortgage loan had a remaining term to maturity greater than 30 years, none of the mortgage loans were 30 or more days delinquent, each of the mortgage loans was an "actuarial" loan and each of the mortgage loans was secured by a first lien on the related mortgaged property. As of the Cut-off Date, with respect to the mortgage loans in Group II, no mortgage loan had a remaining term to maturity of greater than 30 years, none of the mortgage loans were 30 or more days delinquent, each of the mortgage loans was an "actuarial" loan, and each of the mortgage loans was secured by a first lien on the related mortgaged property. As of the Cut-off Date, with respect to the mortgage loans in Group III, no mortgage loan had a remaining term to maturity of greater than 30 years, none of the mortgage loans were 30 or more days delinquent, each of the mortgage loans was an "actuarial" loan, and each of the mortgage loans was secured by a first lien on the related mortgaged property.

     As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately 77.24%, the weighted average interest rate of the mortgage loans was approximately 7.38% per annum and the weighted average remaining term to maturity was approximately 312 months, with a weighted average seasoning of approximately 1 month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately 79.28%, the weighted average interest rate was approximately 7.30% per annum, the weighted average remaining term to maturity was approximately 359 months, with a weighted average seasoning of approximately 1 month. As of the Cut-off Date, with respect to the mortgage loans in Group III, the weighted average loan-to-value ratio of the mortgage loans was approximately 79.23%, the weighted average interest rate was approximately 7.31% per annum, the weighted average remaining term to maturity was approximately 359 months, with a weighted average seasoning of approximately 1 month.

     All of the mortgage loans impose a prepayment penalty fee for early full or partial prepayments during a period ranging from one to five years from the date of origination. These prepayment penalty fees are generally calculated as a specified percentage of, or a specified number of months of interest, at the related mortgage interest rate, on the original principal balance of the mortgage loan, the outstanding principal balance of the mortgage loan, or a specified percentage of the amount prepaid.

     Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are "high cost" loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans have been originated on or after October 1, 2002 and encumber property located in Georgia.

     All of the Group II mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group II mortgage loans will be subject with respect to the Home Ownership and Equity Protection Act of 1994 or any comparable state law, (2) none of the proceeds from any of the Group II mortgage loans will be used to finance single premium credit life insurance policies, (3) the master servicer will accurately and fully report its borrower credit files to the three largest credit repositories in a timely manner, (4) none of the Group II mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan and (5) the principal balance at origination may not exceed $322,700 for single family residences in most states, $413,100 for two-family residences, $499,300 for three-family residences and $620,500 for four-family residences.

     The LTVs described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of the related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Group I Mortgage Loans

     The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of all of the Group I mortgage loans.

     As of the Cut-off Date, the Group I mortgage loans had the following characteristics:

     o    the aggregate Cut-off Date Principal Balance was $104,201,981,

     o there were 826 mortgage loans under which the related mortgaged properties are located in 35 states,

     o the minimum Cut-off Date Principal Balance was $23,500, the maximum Cut-off Date Principal Balance was $398,842 and the average Cut-off Date Principal Balance was approximately $126,153,

     o the mortgage interest rates ranged from 5.88% to 10.60% per annum, and the weighted average mortgage interest rate was approximately 7.38% per annum,

     o the original terms to stated maturity ranged from 120 months to 360 months and the weighted average original term to stated maturity was approximately 313 months,

     o the remaining terms to stated maturity ranged from 118 months to 360 months and the weighted average remaining term to stated maturity was approximately 312 months,

     o approximately 84.14% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 15.86% of the mortgage loans are balloon loans,

     o the LTVs ranged from 10.20% to 90.00% and the weighted average LTV was approximately 77.24%,

     o the age of the mortgage loans ranged from 0 months to 4 months and the weighted average age was approximately 1 month,

     o all of the mortgage loans are secured by first liens on the related mortgaged properties, and

     o approximately 39.65%, 11.87% and 6.39% of the mortgage loans are secured by mortgaged properties located in the states of California, Florida and New York respectively.

     The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                Geographical Distribution of Mortgaged Properties
                             Group I Mortgage Loans

                                                                       Aggregate             Percentage of Aggregate
                                      Number of Mortgage              Cut-off Date                Cut-off Date
               State                        Loans                  Principal Balance            Principal Balance
-----------------------------------  --------------------  ------------------------------  ------------------------------
Arizona                                       35                     $3,630,513.31                     3.48%
California                                   250                     41,311,090.32                    39.65
Colorado                                      10                      1,285,192.86                     1.23
Connecticut                                   12                      1,874,788.48                     1.80
Delaware                                       2                        182,000.00                     0.17
Florida                                      123                     12,363,847.53                    11.87
Idaho                                          3                        260,734.51                     0.25
Illinois                                      15                      2,232,438.41                     2.14
Indiana                                       37                      3,191,155.36                     3.06
Kansas                                         1                         94,787.27                     0.09
Kentucky                                      25                      2,075,751.26                     1.99
Louisiana                                      4                        372,779.74                     0.36
Massachusetts                                  6                        974,214.88                     0.93
Maryland                                       6                      1,205,160.88                     1.16
Michigan                                      20                      2,164,451.80                     2.08
Minnesota                                      1                        123,603.12                     0.12
Missouri                                      17                      1,610,656.27                     1.55
Mississippi                                    5                        342,138.72                     0.33
North Carolina                                 1                        191,684.25                     0.18
New Hampshire                                  6                        835,531.97                     0.80
New Jersey                                     4                        764,665.88                     0.73
New Mexico                                     1                         88,838.64                     0.09
Nevada                                        11                      1,652,796.17                     1.59
New York                                      50                      6,662,149.63                     6.39
Ohio                                          22                      2,411,036.62                     2.31
Oklahoma                                      28                      2,015,607.99                     1.93
Oregon                                        21                      2,413,825.83                     2.32
Pennsylvania                                  37                      4,350,913.66                     4.18
Rhode Island                                   2                        249,647.38                     0.24
Texas                                         12                        950,978.41                     0.91
Utah                                           5                        476,896.10                     0.46
Virginia                                      14                      1,616,859.94                     1.55
Washington                                    33                      3,660,947.09                     3.51
Wisconsin                                      6                        438,405.45                     0.42
Wyoming                                        1                        125,891.51                     0.12
                                     --------------------  ------------------------------  ------------------------------
Total                                        826                   $104,201,981.24                   100.00%
                                     ====================  ==============================  ==============================

                    Range of Cut-off Date Principal Balances
                             Group I Mortgage Loans

                                                                     Aggregate                  Percentage of Aggregate
       Range of Cut-off Date              Number of                 Cut-off Date                      Cut-off Date
      Principal Balances ($)            Mortgage Loans           Principal Balance                 Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------------
0.01 - 40,000.00                              14                      $479,998.76                         0.46%
40,000.01 - 60,000.00                         80                     4,226,817.80                         4.06
60,000.01 - 80,000.00                        140                     9,909,273.89                         9.51
80,000.01 - 100,000.00                       138                    12,405,091.15                        11.90
100,000.01 - 125,000.00                      142                    16,146,104.56                        15.50
125,000.01 - 150,000.00                       96                    13,115,450.55                        12.59
150,000.01 - 200,000.00                      106                    18,445,939.75                        17.70
200,000.01 - 250,000.00                       56                    12,703,867.69                        12.19
250,000.01 - 300,000.00                       26                     7,100,697.16                         6.81
300,000.01 - 350,000.00                       18                     5,920,762.59                         5.68
350,000.01 - 400,000.00                       10                     3,747,977.34                         3.60
                                     --------------------  ------------------------------    ------------------------------
Total:                                       826                  $104,201,981.24                       100.00%
                                     ====================  ==============================    ==============================

                               Range of LTV Ratios
                             Group I Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
      Range of LTV Ratios (%)           Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------------
10.01 - 15.00                                  1                       $49,917.54                        0.05%
15.01 - 20.00                                  3                       191,449.09                        0.18
20.01 - 25.00                                  4                       368,047.12                        0.35
25.01 - 30.00                                  6                       418,858.81                        0.40
30.01 - 35.00                                  6                       364,388.55                        0.35
35.01 - 40.00                                 11                     1,073,041.45                        1.03
40.01 - 45.00                                  6                       505,273.21                        0.48
45.01 - 50.00                                 13                     1,169,195.76                        1.12
50.01 - 55.00                                 14                     1,352,085.06                        1.30
55.01 - 60.00                                 19                     2,471,337.75                        2.37
60.01 - 65.00                                 32                     3,640,338.16                        3.49
65.01 - 70.00                                 61                     8,900,465.28                        8.54
70.01 - 75.00                                 79                     9,375,795.40                        9.00
75.01 - 80.00                                292                    38,826,282.13                       37.26
80.01 - 85.00                                135                    17,682,826.92                       16.97
85.01 - 90.00                                144                    17,812,679.01                       17.09
                                     --------------------  ------------------------------    ------------------------------
Total:                                       826                  $104,201,981.24                      100.00%
                                     ====================  ==============================    ==============================

                          Range of Gross Interest Rates
                             Group I Mortgage Loans

                                                                     Aggregate                 Percentage of Aggregate
          Range of Gross                  Number of                 Cut-off Date                    Cut-off Date
        Interest Rates (%)              Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
5.751 - 6.000                                 6                      $776,063.59                        0.74%
6.001 - 6.250                                18                     2,295,219.17                        2.20
6.251 - 6.500                                42                     6,614,991.60                        6.35
6.501 - 6.750                                67                    10,563,888.26                       10.14
6.751 - 7.000                               166                    22,128,108.96                       21.24
7.001 - 7.250                                76                    10,753,132.31                       10.32
7.251 - 7.500                               116                    14,742,637.05                       14.15
7.501 - 7.750                                83                     9,863,887.31                        9.47
7.751 - 8.000                               100                    11,496,898.39                       11.03
8.001 - 8.250                                28                     2,837,185.63                        2.72
8.251 - 8.500                                58                     6,381,152.92                        6.12
8.501 - 8.750                                27                     2,690,582.62                        2.58
8.751 - 9.000                                20                     1,762,613.90                        1.69
9.001 - 9.250                                 7                       510,458.17                        0.49
9.251 - 9.500                                 4                       225,626.73                        0.22
9.501 - 9.750                                 4                       340,672.38                        0.33
9.751 - 10.000                                2                        83,140.31                        0.08
10.001 - 10.250                               1                        90,721.94                        0.09
10.501 - 10.750                               1                        45,000.00                        0.04
                                     --------------------  ------------------------------    ----------------------------
Total:                                      826                  $104,201,981.24                      100.00%
                                     ====================  ==============================    ============================

                       Range of Original Terms to Maturity
                             Group I Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
      Range of Original Terms             Number of                 Cut-off Date                    Cut-off Date
            (in months)                 Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
97 - 120                                      3                       $342,042.82                      0.33%
169 - 192                                   215                     24,003,084.38                     23.04
217 - 240                                    36                      4,068,023.52                      3.90
289 - 312                                     2                        238,067.32                      0.23
337 - 360                                   570                     75,550,763.20                     72.50
                                     --------------------  ------------------------------    ----------------------------
Total:                                      826                   $104,201,981.24                    100.00%
                                     ====================  ==============================    ============================

                      Range of Remaining Terms to Maturity
                             Group I Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
     Range of Remaining Terms             Number of                 Cut-off Date                    Cut-off Date
            (in months)                 Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
115 - 120                                       3                    $342,042.82                       0.33%
175 - 180                                     215                  24,003,084.38                      23.04
235 - 240                                      36                   4,068,023.52                       3.90
295 - 300                                       2                     238,067.32                       0.23
355 - 360                                     570                  75,550,763.20                      72.50
                                     --------------------  ------------------------------    ----------------------------
Total:                                        826                $104,201,981.24                     100.00%
                                     ====================  ==============================    ============================

                       Distribution by Amortization Types
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
        Amortization Types              Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
Balloon                                       135                  $16,522,844.38                      15.86%
Fully Amortizing                              691                   87,679,136.86                      84.14
                                     --------------------  ------------------------------    ----------------------------
Total:                                        826                 $104,201,981.24                     100.00%
                                     ====================  ==============================    ============================

                        Distribution by Occupancy Status
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
         Occupancy Status               Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
Owner Occupied                                774                  $98,874,567.74                      94.89%
Non-Owner Occupied                             52                    5,327,413.50                       5.11
                                     --------------------  ------------------------------    ----------------------------
Total:                                        826                 $104,201,981.24                     100.00%
                                     ====================  ==============================    ============================

                         Distribution by Property Types
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
          Property Types                Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
Single Family                                713                    $89,083,313.86                    85.49%
PUD                                           38                      5,677,183.83                     5.45
Condo                                         49                      5,648,085.39                     5.42
2-4 Family                                    16                      2,732,518.29                     2.62
Townhouse                                      8                        851,210.16                     0.82
Manufactured Housing                           1                         99,045.51                     0.10
Modular Home                                   1                        110,624.20                     0.11
                                     --------------------  ------------------------------    ----------------------------
Total:                                       826                   $104,201,981.24                   100.00%
                                     ====================  ==============================    ============================

                            Distribution of Seasoning
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
          Months Elapsed                   Number of                Cut-off Date                    Cut-off Date
         Since Origination              Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
0                                            125                    $13,780,014.00                    13.22%
1                                            384                     49,777,033.86                    47.77
2                                            271                     35,045,399.49                    33.63
3                                             43                      5,222,685.55                     5.01
4                                              3                        376,848.34                     0.36
                                     --------------------  ------------------------------    ----------------------------
Total:                                       826                   $104,201,981.24                   100.00%
                                     ====================  ==============================    ============================

                            Prepayment Penalty Terms
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
        Prepayment Penalty                 Number of                Cut-off Date                   Cut-off Date
         Terms (in years)               Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
1                                             54                    $7,395,978.46                       7.10%
2                                              2                       329,491.34                       0.32
2.5                                            1                       191,684.25                       0.18
3                                            193                    26,319,742.46                      25.26
4                                              5                       501,857.11                       0.48
5                                            571                    69,463,227.62                      66.66
                                     --------------------  ------------------------------    ----------------------------
Total:                                       826                  $104,201,981.24                     100.00%
                                     ====================  ==============================    ============================

                                  Loan Purposes
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
           Loan Purposes                Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
Cash Out Refinance                           588                     $74,167,948.55                    71.18%
Rate/Term Refinance                          154                      18,717,794.72                    17.96
Purchase                                      82                      10,823,023.41                    10.39
Construction Permanent                         2                         493,214.56                     0.47
                                     --------------------  ------------------------------    ----------------------------
Total:                                       826                    $104,201,981.24                   100.00%
                                     ====================  ==============================    ============================

                            Loan Documentation Types
                             Group I Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
     Loan Documentation Types           Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ----------------------------
Full                                         668                     $79,982,973.39                   76.76%
Stated                                       153                      23,564,743.49                   22.61
Limited                                        5                         654,264.36                    0.63
                                     --------------------  ------------------------------    ----------------------------
Total:                                       826                    $104,201,981.24                  100.00%
                                     ====================  ==============================    ============================

                           Distribution of FICO Scores
                             Group I Mortgage Loans

                                                                      Aggregate             Percentage of Aggregate
                                            Number of                Cut-off Date                Cut-off Date
            FICO Scores                  Mortgage Loans           Principal Balance            Principal Balance
-----------------------------------  --------------------  ------------------------------   ------------------------
520 - 539                                      18                     $1,837,222.98                   1.76%
540 - 559                                      27                      3,201,295.27                   3.07
560 - 579                                      48                      5,510,241.49                   5.29
580 - 599                                      95                     10,274,132.78                   9.86
600 - 619                                     126                     14,736,471.72                  14.14
620 - 639                                     149                     18,331,765.48                  17.59
640 - 659                                     137                     18,961,427.14                  18.20
660 - 679                                     111                     15,591,256.10                  14.96
680 - 699                                      45                      6,678,164.01                   6.41
700 - 719                                      29                      4,294,412.47                   4.12
720 - 739                                      14                      1,763,120.18                   1.69
740 - 759                                      15                      1,949,410.38                   1.87
760 - 779                                       6                        588,005.88                   0.56
780 - 799                                       4                        345,780.07                   0.33
800 - 819                                       2                        139,275.29                   0.13
                                     --------------------  ------------------------------   ------------------------
Total:                                        826                   $104,201,981.24                 100.00%
                                     ====================  ==============================   ========================

The Group II Mortgage Loans

      The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of all of the Group II mortgage loans.

      As of the Cut-off Date, Group II mortgage loans had the following characteristics:

      o     the aggregate Cut-off Date Principal Balance was $110,037,463,

      o there were 704 mortgage loans under which the related mortgaged properties are located in 31 states,

      o the minimum Cut-off Date Principal Balance was $24,000, the maximum Cut-off Date Principal Balance was $319,796 and the average Cut-off Date Principal Balance was approximately $156,303,

      o the mortgage interest rates ranged from 5.50% to 10.99% per annum, and the weighted average mortgage interest rate was approximately 7.30% per annum,

      o the gross margins ranged from 4.00% to 9.00% and the weighted average gross margin was approximately 5.98%,

      o the maximum rates ranged from 12.50% to 17.99% per annum and the weighted average maximum rate was approximately 14.30% per annum,

      o the minimum rates ranged from 5.50% to 10.99% per annum and the weighted average minimum rate was approximately 7.30% per annum,

      o the original terms to stated maturity ranged from 240 months to 360 months and the weighted average original term to stated maturity was approximately 360 months,

      o the remaining terms to stated maturity ranged from 238 months to 360 months and the weighted average remaining term to stated maturity was approximately 359 months,

      o the age of the mortgage loans ranged from 0 months to 26 months and the weighted average age of the mortgage loans was approximately 1 month,

      o approximately 18.71% of the mortgage loans were 2/28 loans and approximately 81.29% of the mortgage loans were 3/27 loans,

      o all of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates,

      o the LTVs ranged from 30.94% to 90.00% and the weighted average LTV was approximately 79.28%,

      o all of the mortgage loans are secured by first liens on the related mortgaged properties, and

      o     all of the mortgage loans had an initial periodic cap of 1.50%,

      o     all of the mortgage loans had a subsequent periodic cap of 1.50%,

      o approximately 46.89% and 7.51% of the mortgage loans are secured by mortgaged properties located in the states of California and Florida respectively.

      The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                Geographical Distribution of Mortgaged Properties
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                Cut-off Date                    Cut-off Date
              State                    Mortgage Loans            Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Arizona                                       36                     $4,749,450.19                     4.32%
California                                   248                     51,599,221.65                    46.89
Colorado                                      15                      2,206,279.42                     2.01
Connecticut                                   16                      2,454,869.96                     2.23
Delaware                                       1                        131,728.42                     0.12
Florida                                       70                      8,262,299.62                     7.51
Idaho                                          6                        651,449.45                     0.59
Illinois                                      26                      3,612,703.47                     3.28
Indiana                                       18                      1,697,002.82                     1.54
Kansas                                         5                        521,556.79                     0.47
Kentucky                                      12                      1,221,340.16                     1.11
Louisiana                                      4                        354,588.16                     0.32
Maryland                                      15                      2,842,443.88                     2.58
Massachusetts                                 14                      2,209,614.31                     2.01
Michigan                                      23                      2,555,007.91                     2.32
Minnesota                                      7                        914,601.26                     0.83
Missouri                                      31                      3,466,715.96                     3.15
Mississippi                                    2                        152,109.52                     0.14
North Carolina                                 2                        416,971.49                     0.38
New Hampshire                                  4                        553,354.79                     0.50
New Jersey                                    15                      2,098,497.22                     1.91
Nevada                                        10                      1,571,346.60                     1.43
Ohio                                          22                      2,314,593.62                     2.10
Oklahoma                                       2                        138,532.72                     0.13
Oregon                                        21                      2,743,720.31                     2.49
Pennsylvania                                  14                      1,838,264.79                     1.67
Rhode Island                                   3                        359,774.28                     0.33
Texas                                         12                      1,559,512.44                     1.42
Utah                                           9                      1,041,403.00                     0.95
Virginia                                      22                      3,075,576.76                     2.80
Washington                                    19                      2,722,932.22                     2.47
                                     --------------------  ------------------------------   ------------------------
Total:                                       704                   $110,037,463.19                   100.00%
                                     ====================  ==============================   ========================

                    Range of Cut-off Date Principal Balances
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
       Range of Cut-off Date               Number of                Cut-off Date                    Cut-off Date
      Principal Balances ($)            Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
0.01 - 40,000.00                               2                       $61,377.34                       0.06%
40,000.01 - 60,000.00                         16                       868,995.75                       0.79
60,000.01 - 80,000.00                         61                     4,360,466.82                       3.96
80,000.01 - 100,000.00                        88                     8,017,784.44                       7.29
100,000.01 - 125,000.00                      124                    14,070,833.17                      12.79
125,000.01 - 150,000.00                       95                    13,012,899.91                      11.83
150,000.01 - 200,000.00                      139                    24,507,664.44                      22.27
200,000.01 - 250,000.00                       93                    20,980,301.12                      19.07
250,000.01 - 300,000.00                       66                    17,948,777.98                      16.31
300,000.01 - 350,000.00                       20                     6,208,362.22                       5.64
                                     --------------------  ------------------------------   ------------------------
Total:                                       704                  $110,037,463.19                     100.00%
                                     ====================  ==============================   ========================

                               Range of LTV Ratios
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
      Range of LTV Ratios (%)           Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
30.01 - 35.00                                  1                       $99,000.00                       0.09%
35.01 - 40.00                                  2                       284,843.77                       0.26
40.01 - 45.00                                  3                       327,908.98                       0.30
45.01 - 50.00                                  5                       696,824.07                       0.63
50.01 - 55.00                                  7                       960,613.07                       0.87
55.01 - 60.00                                 11                     1,754,983.61                       1.59
60.01 - 65.00                                 15                     2,336,684.07                       2.12
65.01 - 70.00                                 37                     5,003,115.68                       4.55
70.01 - 75.00                                 42                     5,740,020.37                       5.22
75.01 - 80.00                                405                    66,333,326.88                      60.28
80.01 - 85.00                                 82                    12,491,616.59                      11.35
85.01 - 90.00                                 94                    14,008,526.10                      12.73
                                     --------------------  ------------------------------   ------------------------
Total:                                       704                  $110,037,463.19                     100.00%
                                     ====================  ==============================   ========================

                          Range of Gross Interest Rates
                             Group II Mortgage Loans

                                                                       Aggregate                Percentage of Aggregate
           Range of Gross                    Number of                Cut-off Date                   Cut-off Date
         Interest Rates (%)               Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------    --------------------  ------------------------------    ------------------------
  5.251 -  5.500                                  1                      $238,400.00                      0.22%
  5.501 -  5.750                                  1                       231,757.78                      0.21
  5.751 -  6.000                                  4                       685,175.57                      0.62
  6.001 -  6.250                                 30                     5,874,866.18                      5.34
  6.251 -  6.500                                 66                    13,177,888.91                     11.98
  6.501 -  6.750                                 61                    10,024,882.94                      9.11
  6.751 -  7.000                                127                    19,898,282.17                     18.08
  7.001 -  7.250                                 64                    10,841,102.08                      9.85
  7.251 -  7.500                                 93                    14,598,437.17                     13.27
  7.501 -  7.750                                 73                    10,078,518.22                      9.16
  7.751 -  8.000                                 80                    10,988,726.71                      9.99
  8.001 -  8.250                                 28                     3,901,569.29                      3.55
  8.251 -  8.500                                 25                     3,192,550.40                      2.90
  8.501 -  8.750                                 16                     2,232,993.56                      2.03
  8.751 -  9.000                                 20                     2,416,459.83                      2.20
  9.001 -  9.250                                  4                       439,781.92                      0.40
  9.251 -  9.500                                  3                       290,807.05                      0.26
  9.501 -  9.750                                  2                       169,124.06                      0.15
  9.751 - 10.000                                  4                       412,744.78                      0.38
 10.001 - 10.250                                  1                        83,000.00                      0.08
 10.751 - 11.000                                  1                       260,394.57                      0.24
                                        --------------------  ------------------------------    ------------------------
  Total:                                        704                  $110,037,463.19                    100.00%
                                        ====================  ==============================    ========================

                             Range of Gross Margins
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
                                           Number of                Cut-off Date                    Cut-off Date
    Range of Gross Margins (%)          Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
3.501 - 4.000                                  1                      $238,400.00                      0.22%
4.001 - 4.500                                  5                       916,933.35                      0.83
4.501 - 5.000                                 71                    14,028,203.37                     12.75
5.001 - 5.500                                144                    23,428,438.55                     21.29
5.501 - 6.000                                164                    26,635,564.45                     24.21
6.001 - 6.500                                151                    22,005,709.25                     20.00
6.501 - 7.000                                 98                    14,370,199.04                     13.06
7.001 - 7.500                                 40                     4,931,380.55                      4.48
7.501 - 8.000                                 20                     2,197,527.94                      2.00
8.001 - 8.500                                  5                       635,279.24                      0.58
8.501 - 9.000                                  5                       649,827.45                      0.59
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                  $110,037,463.19                    100.00%
                                     ====================  ==============================    ========================

                    Range of Maximum Mortgage Interest Rates
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
     Range of Maximum Mortgage             Number of                Cut-off Date                    Cut-off Date
        Interest Rates (%)              Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
12.001 - 12.500                                1                      $238,400.00                       0.22%
12.501 - 13.000                                5                       916,933.35                       0.83
13.001 - 13.500                               96                    19,052,755.09                      17.31
13.501 - 14.000                              188                    29,923,165.11                      27.19
14.001 - 14.500                              157                    25,439,539.25                      23.12
14.501 - 15.000                              153                    21,067,244.93                      19.15
15.001 - 15.500                               53                     7,094,119.69                       6.45
15.501 - 16.000                               36                     4,649,453.39                       4.23
16.001 - 16.500                                7                       730,588.97                       0.66
16.501 - 17.000                                6                       581,868.84                       0.53
17.001 - 17.500                                1                        83,000.00                       0.08
17.501 - 18.000                                1                       260,394.57                       0.24
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                  $110,037,463.19                     100.00%
                                     ====================  ==============================    ========================

                    Range of Minimum Mortgage Interest Rates
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
Range of Minimum Mortgage Interest         Number of                Cut-off Date                    Cut-off Date
             Rates (%)                  Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
   5.001 - 5.500                               1                       $238,400.00                      0.22%
   5.501 - 6.000                               5                        916,933.35                      0.83
   6.001 - 6.500                              96                     19,052,755.09                     17.31
   6.501 - 7.000                             188                     29,923,165.11                     27.19
   7.001 - 7.500                             157                     25,439,539.25                     23.12
   7.501 - 8.000                             153                     21,067,244.93                     19.15
   8.001 - 8.500                              53                      7,094,119.69                      6.45
   8.501 - 9.000                              36                      4,649,453.39                      4.23
   9.001 - 9.500                               7                        730,588.97                      0.66
   9.501- 10.000                               6                        581,868.84                      0.53
 10.001 -10.500                                1                         83,000.00                      0.08
 10.501 -11.000                                1                        260,394.57                      0.24
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                   $110,037,463.19                    100.00%
                                     ====================  ==============================    ========================

                    Month and Year of Next Rate Change Dates
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
Month and Year of Next Rate Change    Number of Mortgage            Cut-off Date                    Cut-off Date
               Dates                         Loans                Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
September 2003                                 1                       $106,311.90                      0.10%
January 2004                                   1                        260,394.57                      0.24
December 2004                                  1                        103,592.45                      0.09
February 2005                                  5                        526,907.33                      0.48
March 2005                                    29                      4,729,260.70                      4.30
April 2005                                    45                      8,109,585.26                      7.37
May 2005                                      40                      6,749,891.00                      6.13
January 2006                                   2                        283,765.01                      0.26
February 2006                                 38                      5,037,395.28                      4.58
March 2006                                   179                     27,247,888.73                     24.76
April 2006                                   253                     40,658,171.96                     36.95
May 2006                                     110                     16,224,299.00                     14.74
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                   $110,037,463.19                    100.00%
                                     ====================  ==============================    ========================

                       Range of Original Terms to Maturity
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
      Range of Original Terms              Number of                Cut-off Date                    Cut-off Date
            (in months)                 Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
217 - 240                                      1                       $60,991.47                       0.06%
337 - 360                                    703                   109,976,471.72                      99.94
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                  $110,037,463.19                     100.00%
                                     ====================  ==============================    ========================

                      Range of Remaining Terms to Maturity
                             Group II Mortgage Loans

                                                                      Aggregate               Percentage of Aggregate
     Range of Remaining Terms              Number of                Cut-off Date                    Cut-off Date
            (in months)                 Mortgage Loans            Principal Balance              Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
235 - 354                                      3                       $427,697.94                       0.39%
355 - 360                                    701                    109,609,765.25                      99.61
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                   $110,037,463.19                     100.00%
                                     ====================  ==============================    ========================

                        Distribution by Occupancy Status
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                Cut-off Date                    Cut-off Date
         Occupancy Status               Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Owner Occupied                               682                   $107,226,248.65                    97.45%
Non-Owner Occupied                            22                      2,811,214.54                     2.55
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                   $110,037,463.19                   100.00%
                                     ====================  ==============================    ========================

                         Distribution by Property Types
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
          Property Types                Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Single Family                                535                     $83,222,476.53                     75.63%
PUD                                           77                      13,178,588.01                     11.98
Condo                                         81                      12,134,037.06                     11.03
2-4 Family                                     6                       1,000,262.33                      0.91
Townhouse                                      4                         366,323.31                      0.33
Manufactured Housing                           1                         135,775.95                      0.12
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                    $110,037,463.19                    100.00%
                                     ====================  ==============================    ========================

                            Distribution of Seasoning
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
Months Elapsed                        Number of Mortgage            Cut-off Date                    Cut-off Date
Since Origination                           Loans                Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
0 - 1                                        448                     $71,741,947.22                    65.20%
2 - 3                                        251                      37,541,452.04                    34.12
4 - 37                                         5                         754,063.93                     0.69
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                    $110,037,463.19                   100.00%
                                     ====================  ==============================    ========================

                               Mortgage Loan Types
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
        Mortgage Loan Types             Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
3/27 ARM (Libor)                             582                     $89,451,519.98                   81.29%
2/28 ARM (Libor)                             122                      20,585,943.21                   18.71
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                    $110,037,463.19                  100.00%
                                     ====================  ==============================    ========================

                            Prepayment Penalty Terms
                             Group II Mortgage Loans

            Prepayment                                               Aggregate                Percentage of Aggregate
           Penalty Terms                  Number of                 Cut-off Date                    Cut-off Date
            (in years)                  Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
1                                             22                     $4,139,772.59                      3.76%
1.5                                            2                        256,812.33                      0.23
2                                             78                     14,077,179.31                     12.79
2.5                                            3                        568,171.49                      0.52
3                                            599                     90,995,527.47                     82.70
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                   $110,037,463.19                    100.00%
                                     ====================  ==============================    ========================

                                  Loan Purposes
                             Group II Mortgage Loans

                                                                     Aggregate                     Percentage of
                                          Number of                 Cut-off Date               Cut-off Date Aggregate
           Loan Purposes                Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Cash Out Refinance                           352                     $53,538,418.16                    48.65%
Purchase                                     293                      47,936,784.43                    43.56
Rate/Term Refinance                           59                       8,562,260.60                     7.78
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                    $110,037,463.19                   100.00%
                                     ====================  ==============================    ========================

                            Loan Documentation Types
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
     Loan Documentation Types           Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Full                                         542                     $82,211,282.11                    74.71%
Stated                                       162                      27,826,181.08                    25.29
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                    $110,037,463.19                   100.00%
                                     ====================  ==============================    ========================

                           Distribution of FICO Scores
                             Group II Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                Cut-off Date                    Cut-off Date
            FICO Scores                 Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
460 - 499                                      1                       $260,394.57                    0.24%
520 - 539                                     19                      1,960,078.48                    1.78
540 - 559                                     39                      5,418,597.47                    4.92
560 - 579                                     48                      6,724,911.72                    6.11
580 - 599                                     71                     10,642,326.65                    9.67
600 - 619                                     89                     13,175,847.92                   11.97
620 - 639                                    156                     25,474,187.77                   23.15
640 - 659                                    121                     18,874,427.38                   17.15
660 - 679                                     72                     11,727,429.48                   10.66
680 - 699                                     39                      6,965,109.21                    6.33
700 - 719                                     17                      3,074,090.47                    2.79
720 - 739                                     12                      2,253,916.52                    2.05
740 - 759                                     11                      1,765,826.15                    1.60
760 - 779                                      8                      1,537,262.31                    1.40
780 - 799                                      1                        183,057.09                    0.17
                                     --------------------  ------------------------------    ------------------------
Total:                                       704                   $110,037,463.19                  100.00%
                                     ====================  ==============================    ========================

The Group III Mortgage Loans

      The following section describes the statistical characteristics of the Group III mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of all of the Group III mortgage loans.

      As of the Cut-off Date, the Group III mortgage loans had the following characteristics:

      o the aggregate Cut-off Date Principal Balance was approximately $88,809,171,

      o there were 485 mortgage loans under which the related mortgaged properties are located in 33 states,

      o the minimum Cut-off Date Principal Balance was $46,000, the maximum Cut-off Date Principal Balance was $500,000 and the average Cut-off Date Principal Balance was approximately $183,112,

      o the mortgage interest rates ranged from 5.88% to 9.99% per annum, and the weighted average mortgage interest rate was approximately 7.31% per annum,

      o the gross margins ranged from 4.38% to 8.99% and the weighted average gross margin was approximately 5.99%,

      o the maximum rates ranged from 12.88% to 16.99% per annum and the weighted average maximum rate was approximately 14.31% per annum,

      o the minimum rates ranged from 5.88% to 9.99% per annum and the weighted average minimum rate was approximately 7.31% per annum,

      o each mortgage loan had an original term to stated maturity of 240 or 360 months,

      o the remaining terms to stated maturity ranged from 239 months to 360 months and the weighted average remaining term to stated maturity was approximately 359 months,

      o the age of the mortgage loans ranged from 0 months to 6 months and the weighted average age of the mortgage loans was approximately 1 month,

      o approximately 23.90% of the mortgage loans were 2/28 loans and approximately 76.10% of the mortgage loans were 3/27 loans,

      o all of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates,

      o the LTVs ranged from 19.38% to 90.00% and the weighted average LTV was approximately 79.23%,

      o all of the mortgage loans are secured by first liens on the related mortgaged properties, and

      o     all of the mortgage loans had an initial periodic cap of 1.50%,

      o     all of the mortgage loans had a subsequent periodic cap of 1.50%,

      o approximately 50.39% of the mortgage loans are secured by mortgaged properties located in the state of California.

The following tables set forth certain information with respect to the Group III mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of the Group III mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                Geographical Distribution of Mortgaged Properties
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                Cut-off Date                    Cut-off Date
               State                    Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Arizona                                       26                     $3,577,717.05                     4.03%
California                                   186                     44,752,206.87                    50.39
Colorado                                       6                      1,102,278.79                     1.24
Connecticut                                   12                      1,874,318.04                     2.11
Delaware                                       1                         84,099.01                     0.09
Florida                                       31                      3,943,000.87                     4.44
Idaho                                          3                        358,115.26                     0.40
Illinois                                      19                      2,442,762.68                     2.75
Indiana                                        8                        674,541.06                     0.76
Kansas                                         4                        325,500.81                     0.37
Kentucky                                       7                        595,077.70                     0.67
Louisiana                                      1                         73,292.78                     0.08
Maryland                                      10                      2,278,186.02                     2.57
Massachusetts                                 14                      3,049,712.05                     3.43
Michigan                                      14                      1,825,911.25                     2.06
Minnesota                                      9                      1,878,307.25                     2.11
Missouri                                      11                      1,070,167.45                     1.21
Mississippi                                    1                         66,319.26                     0.07
North Carolina                                 1                        238,252.43                     0.27
New Hampshire                                  1                        171,581.55                     0.19
New Jersey                                    15                      3,492,356.35                     3.93
Nevada                                        10                      1,663,396.37                     1.87
Ohio                                          16                      1,611,275.08                     1.81
Oklahoma                                       1                         91,121.48                     0.10
Oregon                                        15                      2,306,805.90                     2.60
Pennsylvania                                  10                      1,349,167.01                     1.52
Rhode Island                                   3                        351,917.99                     0.40
South Carolina                                 1                        144,564.13                     0.16
Texas                                         13                      1,428,531.33                     1.61
Utah                                           7                      1,017,292.01                     1.15
Virginia                                      12                      1,854,582.53                     2.09
Washington                                    16                      3,035,574.63                     3.42
Wisconsin                                      1                         81,238.37                     0.09
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                   100.00%
                                     ====================  ==============================    ========================

                    Range of Cut-off Date Principal Balances
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
       Range of Cut-off Date              Number of                 Cut-off Date                    Cut-off Date
      Principal Balances ($)            Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
40,000.01 - 60,000.00                         10                      $550,581.95                       0.62%
60,000.01 - 80,000.00                         43                     3,070,412.16                       3.46
80,000.01 - 100,000.00                        57                     5,156,827.54                       5.81
100,000.01 - 125,000.00                       82                     9,203,499.96                      10.36
125,000.01 - 150,000.00                       64                     8,812,208.85                       9.92
150,000.01 - 200,000.00                       80                    14,058,597.25                      15.83
200,000.01 - 250,000.00                       48                    10,838,280.36                      12.20
250,000.01 - 300,000.00                       10                     2,805,257.25                       3.16
300,000.01 - 350,000.00                       33                    10,976,101.68                      12.36
350,000.01 - 400,000.00                       35                    13,119,271.20                      14.77
400,000.01 - 450,000.00                       15                     6,335,390.25                       7.13
450,000.01 - 500,000.00                        8                     3,882,742.91                       4.37
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                   $88,809,171.36                     100.00%
                                     ====================  ==============================    ========================

                               Range of LTV Ratios
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
      Range of LTV Ratios (%)           Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
15.01 - 20.00                                  1                       $62,944.42                       0.07%
30.01 - 35.00                                  1                        99,913.90                       0.11
35.01 - 40.00                                  4                       436,719.94                       0.49
40.01 - 45.00                                  1                       299,753.61                       0.34
45.01 - 50.00                                  3                       364,516.43                       0.41
50.01 - 55.00                                  4                       481,368.74                       0.54
55.01 - 60.00                                  9                     1,211,625.39                       1.36
60.01 - 65.00                                 13                     2,471,157.96                       2.78
65.01 - 70.00                                 18                     2,716,174.08                       3.06
70.01 - 75.00                                 37                     7,151,590.47                       8.05
75.01 - 80.00                                260                    52,491,591.92                      59.11
80.01 - 85.00                                 57                     8,704,674.21                       9.80
85.01 - 90.00                                 77                    12,317,140.29                      13.87
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                   $88,809,171.36                     100.00%
                                     ====================  ==============================    ========================

                          Range of Gross Interest Rates
                            Group III Mortgage Loans

                                                                    Aggregate                 Percentage of Aggregate
          Range of Gross                  Number of                Cut-off Date                    Cut-off Date
        Interest Rates (%)             Mortgage Loans           Principal Balance                Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
5.751 - 6.000                                  6                   $1,075,792.10                       1.21%
6.001 - 6.250                                 14                    3,635,064.01                       4.09
6.251 - 6.500                                 37                    7,889,450.13                       8.88
6.501 - 6.750                                 40                    8,409,744.58                       9.47
6.751 - 7.000                                105                   21,006,254.47                      23.65
7.001 - 7.250                                 35                    7,776,247.80                       8.76
7.251 - 7.500                                 77                   13,909,549.84                      15.66
7.501 - 7.750                                 39                    6,325,709.00                       7.12
7.751 - 8.000                                 54                    7,832,227.39                       8.82
8.001 - 8.250                                 15                    1,933,887.04                       2.18
8.251 - 8.500                                 26                    3,647,581.57                       4.11
8.501 - 8.750                                 11                    1,379,750.02                       1.55
8.751 - 9.000                                 17                    2,650,625.94                       2.98
9.001 - 9.250                                  2                      226,880.70                       0.26
9.251 - 9.500                                  5                      918,576.10                       1.03
9.501 - 9.750                                  1                      119,830.67                       0.13
 9.750 -10.000                                 1                       72,000.00                       0.08
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                  $88,809,171.36                     100.00%
                                     ====================  ==============================    ========================

                             Range of Gross Margins
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
    Range of Gross Margins (%)          Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
4.001 - 4.500                                  3                      $708,843.55                       0.80%
4.501 - 5.000                                 39                     8,730,973.63                       9.83
5.001 - 5.500                                107                    21,353,503.02                      24.04
5.501 - 6.000                                127                    25,843,278.84                      29.10
6.001 - 6.500                                 99                    16,552,073.74                      18.64
6.501 - 7.000                                 57                     7,831,662.89                       8.82
7.001 - 7.500                                 31                     4,372,111.36                       4.92
7.501 - 8.000                                 17                     2,688,995.82                       3.03
8.001 - 8.500                                  4                       655,728.51                       0.74
8.501 - 9.000                                  1                        72,000.00                       0.08
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                   $88,809,171.36                     100.00%
                                     ====================  ==============================    ========================

                    Range of Maximum Mortgage Interest Rates
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
     Range of Maximum Mortgage            Number of                 Cut-off Date                    Cut-off Date
        Interest Rates (%)              Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
12.501 - 13.000                                6                     $1,075,792.10                      1.21%
13.001 - 13.500                               51                     11,524,514.14                     12.98
13.501 - 14.000                              146                     29,480,703.31                     33.20
14.001 - 14.500                              112                     21,685,797.64                     24.42
14.501 - 15.000                               92                     14,093,232.13                     15.87
15.001 - 15.500                               41                      5,581,468.61                      6.28
15.501 - 16.000                               28                      4,030,375.96                      4.54
16.001 - 16.500                                7                      1,145,456.80                      1.29
16.501 - 17.000                                2                        191,830.67                      0.22
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                    Range of Minimum Mortgage Interest Rates
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
Range of Minimum Mortgage Interest        Number of                 Cut-off Date                    Cut-off Date
             Rates (%)                  Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
5.501 - 6.000                                  6                     $1,075,792.10                      1.21%
6.001 - 6.500                                 51                     11,524,514.14                     12.98
6.501 - 7.000                                145                     29,415,999.05                     33.12
7.001 - 7.500                                112                     21,685,797.64                     24.42
7.501 - 8.000                                 93                     14,157,936.39                     15.94
8.001 - 8.500                                 41                      5,581,468.61                      6.28
8.501 - 9.000                                 28                      4,030,375.96                      4.54
9.001 - 9.500                                  7                      1,145,456.80                      1.29
9.501 -10.000                                  2                        191,830.67                      0.22
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                     Month and Year of Next Rate Change Date
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
Month and Year of Next Rate Change    Number of Mortgage            Cut-off Date                    Cut-off Date
               Date                         Loans                Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
November 2004                                  1                       $423,666.16                      0.48%
January 2005                                   1                        262,990.15                      0.30
February 2005                                  3                        491,300.35                      0.55
March 2005                                    28                      5,775,336.69                      6.50
April 2005                                    40                      7,968,673.01                      8.97
May 2005                                      32                      6,305,695.00                      7.10
January 2006                                   1                        364,810.61                      0.41
February 2006                                 24                      3,872,258.88                      4.36
March 2006                                   107                     19,870,933.00                     22.37
April 2006                                   174                     30,586,916.51                     34.44
May 2006                                      74                     12,886,591.00                     14.51
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                       Range of Original Terms to Maturity
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
      Range of Original Terms             Number of                 Cut-off Date                    Cut-off Date
            (in months)                 Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
217 - 240                                      1                       $108,609.47                     0.12%
337 - 360                                    484                     88,700,561.89                    99.88
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                   100.00%
                                     ====================  ==============================    ========================

                      Range of Remaining Terms to Maturity
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
     Range of Remaining Terms             Number of                 Cut-off Date                    Cut-off Date
            (in months)                 Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
235 - 354                                      2                       $532,275.63                       0.60%
355 - 360                                    483                     88,276,895.73                      99.40
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                     100.00%
                                     ====================  ==============================    ========================

                        Distribution by Occupancy Status
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
         Occupancy Status               Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Primary Home                                 477                    $87,807,925.03                     98.87%
Non-Owner Occupied                             8                      1,001,246.33                      1.13
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                         Distribution by Property Types
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
          Property Types                Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Single Family                                379                    $70,171,680.53                     79.01%
PUD                                           53                     10,288,235.21                     11.58
Condo                                         45                      7,192,722.87                      8.10
2-4 Family                                     3                        430,222.94                      0.48
Townhouse                                      4                        645,438.29                      0.73
Modular Home                                   1                         80,871.52                      0.09
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                            Distribution of Seasoning
                            Group III Mortgage Loans

                                                                                              Percentage of Aggregate
          Months Elapsed              Number of Mortgage       Aggregate Cut-off Date               Cut-off Date
         Since Origination                  Loans                Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
0                                            106                    $19,192,286.00                      21.61%
1                                            214                     38,555,589.52                      43.41
2                                            135                     25,646,269.69                      28.88
3                                             27                      4,363,559.23                       4.91
4                                              2                        627,800.76                       0.71
6                                              1                        423,666.16                       0.48
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                     100.00%
                                     ====================  ==============================    ========================

                               Mortgage Loan Types
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
        Mortgage Loan Types             Mortgage Loans           Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
3/27 ARM (Libor)                             380                    $67,581,510.00                     76.10%
2/28 ARM (Libor)                             105                     21,227,661.36                     23.90
                                     --------------------  ------------------------------    ------------------------
Total:                                       485                    $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                            Prepayment Penalty Terms
                            Group III Mortgage Loans

            Prepayment                                               Aggregate                Percentage of Aggregate
          Penalty Terms                   Number of                 Cut-off Date                    Cut-off Date
            (in years)                 Mortgage Loans            Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
1                                            14                      $3,607,535.40                      4.06%
2                                            65                      14,473,830.31                     16.30
2.5                                           1                         110,750.00                      0.12
3                                           392                      69,288,415.19                     78.02
3.5                                           1                          81,238.37                      0.09
4                                             1                         174,870.12                      0.20
5                                            11                       1,072,531.97                      1.21
                                     --------------------  ------------------------------    ------------------------
Total:                                      485                     $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                                  Loan Purpose
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
           Loan Purpose                Mortgage Loans            Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Cash Out Refinance                          251                     $44,225,566.29                    49.80%
Purchase                                    168                      34,094,066.78                    38.39
Rate/Term Refinance                          66                      10,489,538.29                    11.81
                                     --------------------  ------------------------------    ------------------------
Total:                                      485                     $88,809,171.36                   100.00%
                                     ====================  ==============================    ========================

                            Loan Documentation Types
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                 Cut-off Date                    Cut-off Date
     Loan Documentation Types          Mortgage Loans            Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
Full                                        354                     $59,505,286.70                     67.00%
Stated                                      129                      28,982,137.56                     32.63
Limited                                       2                         321,747.10                      0.36
                                     --------------------  ------------------------------    ------------------------
Total:                                      485                     $88,809,171.36                    100.00%
                                     ====================  ==============================    ========================

                           Distribution of FICO Scores
                            Group III Mortgage Loans

                                                                     Aggregate                Percentage of Aggregate
                                          Number of                Cut-off Date                    Cut-off Date
           FICO Scores                 Mortgage Loans            Principal Balance               Principal Balance
-----------------------------------  --------------------  ------------------------------    ------------------------
520 - 539                                    15                      $2,569,404.94                     2.89%
540 - 559                                    31                       4,300,238.26                     4.84
560 - 579                                    28                       4,176,648.83                     4.70
580 - 599                                    66                      10,978,317.33                    12.36
600 - 619                                    64                      11,171,050.44                    12.58
620 - 639                                    83                      14,481,643.13                    16.31
640 - 659                                    84                      16,271,355.50                    18.32
660 - 679                                    52                      11,832,362.44                    13.32
680 - 699                                    27                       5,669,471.41                     6.38
700 - 719                                    12                       1,898,937.60                     2.14
720 - 739                                     8                       1,701,266.54                     1.92
740 - 759                                     7                       1,887,075.09                     2.12
760 - 779                                     7                       1,531,714.76                     1.72
780 - 799                                     1                         339,685.09                     0.38
                                     --------------------  ------------------------------    ------------------------
Total:                                      485                     $88,809,171.36                   100.00%
                                     ====================  ==============================    ========================

                       The Sponsor and the Master Servicer

General

      Accredited Home Lenders, Inc. ("Accredited") is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single-family residences, two- to four-family residences, condominium units, units in planned unit developments, manufactured housing units, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

      Accredited's mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

      Accredited's total annual mortgage loan production has increased steadily from $1.5 billion in 2000, $2.3 billion in 2001, and $4.3 billion in 2002. As of March 31, 2003, Accredited had 1,471 full-time employees.

      Accredited performs the servicing functions for its loan originations prior to sale or securitization and for a portion of its loan originations sold or securitized on a servicing-retained basis. As of February 28, 2003, Accredited performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $2.2 billion.

      The notes will not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor or the master servicer, nor will the mortgage loans be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Underwriting

      General. Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited's underwriting guidelines. Accredited's underwriting process is intended to assess a loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited's underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited's underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

      Brokers and Correspondents. All of Accredited's prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited's underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker's and correspondent's performance relative to issues disclosed by Accredited's quality control review, and discontinues relationships with unacceptable performers.

      Loan Applications and Credit Reports. Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

      Property Appraisals. A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited's Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. In most instances, Accredited requires a second drive-by appraisal for loan sizes between $400,000 to $500,000 and a second full appraisal for loan sizes above $500,000 or for properties that have a value of more than $650,000.

      Income and Assets Verification. Accredited's underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited's "Full Documentation," "Lite Documentation" or "Stated Income" programs. Under each of these programs, Accredited reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant's ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the last two pay stubs and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, Forms 1120 and profit and loss statements, in each case covering the preceding two years. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for "Alt2" documentation type or bank statements for the preceding 12 months acceptable for "Alt1." Under the Lite Documentation program, applicants are generally required to submit a year-to-date pay stub or personal bank statements and, in the case of self-employed applicants, profit and loss statements, in each case covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

      Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history must be verified by the related lender or landlord.

      Credit Classifications. A critical function of Accredited's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, "A+" to "C," with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called "C-" which may be assigned to a borrower with a foreclosure or bankruptcy and can still be used on an exception basis with approval from a senior corporate underwriter. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to- income ratio.

      Quality Control. Each month, Accredited's quality control department generally reviews and re-underwrites 5% to 10% of all of the loans that Accredited originates. The initial sample focuses on any loan with a first payment default or early payoff, or where fraud is suspected. Also, loans are randomly sampled from pools designated for securitization or other programs in which Accredited retains the risk of loss on the loans. The quality control department re-underwrites these loans, re-verifies the sources of income, re-verifies employment, and reviews the appraisals to ensure collateral values for the loans are supported. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only that loan, but any related loans connected to the brokers, appraisers, or other parties to the transaction in question. All findings of the quality control department are reported on a regular basis to members of senior management. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

      Loan Programs. Accredited's mortgage loans are made for the purpose of enabling borrowers to purchase new homes, refinance existing mortgage loans, consolidate debt and/or obtain cash for whatever purposes the borrowers desire. Accredited's single-family residence loans are secured by one- to four-unit primary residences, one-unit second homes, or one- to four-unit investment properties, and eligible property types are deemed to include single-family detached homes, semi-detached homes, row or townhomes, individual condominiums, individual units in planned-unit developments, manufactured housing, and leasehold estates. These collateral types are consistent with the Freddie Mac Seller-Servicer Guide for describing mortgage eligibility requirements. The mortgaged properties may be owner-occupied, second or vacation homes, or non-owner occupied investment properties.

      Accredited's loans have payment schedules based primarily upon (1) an interest rate that is constant over the life of the loan, commonly referred to as "fixed-rate loans" or (2) generally, an interest rate that is fixed for the initial two or three years and adjusts after an initial fixed period of two or three years and every six months thereafter, sometimes referred to as "adjustable-rate loans". Generally, the payments on Accredited's fixed-rate loans are calculated to fully repay the loans in 15 or 30 years, or, in the case of so-called "balloon" loans, the payments are based on a 30-year repayment schedule, but all unpaid principal is due in a larger "balloon" payment at the end of 15 years. The payments on Accredited's adjustable-rate loans are calculated to fully repay the loans in 30 years, and the payment amounts are adjusted whenever the interest rates are adjusted. Accredited's adjustable-rate loans with a two-year initial fixed-rate period are commonly referred to as "2/28's" and Accredited's adjustable-rate loans with a three-year initial fixed-rate period are commonly referred to as "3/27's".

      The interest rate adjustments on Accredited's adjustable-rate loans are determined by adding a "margin" to an "index" rate, subject to certain adjustment limitations. The "margin" is a percentage established at origination of a loan, and the "index" for Accredited's adjustable-rate loans is six-month LIBOR, and is determined as of a specified time prior to the interest adjustment date. It is common during the initial fixed-rate period of an adjustable-rate loan to allow the borrower to pay a rate lower than the margin plus the index at loan origination. Over time, the rate may adjust upward such that, eventually, the interest rate will equal the index plus the entire margin. Such adjustments are generally limited to no more than 1.5% at each adjustment date, and the interest rates may not be adjusted above or below a maximum and minimum amount specified in the loan documents. The goal is to acclimate the borrower to the repayment obligation, yet be able to achieve the fully indexed interest rate over time.

      Accredited offers a full range of subprime mortgage loan programs, and the key distinguishing features of each program are the documentation required, the LTV, the mortgage and consumer credit payment history, the property type and the credit score necessary to qualify under a particular program. Nevertheless, each program relies upon Accredited's analysis of each borrower's ability to repay, the risk that the borrower will not repay the loan, the fees and rates Accredited charges, the value of the collateral, the benefit Accredited believes it is providing to the borrower, and the loan amounts relative to the risk Accredited believes it is taking.

      The following tables set forth Accredited's loan-to-value and debt service-to-income ratio maximums for Accredited's core loan programs based upon documentation type, property type, and credit profile ("SFR" means single-family residence; "PUD" means planned unit development; and "N/O/O" means non-owner occupied):

                               Full Documentation

                                                                                         Maximum Loan-To-Value Ratios

                                                                                    Owner Occupied     Non-Owner Occupied

                                               Time Elapsed
        Maximum Mortgage                       Since                                     Rate/ Cash-         Rate/  Cash-  Max Debt
Credit  Delinquencies                          Bankruptcy or                             Term  Out           Term   Out    to Income
Level   During Last Year   Consumer Credit     Foreclosure       Property Type    Purch  Refi  Refi   Purch  Refi   Refi   Ratios
A+      0x30               2x30; min 640       4 years since     SFR/PUD Condo    100%   100%  100%   N/A    N/A    N/A    50%-
                           credit score.       Bankruptcy                         100%   100%  100%   N/A    N/A    N/A    55%
                                               discharge or
                                               Foreclosure.

A       0x30               0x30; > 90% min     3 years since     SFR/PUD Condo    100%   100%  100%   90%    90%    90%    50%-
                           580 credit score.   Bankruptcy                         100%   100%  100%   85%    85%    85%    55%
                           2x30. Past due      discharge or      SFR, 2 unit
        1x30 not           accounts must be    Foreclosure.      PUD Condo        90%    90%    90%   80%    80%    80%    50%-
        rolling; 0x30      brought current                       3-4 unit         85%    85%    85%   80%    80%    80%    55%
        for N/O/O > 70%    or paid.                                               85%    85%    85%   80%    80%    80%
        LTV.                                                                      85%    85%    85%   80%    80%    80%

A-      1x30 not           >90% LTV minimum    2 years since     SFR/PUD Condo    100%   100%  100%   N/A    N/A    N/A    50%-
        rolling;           580 credit score;   Bankruptcy                         100%   100%  100%   N/A    N/A    N/A    55%
                           2x30.               discharge. 3
                                               years since
        2x30; rolling      <= 90% LTV max      Foreclosure.      SFR, 2 unit PUD  90%    90%    90%   80%    80%    80%    50%-
        30's OK            4x30.  Past due                       Condo            85%    85%    85%   75%    75%    75%    55%
                           accounts must be                      3-4 unit         85%    85%    85%   75%    75%    75%
                           brought current                                        80%    80%    80%   75%    75%    75%
                           or paid.

B       4x30 or 2x30 +     Average credit      18 months since   SFR              85%    85%    85%   70%    70%    70%    50%-
        1x60; rolling      with 60-day lates   Bankruptcy        PUD              80%    80%    75%   70%    70%    70%    55%
        30's OK (No 60's   and isolated        discharge.  May   Condo            80%    80%    75%   70%    70%    70%
        for > 80% LTV)     90-day lates.       consider          2-4 unit         80%    80%    75%   70%    70%    70%
                           Majority of         performing
                           trades must be      Chapter 13 on a
                           current.  Past      case by case
                           due accounts must   basis.  2 years
                           be brought          since
                           current or paid.    Foreclosure.
                           85% LTV: min 550
                           credit score.

C       Any number of      Fair credit w/      1 year since      SFR              80%    80%    80%   65%    65%    65%    50%
        30's or 3x30 +     90-day lates and    Bankruptcy        PUD              75%    75%    75%   65%    65%    65%
        1x60 or 2x60 +     isolated 120-day    discharge or      Condo            75%    75%    70%   65%    65%    65%
        1x90 (No 90's      lates,              Foreclosure.      2-4 unit         70%    70%    70%   65%    65%    65%
        for > 75% LTV)     charge-offs &       May consider
                           collections.        performing
                           Must be some        Chapter 13 on a
                           major recent        case by case
                           positive trades.    basis.  80%
                           Past due accounts   LTV: 2 years.
                           must be brought
                           current or paid.
                           80% LTV: min 525
                           score.

C- Mortgage currently delinquent 90 days or greater, or greater than 1x90 in the last 12 months, may be considered on an exception basis. Approval is required from executive management with the following restrictions: owner occupied properties, full income documentation, maximum $1,000 cash out, no foreclosure bailouts, maximum 65% LTV, letter of explanation required.

                      Lite Documentation and Stated Income

                                                                                         Maximum Loan-To-Value Ratios

                                                                                    Owner Occupied     Non-Owner Occupied

                                               Time Elapsed
        Maximum Mortgage                       Since                                     Rate/ Cash-         Rate/  Cash-  Max Debt
Credit  Delinquencies                          Bankruptcy or                             Term  Out           Term   Out    to Income
Level   During Last Year   Consumer Credit     Foreclosure       Property Type    Purch  Refi  Refi   Purch  Refi   Refi   Ratios
A+      0x30               2x30; min 640       4 years since     SRF/PUD          80/20  80/20 80/20  N/A    N/A    N/A    45%
                           credit score.       Bankruptcy
                                               discharge or
                                               Foreclosure.

A       0x30               2x30; min 640       3 years since     SFR/PUD          90%    90%   90%    75%    75%    75%    45% -
                           credit score.       Bankruptcy        2 unit           80%    90%   90%    N/A    N/A    N/A    50%
                                               discharge or
        0x30               Min 625 credit      Foreclosure.      SFR/PUD          85%    85%   85%    70%    70%    70%    45% -
                           score.  2x30 or                       2 unit           80%    85%   85%    N/A    N/A    N/A    50%
                           650 score.
        1x30 not rolling   4x30; min 600                         SFR/ PUD         80%    80%   80%    70%    70%    70%    45% -
                           credit score.                         2 unit Condo     80%    80%   80%    70%    70%    70%    50%
                           Past due                              3-4 unit         75%    75%   75%    65%    65%    65%
                           accounts must be                                       70%    70%   70%    60%    60%    60%
                           brought current
                           or paid

A-      2x30; rolling      4x30; min 575       2 years since     SFR/PUD          80%    80%   80%    70%    70%    70%    50%
        30's OK            credit score.       Bankruptcy        2 unit           80%    80%   80%    70%    70%    70%
                           80% LTV: min 625    discharge. 3      Condo            75%    75%   75%    65%    65%    65%
                           credit score.       years since       3-4 unit         65%    65%   65%    55%    55%    55%
                           Past due            Foreclosure.
                           accounts must be
                           brought current
                           or paid

B       4x30 or 2x30 +     Min 575 credit      18 months since   SFR/ PUD         75%    75%   75%    65%    65%    65%    50%
        1x60; rolling      score.  Average     Bankruptcy        2 unit           75%    75%   75%    65%    65%    65%
        30's OK.           with 60-day         discharge. May    Condo            70%    70%   70%    60%    60%    60%
                           lates and           consider          3-4 unit         60%    60%   60%    50%    50%    50%
                           isolated 90-day     performing
                           lates.  Majority    Chapter 13 on
                           of trades must      a case by
                           be current.         case basis. 2
                           Past due            years since
                           accounts must be    Foreclosure.
                           brought current
                           or paid

      In addition to the core programs described above, Accredited offers the following higher LTV/CLTV programs:

      90% LTV Full Documentation First Mortgage Program. This program offers higher LTV's, greater than 90% and up to 104% LTV, for owner-occupied first mortgages. This program is restricted to full income documentation for both salaried and self-employed borrowers, with 24 months' personal bank statement income for self-employed borrowers allowed under certain circumstances. The borrower's mortgage and consumer history is carefully reviewed, with a minimum credit score of 580 for up to 100% LTV and a minimum credit score of 620 for greater than 100% LTV.

      Non-Owner Occupied First Mortgages Greater Than 80% LTV. This program offers a maximum 90% LTV first mortgage for non-owner occupied properties. Standard full income documentation is required, with a minimum credit score of 640 for up to 85% LTV and a minimum credit score of 680 for LTVs between 85% and 90%. Mortgages on all properties must have no late payments in the last 12 months, with a consumer credit maximum of two 30-day late payments in the last 12 months. No bankruptcy or foreclosure during the preceding five years is allowed. This program allows single-family and detached PUD properties up to 90% LTV, with condominiums and townhomes allowed up to 85% LTV. Two-unit properties may be considered up to 85% LTV on a case-by-case basis.

      Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited's established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment. A substantial number of the mortgage loans in all three groups were originated pursuant to Accredited's exception policy.

Delinquency and Loan Loss Experience

      The following table sets forth certain information regarding the delinquency, foreclosure, REO and loss experience with respect to mortgage loans serviced by Accredited for the periods indicated.

                           Delinquency and Foreclosure

                                                         As of December 31,
                           ------------------------------------------------------------------------------        As of March 31,
                                     2000                       2001                       2002                       2003
                           ------------------------   ------------------------   ------------------------   ------------------------
                            (dollars in thousands)

                            Principal                  Principal                  Principal                  Principal
                             Balance     Percentage     Balance     Percentage     Balance     Percentage     Balance     Percentage
                           ----------    ----------   ----------    ----------   ----------    ----------   ----------    ----------
Total servicing            $  810,697                 $1,301,121                 $2,268,498                 $2,581,717
portfolio including REO
Delinquency (1)
    30 - 59 days           $    7,786          1.0%   $    8,738          0.7%   $    7,730          0.3%   $   10,644          0.4%
    60 - 89 days           $    4,384          0.5%   $    2,903          0.2%   $    3,350          0.2%   $    2,966          0.1%
    90 + days              $    6,516          0.8%   $   13,195          1.0%   $   14,107          0.6%   $   13,213          0.5%

Foreclosures (1)           $   15,398          1.9%   $   34,493          2.7%   $   23,930          1.1%   $   25,748          1.0%

Total delinquencies and    $   34,084          4.2%   $   59,329          4.6%   $   49,117          2.2%   $   52,571          2.0%
foreclosures (1)

Real estate owned (1)(2)   $    7,872          1.0%   $   11,404          0.9%   $   11,749          0.5%   $   10,876          0.4%

Annual losses on           $    1,582          0.2%   $    8,395          0.9%   $   14,024          0.9%   $   15,705          0.7%
servicing portfolio (3)

----------
(1)   Percentage of servicing portfolio at period end.
(2) Based on the aggregate principal balance of the mortgage loans secured by mortgaged properties the title to which has been acquired through foreclosure, deed in lieu of foreclosure or similar process.
(3) Percentages based upon average monthly servicing portfolio. Annualized for the three month period ending March 31, 2003.

                                   The Seller

      The seller is a wholly-owned subsidiary of the sponsor and was incorporated in the State of Delaware on November 30, 1995. The sponsor sold the mortgage loans upon origination to the seller, and on the closing date, the sponsor will direct the seller to sell the mortgage loans to the trust.

                               The Backup Servicer

General

      Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as backup servicer and will service the mortgage loans in accordance with the terms set forth in the sale and servicing agreement.

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required.

Obligations of the Backup Servicer

      Upon the removal or resignation of the master servicer, the backup servicer has agreed to become the successor master servicer, subject to the note insurer's consent. The backup servicer is obligated to maintain certain servicing records to permit it to assume the role of master servicer in an efficient manner should the need arise. The backup servicer, if it becomes successor master servicer, will be subject to all the responsibilities and duties of the master servicer, including making Delinquency Advances and Servicing Advances unless it determines reasonably and in good faith that such advances would not be recoverable. The backup servicer, as successor master servicer, will not be liable for any actions of any prior master servicer. If the backup servicer is removed or resigns, the successor backup servicer, if any, will be designated by the master servicer with the consent of the note insurer and with the consent of the rating agencies rating the transaction. The note insurer has the right to appoint a successor backup servicer if the master servicer fails to do so or if the note insurer and the master servicer cannot agree on a successor backup servicer.

Backup Servicer Compensation

      The backup servicer will receive a fee equal to 0.015% per annum (minimum of $2,000 per month) with respect to each mortgage loan on each payment date as compensation for standing by to act as successor master servicer. If the backup servicer becomes the successor master servicer, the backup servicer will be entitled to the same servicing compensation as the master servicer plus the backup servicing fee, which is 0.50% per annum in the aggregate. Additionally, if the backup servicer becomes the successor master servicer, the backup servicer will also be entitled to the following supplemental fees: (1) if 30+ day delinquencies on the mortgage loans are greater than

25% and less than or equal to 35% of the current aggregate principal balance of the mortgage loans then a supplemental fee of 0.15% per annum (0.65% per annum aggregate); and (2) if 30+ day delinquencies on the mortgage loans are greater than 35% of the current aggregate principal balance of the mortgage loans then a supplemental fee of 0.20% per annum (0.70% per annum aggregate). See "Servicing of the Mortgage Loans -- Servicing Fees and Other Compensation and Payment of Expenses" herein.

                                The Owner Trustee

      U.S. Bank Trust National Association, a national banking association, has its corporate trust offices located at 300 Delaware Avenue, Eighth Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administrator. The owner trustee will perform limited administrative functions on behalf of the trust pursuant to the trust agreement. The owner trustee's duties are limited solely to its express obligations under the trust agreement.

                              The Indenture Trustee

      Deutsche Bank National Trust Company has offices at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 Attn: AC0301, where it conducts its trust administration services. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

               Description of the Notes and the Trust Certificates

      Capitalized terms used in this prospectus supplement are defined under the caption "Glossary."

      On the closing date, the trust will issue the Class A-1 Notes, Class A-2 Notes and the Class A-3 Notes pursuant to the indenture. Each Class A-1 Note represents a debt obligation of the trust primarily secured by a pledge of the portion of the trust estate consisting of the Group I mortgage loans. Each Class A-2 Note represents a debt obligation of the trust primarily secured by a pledge of the portion of the trust estate consisting of the Group II mortgage loans. Each Class A-3 Note represents a debt obligation of the trust primarily secured by a pledge of the portion of the trust estate consisting of the Group III mortgage loans.

      Pursuant to the trust agreement, the trust will also issue a class of trust certificates, representing the entire beneficial ownership interest in the trust. The trust certificates will represent the entire beneficial ownership interest in all three groups of mortgage loans and will be held by the sponsor. The trust certificates may not be transferred without the consent of the note insurer and compliance with the transfer provisions of the trust agreement.

      The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or "DTC".

Book-Entry Notes

      The notes are sometimes referred to in this prospectus supplement as "book-entry notes." The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the

"holder" of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream, Luxembourg (formerly known as Cedel) or the Euroclear System in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear System's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear System.

      Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described in the prospectus under "Description of the Securities -- Definitive Securities," no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only "holder" of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "noteholders" as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see "Annex I - Global Clearance, Settlement and Tax Documentation Procedures" attached to the accompanying prospectus.

      None of the trust, the owner trustee, the sponsor, the master servicer, the backup servicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

      Pursuant to the sale and servicing agreement, the sponsor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on May 1, 2003. The sponsor will not convey, and the sponsor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to May 1, 2003 and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to May 1, 2003.

      Pursuant to the indenture, the trust will pledge to the indenture trustee in trust for the benefit of the noteholders and the note insurer, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

      In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

      (a) the original mortgage note, endorsed without recourse in blank by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

      (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable recording office, the sponsor or the sponsor's closing agent in connection with the closing of the mortgage loan;

      (c) the recorded intervening mortgage assignment(s), if any, or copies thereof certified by the applicable recording office, the sponsor or the sponsor's closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor -- which assignment may, at the sponsor's option, be combined with the assignment referred to in clause (d) below;

      (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

      (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

      (f) an original title insurance policy or a copy of the preliminary title report, binder or commitment therefor, together with a certificate from the sponsor that the original mortgage has been delivered for recordation to the title insurance company that issued such preliminary title report, binder or commitment.

      Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders and the note insurer, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date -- or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

      o all documents required to be delivered to it pursuant to the indenture are in its possession,

      o each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

      o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

      If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the master servicer, the backup servicer, the sponsor and the note insurer in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee's notice of such defect, the sponsor has not caused the defect to be remedied and the note insurer believes that the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders or the interests of the note insurer in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the master servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the master servicing fee if the master servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

Representations and Warranties of the Sponsor

      The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

      1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

      2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee, on the closing date;

      3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

      4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws, and all applicable predatory and abusive lending laws;

      5. each mortgage is a valid first lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

      o the lien of current real property taxes and assessments which are not delinquent,

      o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

      o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

      6. immediately prior to the transfer and assignment by the sponsor to the trust, the sponsor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the sponsor has transferred all right, title and interest in each mortgage loan to the trust;

      7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

      8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

      Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the master servicer, the backup servicer, the note insurer, or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the interests of the note insurer in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the trust. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders or the note insurer. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the sponsor, the sponsor must pay any realized losses with respect to such mortgage loan.

      In addition, the sponsor will be obligated to indemnify the trust, the master servicer, the backup servicer, the owner trustee, the indenture trustee, the noteholders and the note insurer for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the trust, the indenture trustee, the owner trustee, the master servicer, the backup servicer, and the note insurer.

Payments on the Mortgage Loans

      The master servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated by each rating agency rating this offering in the highest rating at the time of any deposit therein or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering and the note insurer. The master servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the master servicer is required to transfer the servicer remittance amount from the collection account into the payment account, as described below.

      The master servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a due date occurring on or prior to May 1, 2003:

      o all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

      o     all payments on account of interest on the mortgage loans;

      o     all Liquidation Proceeds;

      o     all Insurance Proceeds;

      o     all Net REO Proceeds;

      o all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

      o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

      The indenture trustee will be obligated to establish and maintain a payment account with respect to each class of notes into which the master servicer will deposit or cause to be deposited the servicer remittance amount on the second business day preceding the payment date (the "servicer remittance date").

      The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of:

      o all scheduled collections of principal of and interest on the mortgage loans collected by the master servicer during the related Due Period,

      o all partial prepayments of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the master servicer during the previous calendar month,

      o all principal prepayments in full, including prepayment penalties, collected by the master servicer during the related Prepayment Period,

      o all Delinquency Advances made by the master servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

      o any other amounts required to be placed in the collection account by the master servicer pursuant to the sale and servicing agreement,

but excluding the following:

      (a) amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the master servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

      (b) for such servicer remittance date, the aggregate servicing fees, including the backup servicing fee;

      (c) all net income from eligible investments that is held in the collection account for the account of the master servicer;

      (d) all amounts actually recovered by the master servicer in respect of late fees, assumption fees and similar fees;

      (e)   Net Foreclosure Profits;

      (f) all amounts previously advanced by the master servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the master servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

      (g) certain other amounts which are reimbursable to the master servicer, as provided in the sale and servicing agreement.

      The amounts described above may be withdrawn by the master servicer from the collection account on or prior to each servicer remittance date.

Payments of Interest

      On each payment date, each class of notes is entitled to receive:

      o Current Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class at the note rate for that class, reduced by the sum of (a) the Civil Relief Act Interest Shortfalls for that class and (b) Net Prepayment Interest Shortfalls for that class.

      o Unpaid Interest Shortfalls. Any interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

      With respect to the Class A-2 Notes, interest payable to the holders of the Class A-2 Notes on any payment date may be capped by the application of the Class A-2 Net WAC Cap Rate or the 13.0% hard cap. In such event, the excess of any interest calculated at the Class A-2 Formula Note Rate over the interest calculated at the Class A-2 Net WAC Cap Rate will not be covered by the note insurance policy.

      With respect to the Class A-3 Notes, interest payable to the holders of the Class A-3 Notes on any payment date may be capped by the application of the Class A-3 Net WAC Cap Rate or the 13.0% hard cap. In such event, the excess of any interest calculated at the Class A-3 Formula Note Rate over the interest calculated at the Class A-3 Net WAC Cap Rate will not be covered by the note insurance policy.

      The accrual period for the Class A-1 Notes is the calendar month preceding the payment date. The accrual period for the Class A-2 Notes and the Class A-3 Notes is the period from and including the prior payment date (or, in the case of the June 25, 2003 payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the Class A-1 Notes on the basis of a 360-day year consisting of twelve 30-day months. Interest will accrue on the Class A-2 Notes and Class A-3 Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

Calculation of LIBOR

      The London interbank offered rate ("LIBOR") with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the master servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and "LIBOR Business Day" is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Payments of Principal

      On each payment date, the holders of each class of notes will be entitled to a payment of principal in the aggregate amount, (such aggregate amount, the "Principal Payment Amount" for that class) equal to the sum of:

            (i) the Base Principal Payment Amount for that class and payment date;

            (ii) the Over-collateralization Deficit allocable to that class, but only to the extent that it can be funded on such payment date from (x) amounts available from the related payment account after payments made pursuant to clauses (a) through (c), as described below in "Flow of Funds" plus (y) such class of notes' pro rata share of amounts available with respect to the other two payment accounts after payments made pursuant to clauses (a) through (d), as described below in "-- Flow of Funds", or amounts, if any available from the reserve account;

            (iii) such class of notes' pro rata portion of any Remaining Over-collateralization Deficit on such payment date, to the extent funded by the note insurer as an Insured Principal Payment;

            (iv) the Over-collateralization Increase Amount for that class, but only to the extent it can be funded on that payment date from Excess Interest available from the related group; and

            (v) on any payment date on which the auction sale process is continuing with respect to a class or classes of notes, such class or classes of notes may receive, as payment of principal, amounts that would otherwise be distributed to the ownership interest in the trust.

      An amount equal to the Principal Payment Amount with respect to each class of notes will be paid to the holders of that class of notes until the note principal balance of that class has been reduced to zero.

Flow of Funds

      On each payment date, the indenture trustee, based solely on the loan level information received from the master servicer in the servicer remittance report prior to that payment date, will make payments in respect of each group of mortgage loans to the holders of the related class of notes and reimbursement to the note insurer under the insurance and indemnity agreement, to the extent of funds, including any Insured Amounts, on deposit in the related payment account, as follows:

      (a) to the indenture trustee, the indenture trustee fee for that payment date and certain amounts in respect of indemnification or reimbursement of costs and expenses of the indenture trustee; to the owner trustee, the owner trustee fee for that payment date; to the note insurer, the note insurer premium for that payment date;

and in each case, with respect to the related class of notes;

      (b)   the Interest Payment Amount for the related class of notes;

      (c)   the Base Principal Payment Amount for the related class of notes;

      (d) the Over-collateralization Deficit, if any, for the related class of notes;

      (e) pari passu, to the holders of the other classes of notes, the related Shortfall Amount for each such other class of notes after application of amounts received in respect of the group of mortgage loans related to each such other class of notes;

      (f) to the note insurer, the Reimbursement Amount with respect to the related class of notes as of such payment date;

      (g) to the note insurer, the Reimbursement Amount for the other classes of notes as of such payment date to the extent not already paid;

      (h) the Over-collateralization Increase Amount for the related class of notes;

      (i) to the related sub-account of the reserve account, such group's pro rata share of the amount necessary for the aggregate balance of the reserve account to equal the Specified Reserve Amount;

      (j) from amounts on deposit in the payment account and related sub-account of the reserve account relating to the Group II mortgage loans, to the holders of the Class A-2 Notes, the Class A-2 Net WAC Cap Carry-Forward Amount;

      (k) from amounts on deposit in the payment account and the related sub-account of the reserve account relating to the Group III mortgage loans, to the holders of the Class A-3 Notes, the Class A-3 Net WAC Cap Carry-Forward Amount;

      (l) to the master servicer and backup servicer any amount due to it with respect to the related group;

      (m) to the indenture trustee, any amounts in respect of indemnification or reimbursement of costs and expenses, to the extent not previously paid; and

      (n) following the making by the indenture trustee of all allocations, transfers and disbursements described above, to the holders of the trust certificates, the amount remaining on such payment date in the related payment account, if any.

Over-collateralization Provisions

      Over-collateralization Resulting from Cash Flow Structure. Any Excess Interest with respect to a group of mortgage loans, remaining after payment of items (a) through (g) in "-- Flow of Funds" above will be applied on each payment date as an accelerated payment of principal on the related class of notes but only to a limited extent. The amount of Excess Interest may be reduced as a result of the increase in the master servicing fee described under "The Back-up

Servicer - Back-up Servicing Compensation." The application of this amount as a payment of principal will accelerate the amortization of a class of notes relative to the amortization of the related group of mortgage loans, thus creating or increasing over-collateralization.

      Under certain circumstances, the required level of the Specified Over-collateralization Amount with respect to the mortgage loans is permitted to decrease or "step down" on a payment date in the future. If, on any payment date, as a result of such a step down or otherwise, the Over-collateralization Amount with respect to a group of mortgage loans is higher than is required, then the amount of principal equal to the excess which would otherwise be paid to the holders of the related class of notes on such payment date will not be paid through as principal on that class of notes. This has the effect of decelerating the amortization of the related class of notes relative to the amortization of such group of mortgage loans, and of increasing the Over-collateralization Reduction Amount. The amounts of principal collections not paid through as principal on the notes constitute the "Over-collateralization Reduction Amount".

      Under certain circumstances, the Specified Over-collateralization Amount may be increased, which will result in Excess Interest being applied to make additional payments of principal on the notes.

      The sale and servicing agreement does not require that the amount of any Liquidated Loan Loss be paid to the holders of the related class of notes on the payment date which immediately follows the event of loss; i.e., the sale and servicing agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralization Amount with respect to that group of mortgage loans, which, to the extent that such reduction causes the Over-collateralization Amount to be less than the Specified Over-collateralization Amount applicable to the related payment date, will require the payment of an Over-collateralization Increase Amount on such payment date, or, if insufficient funds are available on such payment date, on subsequent payment dates, until the Over-collateralization Amount is equal to the related Specified Over-collateralization Amount. The effect of the foregoing is to allocate losses to the holders of the trust certificates by reducing, or eliminating entirely, payments of Excess Interest and Over-collateralization Reduction Amounts which such holder would otherwise receive.

Cross-collateralization Provisions

      The cross-collateralization provisions of the transaction are limited to the payment, from the funds available from one group of mortgage loans, of certain fees and premiums, credit losses, interest shortfalls and amounts due the note insurer with respect to the other groups, but only after meeting the minimum funding needs of the first group. Excess Interest from one group will not be used to build the over-collateralization level of the other groups to its respective required level.

      Cross-collateralization Payments. On each payment date, available Excess Interest from one group of mortgage loans, if any, will be paid to the holders of the classes of notes relating to the other groups of mortgage loans on a pro rata basis to the extent of the Shortfall Amount for each such other group.

      Reserve Account. Each class of notes will also have the benefit of the reserve account. On each payment date, available Excess Interest from a group of mortgage loans after payment of the Over-collateralization Increase Amount for that group and payment date, if any, will be paid into the related sub-account of the reserve account until the aggregate funds on deposit in the reserve account equal the Specified Reserve Amount.

      Aggregate funds on deposit in the reserve account on a payment date will be used to fund Shortfall Amounts, to the extent that there is insufficient Excess Interest available on that payment date to fund those shortfalls. Withdrawals from each sub-account of the reserve account will be made from each sub-account based on amounts on deposit in each sub-account in relation to the aggregate amounts on deposit in the reserve account prior to such withdrawal.

      In the event the sub-trust for a group of mortgage loans is terminated pursuant to the optional clean-up call while the other sub-trusts remain outstanding, no additional amounts of Excess Interest from the terminated sub-trust will be available to fund Shortfall Amounts or to fund the reserve account, in either case for the benefit of a class of notes relating to the other sub-trusts, however, amounts on deposit in the related sub-account of the reserve account will remain in the reserve account for the benefit of the outstanding class or classes of notes.

Insured Principal Payments

      The indenture requires the indenture trustee to make a claim for an Insured Principal Payment under the note insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that a Remaining Over-collateralization Deficit will exist for the purpose of applying the proceeds of such Insured Principal Payment as a payment of principal to the noteholders on such payment date. Remaining Over-collateralization Deficits are calculated on an aggregate basis for all three mortgage loan groups considered together. The note insurer has the option on any payment date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the noteholders if sufficient funds were available therefor. Additionally, under the terms of the indenture, the note insurer will have the option to cause Excess Interest to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an "event of default" under the insurance and indemnity agreement. However, investors in the notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal. Moreover, with respect to any payment date occurring on a date when an event of default under the insurance and indemnity agreement has occurred and is continuing or a date on or after the first date on which a claim is made under the note insurance policy, the note insurer at its sole option, may pay any or all of the outstanding principal balance of the notes.

Events of Default

      Upon the occurrence of an event of default, the indenture trustee may, with the consent of the note insurer, or shall at the direction of the note insurer or upon the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. Such declaration may be rescinded by the note insurer or noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer. An event of default, wherever used herein, means any one of the following events:

      1. the trust fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Interest Payment Amount due and payable on the notes on such payment date or (y) on the respective final stated maturity dates for the Class A-2 and Class A-3 Notes, any remaining Class

A-2 Net WAC Cap Carry Forward Amount or any remaining Class A-3 Net WAC Cap Carry-Forward Amount, as applicable; or

      2. the trust fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the Base Principal Payment Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the collection account or (y) on the final stated maturity date for any class of notes, the aggregate outstanding principal balance of the related class of notes; or

      3. the trust is in breach or default in the due observance of any one or more of the negative covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

      4. the trust consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the trust is generally not paying its debts as they come due, or the trust shall make a general assignment for the benefit of creditors; or

      5. the trust files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the trust in any such proceeding, or the trust, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

      6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver, trustee or liquidator, or other similar official, of the trust or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

      7. a petition against the trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the trust, any court of competent jurisdiction assumes jurisdiction, custody or control of the trust or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days; or

      8. the occurrence of an event of default under the insurance and indemnity agreement.

Reports to Noteholders

      Pursuant to the indenture, on each payment date the indenture trustee will make available to the master servicer, the note insurer, the backup servicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date, the amount of any Insured Amounts included in such payment on such payment date and such other information as required by the indenture.

      The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee's internet website. The indenture trustee's internet website will initially be located at "https://www.corporatetrust.db.com". Assistance in using the website can be obtained by calling the indenture trustee's investor relations desk at (800) 735-7777. Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

Optional Clean-up Call

      The sponsor may, at its option, terminate the sub-trust with respect to the Group I mortgage loans on any payment date (the related "Clean-up Call Date") when the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes, terminate the sub-trust with respect to the Group II mortgage loans on any payment date (the related "Clean-up Call Date") when the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes or terminate the sub-trust with respect to the Group III mortgage loans on any payment date (the related "Clean-up Call Date") when the outstanding principal balance of the Class A-3 Notes is equal to or less than 10% of the original principal balance of the Class A-3 Notes, provided that, in each case, each sub-trust that is not being terminated has reached its Specified Over-collateralization Amount and will remain at its Specified Over-collateralization Amount after giving effect to the termination of the other sub-trust. To the extent the sponsor has not exercised the optional clean-up call with respect to any, one or two of the Class A-1 Notes, Class A-2 Notes, or Class A-3 Notes, the sponsor may exercise the optional clean-up call with respect to the outstanding class or classes of notes when their aggregate outstanding principal balance is equal to or less than the sum of (a) 10% of the original aggregate principal balance of the Class A-1 Notes, if such class is still outstanding (b) 10% of the original aggregate principal balance of the Class A-2 Notes, if such class is still outstanding and (c) 10% of the original aggregate principal balance of Class A-3 Notes, if such class is still outstanding. If the sponsor calls any class of notes, the sponsor must deposit into the related payment account an amount equal to the then fair market value of the mortgage loans in the related group, which amount will in no case be less than the aggregate outstanding principal balance of the related class of notes, plus all accrued and unpaid interest thereon including shortfalls of interest carry-forward amounts (including, with respect to a call of the Class A-2 Notes or Class A-3 Notes, any Class A-2 Net WAC Cap Carry-Forward Amount or Class A-3 Net WAC Cap Carry-Forward Amount, as applicable) at the related note rate through the end of the accrual period preceding the final payment date, together with all amounts due and owing the note insurer.

Step-Up Margin

      If the sponsor does not elect to exercise its clean-up call option with respect to the Class A-1 Notes, the Class A-1 Note Rate will increase by 0.75% on the payment date next following the related Clean-up Call Date. If the sponsor does not elect to exercise its clean-up call option with respect to either of the Class A-2 Notes or Class A-3 Notes, the margin with respect to the Class A-2 Notes or Class A-3 Notes, as applicable will increase to twice the initial margin on the payment date next following the related Clean-up Call Date.

Auction Sale

      If the sponsor does not elect to exercise its clean-up call option with respect to a particular class or all classes of notes within three months after the related Clean-up Call Date, on the following payment date the indenture trustee will begin an auction process to sell the remaining mortgage loans in the related sub-trust or sub-trusts. Generally, the amounts received from the auction sale must be sufficient to allow the indenture trustee to redeem the notes for an amount equal to the aggregate outstanding principal balance of the related class of notes, plus all accrued and unpaid interest thereon including shortfalls of interest carry-forward amounts (including, with respect to the Class A-2 Notes or Class A-3 Notes, any Class A-2 Net WAC Cap Carry-Forward Amount or Class A-3 Net WAC Cap Carry-Forward Amount, as applicable), the indenture trustee's fees and expenses (including any fees and expenses associated with engaging a third-party as agent to assist in the auction sale process), unreimbursed advances due and owing to the master servicer and all amounts due and owing to the note insurer. However, in certain limited circumstances (with consent of 66-2/3% of the outstanding principal balance of the related class of notes and the note insurer), the mortgage loans remaining in the related sub-trust after the Clean-up Call Date may be sold for less than the full amount stated above. Any resulting shortfalls in Insured Amounts will be covered by the note insurance policy. Additionally, to the extent that the auction sale would not produce sufficient proceeds and the noteholders do not consent to sell the mortgage loans for less than the full amount described above, the note insurer may exercise its clean-up call option with respect to a particular class of notes for the full amount stated above.

      In addition, so long as the auction process continues with respect to one or more groups, all payments from such group or groups that would normally be distributed to the ownership interest in the trust will be applied as principal on the related class of notes and all payments from the other group or groups that are not participating in the auction sale process that would normally be distributed to the ownership interest in the trust will be deposited in the related sub-account of the reserve account.

Amendment

      The indenture may be amended from time to time by the trust and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the noteholders, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code (the "Code"), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes or adversely affect in any material respect the interests of any noteholder. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

      The indenture may be amended from time to time by the trust and the indenture trustee with the consent of the note insurer, and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

      The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

      The trust will terminate upon: (i) the payment of all amounts required to be paid to the noteholders and (ii) the payment of all amounts required to be paid to the note insurer pursuant to the insurance and indemnity agreement after the latest to occur of (a) the exercise by the sponsor of its clean-up call option with respect to the last remaining group or groups of mortgage loans, (b) the final payment or other liquidation of the last mortgage loan, (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate, (d) the exercise of the clean-up call option by the note insurer as described herein or (e) the completion of the auction sale with respect to the last remaining group or groups of mortgage loans.

                         Servicing of the Mortgage Loans

      Accredited Home Lenders, Inc. will act as master servicer of the mortgage loans. Countrywide Home Loans Servicing LP will act as backup servicer of the mortgage loans. See "The Sponsor and the Master Servicer" and "The Backup Servicer" herein. The master servicer and the backup servicer will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own accounts, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the noteholders on them.

      All references to "servicer" in the accompanying prospectus should be read to be references to the "master servicer" described in this prospectus supplement.

Servicing Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as master servicer under the sale and servicing agreement, the master servicer will be entitled with respect to each mortgage loan to the master servicing fee, which will be payable monthly from amounts on deposit in the collection account. The master servicing fee will be an amount equal to interest at the master servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The master servicing fee rate with respect to each mortgage loan will be 0.485% per annum. In addition, the master servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items other than prepayment penalties. The master servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The master servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, including payment of servicing compensation to the backup servicer, and will not be entitled to reimbursement therefor except as specifically provided in the sale and servicing agreement.

Delinquency Advances, Servicing Advances and Compensating Interest

      Delinquency Advances. The master servicer is required to make Delinquency Advances on each servicer remittance date, subject to the master servicer's determination that such advance would be recoverable. Such Delinquency Advances by the master servicer are reimbursable to the master servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of scheduled interest and principal to the noteholders in circumstances where no ultimate loss is expected. Notwithstanding the master servicer's good faith determination that a Delinquency Advance was recoverable when made, if such Delinquency Advance becomes a nonrecoverable advance, the master servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders. In the event that the master servicer does not make Delinquency Advances as required, the backup servicer will be obligated to make such Delinquency Advances on or prior to the payment date immediately following the date of the mortgage loan delinquency. See "Description of the Notes and the Trust Certificates -- Payments on the Mortgage Loans" herein.

Servicing Advances. The master servicer is required to advance amounts with respect to the mortgage loans, subject to the master servicer's determination that such advance would be recoverable and that a prudent mortgage lender would make a similar advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to:

      o the preservation, restoration and protection of the mortgaged property, including real estate taxes and insurance premiums,

      o collection, enforcement and judicial proceedings, including foreclosures and liquidations,

      o     conservation, management, and liquidation of any REO Property, and

      o certain other customary amounts described in the sale and servicing agreement.

      These Servicing Advances by the master servicer are reimbursable to the master servicer subject to certain conditions and restrictions. In the event that, notwithstanding the master servicer's good faith determination at the time such Servicing Advance was made that it would be recoverable from the related mortgage loan, such Servicing Advance becomes a nonrecoverable advance, the master servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders. In the event that the master servicer does not make Servicing Advances as required, the backup servicer will be obligated to make such Servicing Advances.

      Compensating Interest. On or prior to the second business day preceding the payment date, the master servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. The master servicer shall not be required to pay Compensating Interest with respect to partial prepayments, and it shall not be required to pay Compensating Interest in excess of the master servicing fee it receives for the related period. Prepayment Interest Shortfalls experienced by a mortgage loan group in excess of Compensating Interest paid by the master servicer with respect to that group is the Net Prepayment Interest Shortfall, which will be deducted from the Current Interest amount due with respect to the related class of notes on the related payment date. The note insurance policy will not cover Net Prepayment Interest Shortfalls.

Soldiers' and Sailors' Civil Relief Act of 1940 Interest Shortfalls

      The reduction, if any, in interest payable on the mortgage loans in the applicable group attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will reduce the amount of Current Interest due to the holders of the Class A-1 Notes, Class A-2 Notes or the Class A-3 Notes, respectively. The amount of such shortfall will not be covered by the note insurance policy.

Optional Purchase of Delinquent Mortgage Loans

      The sponsor, has the option, but is not obligated, to purchase from the trust any mortgage loan ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate -- plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement.

Servicer Reports

      By 3:00 p.m. New York City time on the second business day following the fifteenth day of each month, the master servicer is required to deliver to the note insurer, the backup servicer and the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under "--Flow of Funds" in this prospectus supplement.

      The master servicer is required to deliver to the sponsor, the note insurer, the indenture trustee, the backup servicer, and the rating agencies, not later than March 15th of each year, starting in 2004, an officer's certificate stating that,

      o a review of the activities of the master servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer's supervision, and

      o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the master servicer to remedy the default.

      Not later than March 15 of each year, the master servicer, at its expense, is required to cause to be delivered to the sponsor, note insurer, the indenture trustee, the backup servicer and the rating agencies from a firm of independent certified public accountants, who may also render other services to the master servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgages, such servicing has been conducted in compliance with the sale and servicing agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit

Guide for Audits of HUD Approved Nonsupervised Mortgages require it to report, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

      The master servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the master servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the master servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by the master servicer for entering into an assumption agreement will be retained by the master servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the master servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of Loans -- Mortgages -- Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus.

Removal and Resignation of the Master Servicer

      The note insurer may, pursuant to the sale and servicing agreement, remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (g) or (i) below, and the indenture trustee, only at the direction of the note insurer or at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes and, with the consent of the note insurer, may remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e), (f) or (h) below. Each of the following constitutes a "servicer event of default":

      (a) any failure by the master servicer to remit to the indenture trustee any payment required to be made by the master servicer under the terms of the sale and servicing agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer and the note insurer by the indenture trustee or to the master servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes or by the note insurer; or

      (b) the failure by the master servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the indenture trustee or to the master servicer and the indenture trustee by the note insurer or the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes or by the note insurer; or

      (c) any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes or by the note insurer; or

      (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

      (e) the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of the master servicer's property; or

      (f) the master servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

      (h)   the occurrence of an "event of default" under the indenture; or

      (i) the note insurer shall notify the indenture trustee of any "event of default" under the insurance and indemnity agreement; or

      (j) the master servicer shall fail to comply with certain other requirements not related to the performance of the mortgage loans.

      Except to permit Countrywide Home Loans Servicing LP to act as backup servicer, the master servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has obtained the consent of the note insurer, or upon the determination that the master servicer's duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the master servicer's responsibilities and obligations in accordance with the sale and servicing agreement.

      If there is no backup servicer at the time the master servicer is removed or resigns and the note insurer fails to select a successor master servicer, the indenture trustee may solicit bids for a successor master servicer and, pending the appointment of a successor master servicer as a result of soliciting such bids, the indenture trustee will be required to serve as master servicer. If the indenture trustee is unable to obtain a qualifying bid and the note insurer fails to select another successor master servicer, the indenture trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor master servicer is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, which is acceptable to the note insurer and which shall assume all of the responsibilities, duties or liabilities of the master servicer.

Controlling Party Rights of the Note Insurer

      Pursuant to the terms of the indenture, unless a note insurer default exists, the note insurer will be deemed to be the noteholder for all purposes, other than with respect to payment on the notes and will be entitled to exercise all rights of the holders thereunder, without the consent of such holders, and the holders may exercise such rights only with the prior written consent of the note insurer. In addition, so long as a note insurer default does not exist, the note insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

      o the right to give notices of breach or to terminate the rights and obligations of the master servicer under the sale and servicing agreement in the event of a servicer event of default and to institute proceedings against the master servicer;

      o the right to consent to or direct any waivers of defaults by the master servicer;

      o the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture;

      o the right to require the sponsor to repurchase mortgage loans for breaches of representations and warranties or defects in documentation; and

      o the right to direct foreclosures upon the failure of the master servicer to do so in accordance with the sale and servicing agreement.

      The note insurer's consent will be required prior to, among other things,
(x) the removal of the indenture trustee or master servicer, (y) the appointment of any successor indenture trustee or master servicer or (z) any amendment to the indenture or the sale and servicing agreement.

      The sponsor, the master servicer, and the note insurer will enter into the insurance and indemnity agreement pursuant to which the sponsor, and the master servicer will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy; provided, as set forth therein, the payment obligations shall be non-recourse obligations with respect to the sponsor and the master servicer and shall be payable only from monies available for such payment in accordance with the provisions of the indenture. The sponsor will further agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur in connection with the performance of its obligations and to indemnify the note insurer against certain liabilities. Except to the extent provided therein, amounts owing under the insurance and indemnity agreement will be payable solely from the trust estate. An "event of default" under the insurance and indemnity agreement will constitute an event of default under the indenture and a servicer event of default under the sale and servicing agreement. An event of default under the insurance and indemnity agreement will allow the note insurer, among other things, to direct the indenture trustee to terminate the master servicer. An "event of default" under the insurance and indemnity agreement includes:

      o the sponsor's or the master servicer's failure to pay when due any amount owed under the insurance and indemnity agreement or certain other documents;

      o the inaccuracy or incompleteness in any material respect of any representation or warranty of the sponsor or the master servicer in the insurance and indemnity agreement, the sale and servicing agreement or certain other documents;

      o the sponsor's or the master servicer's failure to perform or to comply with any covenant or agreement in the insurance and indemnity agreement, the sale and servicing agreement and certain other documents;

      o a finding or ruling by a governmental authority or agency that the insurance and indemnity agreement, the sale and servicing agreement or certain other documents are not binding on the sponsor or the master servicer;

      o the sponsor's or the master servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the sponsor or the master servicer;

      o the occurrence of certain "performance test violations" designed to measure the performance of the mortgage loans, an event of default under the indenture or the sale and servicing agreement; and

      o     a claim for payment is made on the policy.

                            The Note Insurance Policy

      The note insurer, will issue a financial guaranty insurance policy for the benefit of the Class A-1 Notes, Class A-2 Notes and the Class A-3 Notes. The
note insurer, in consideration of the payment of a premium and subject to the terms of the note insurance policy, unconditionally guarantees the payment of Insured Amounts to the indenture trustee on behalf of the noteholders. The note insurer will pay Insured Amounts which are Due for Payment to the indenture trustee on the later of (1) the payment date the Insured Amount is distributable to the noteholders under the indenture, and (2) the second business day following the business day the note insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the indenture trustee, specifying that an Insured Amount is due in accordance with the terms of the note insurance policy.

      The note insurer's obligation under the note insurance policy will be discharged to the extent that funds are received by the indenture trustee for payment to the noteholders, as the case may be, whether or not those funds are properly paid by the indenture trustee. Payments of Insured

Amounts will be made only at the time set forth in the note insurance policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the note insurer.

      For purposes of the note insurance policy, a noteholder does not and may not include any of the trust, the indenture trustee, the owner trustee, the sponsor, the seller, the master servicer or the backup servicer.

      The note insurance policy will not cover Class A-2 Net WAC Carry-Forward Amounts on the Class A-2 Notes, Class A-3 Net WAC Carry-Forward Amounts on the Class A-3 Notes or Net Prepayment Interest Shortfalls or Civil Relief Act Interest Shortfalls on the notes, nor does the note insurance policy guarantee to the noteholders any particular rate of principal payment. In addition, the note insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the indenture trustee to make any payment required under the indenture to the noteholders.

      In the absence of payments under the note insurance policy, noteholders will directly bear the credit risks associated with their notes.

      The note insurance policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

      THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      IN THE EVENT THAT THE NOTE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE NOTE INSURANCE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

      The note insurer will be subrogated to the rights of each noteholder of a note to the extent of any payment by the note insurer under the note insurance policy.

      The note insurance policy and the obligations of the note insurer thereunder will terminate without any action on the part of the note insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the notes have been paid in full and (ii) the payment date in June 2033. Upon termination of the note insurance policy, the indenture trustee will forthwith deliver the original of the note insurance policy to the note insurer.

      The note insurance policy is not cancelable. The premium on the note insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the notes.

Payment of Preference Amounts

      Pursuant to the note insurance policy, the note insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third business day following receipt by the note insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the indenture trustee, or holder, as applicable, is required to return such Preference Amount paid during the term of the note insurance policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the indenture trustee or holder (the "Order"), (ii) a notice by or on behalf of the indenture trustee or holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the note insurer, duly executed and delivered by the indenture trustee or holder, irrevocably assigning to the note insurer all rights and claims of the indenture trustee or holder relating to or arising under the indenture and the sale and servicing agreement against the estate of the indenture trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the note insurance policy) appropriately completed and executed by the indenture trustee; provided, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received the following business day; provided further, that the note insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the notes prior to the time the note insurer would have been required to make a payment in respect of such principal pursuant to the note insurance policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the noteholders directly, unless the noteholder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the note insurer will pay the noteholder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the note insurer and (b) evidence satisfactory to the note insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

                                The Note Insurer

      The following information has been obtained from Ambac Assurance Corporation and has not been verified by the sponsor, the master servicer, the backup servicer or the underwriter. No representation or warranty is made by the sponsor, the master servicer, the backup servicer or the underwriter as to the accuracy or completeness of such information.

      Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. have each assigned a triple-A financial strength rating to the note insurer.

      The consolidated financial statements of the note insurer and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 28, 2003, Commission File Number 1-10777), the unaudited consolidated financial statements of the note insurer and subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002 included in the

Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (filed with the SEC on May 15, 2003); and the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003 and April 21,
2003, as they relate to the note insurer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statements contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that statements contained herein by reference herein also modifies or supersedes such statements. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the note insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the respective dates of filing such financial statements.

      The following table sets forth the capitalization of the note insurer as of December 31, 2001, December 31, 2002, and March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                  Ambac Assurance Corporation and Subsidiaries
                        Consolidated Capitalization Table
                              (Dollars in Millions)

                                                                      March 31,
                                        December 31,  December 31,      2003
                                            2001         2002        (unaudited)
                                        ------------  ------------    ---------

Unearned premiums ....................     $1,790        $2,137        $2,174
Other liabilities ....................        972         1,976         2,101
                                           ------        ------        ------
     Total liabilities ...............      2,762         4,113         4,275
                                           ======        ======        ======
Stockholder's equity:
     Common Stock ....................         82            82            82
     Additional paid-in capital ......        928           920           995
     Accumulated other
     Comprehensive income ............         81           231           237
     Retained earnings ...............      2,386         2,849         2,974
                                           ------        ------        ------
Total stockholder's equity ...........      3,477         4,082         4,288
                                           ------        ------        ------
Total liabilities
     and Stockholder's equity ........     $6,239        $8,195        $8,563
                                           ======        ======        ======

      For additional financial information concerning the note insurer, see the audited financial statements of the note insurer incorporated by reference herein. Copies of the financial statements of the note insurer incorporated by reference and copies of the note insurer's annual statement for the year ended December 31, 2002 prepared on the basis of statutory accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available without charge from the note insurer. The address of the note insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

      The note insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the note insurer and presented under the headings "The Note Insurance Policy" and "The Note Insurer" and in the financial statements incorporated herein by reference.

                        Prepayment and Yield Consequences

      The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by the sponsor or master servicer as required or permitted under the indenture or the sale and servicing agreement.

      The actual rate of principal prepayments on groups of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

      The prepayment behavior of the 2/28 and 3/27 mortgage loans may differ from that of the fixed-rate mortgage loans. As a 2/28 or 3/27 mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the mortgage loans in the adjustable-rate group may differ from that on the mortgage loans in the fixed-rate group because the amount of the monthly payments on the mortgage loans in the adjustable-rate group are subject to adjustment on each adjustment date.

      As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

Final Payment Dates

      The final stated maturity date is expected to be the payment date in June 2033. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumptions, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

      o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

      o the over-collateralization provisions of the transaction result in the application of Excess Interest to the payment of principal,

      o the sponsor may, at its option as described in this prospectus supplement:

            o call the Class A-1 Notes when the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes; provided that the over-collateralization with respect to each of the Group II and Group III mortgage loans is currently funded at its target,

            o call the Class A-2 Notes when the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes, provided that the over-collateralization with respect to each of the Group I and Group III mortgage loans is currently funded at its target,

            o call the Class A-3 Notes when the outstanding principal balance of the Class A-3 Notes is equal to or less than 10% of the original principal balance of the Class A-3 Notes, provided that the over-collateralization with respect to each the Group I and Group II mortgage loans is currently funded at its target,

      o to the extent the sponsor has not exercised the optional clean-up call with respect to any, one or two of the Class A-1 Notes, Class A-2 Notes, or Class A-3 Notes, the sponsor may exercise the optional clean-up call with respect to the outstanding class or classes of notes when the aggregate outstanding principal balance is equal to or less than the sum of (a) 10% of the original aggregate principal balance of the Class A-1 Notes, if such class is still outstanding,
            (b) 10% of the original aggregate principal balance of the Class A-2 Notes, if such class is still outstanding and (c) 10% of the original aggregate principal balance of Class A-3 Notes, if such class is still outstanding,

      o     the auction sale occurs, or

      o 66-2/3% of the noteholders do not consent to the auction sale and the note insurer exercises its option to purchase the mortgage loans as described herein.

Modeling Assumptions

      The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

      o the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

      o payments on the notes are received in cash on the 25th day of each month, regardless of the day on which the payment date actually occurs, commencing in June 2003,

      o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

      o scheduled payments are assumed to be received on the first day of each month commencing in June 2003, or as set forth below, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the first day of each month, commencing in June 2003, or as set forth below, and include thirty days' interest thereon,

      o no optional termination is exercised except with respect to the weighted average lives to call,

      o     the notes are issued on May 30, 2003,

      o the Specified Over-collateralization Amount for each group is as set forth in the indenture,

      o the levels of six-month LIBOR and one-month LIBOR remain constant at 1.23% and 1.32%, respectively, and

      o the mortgage loans in Group I consist of 6 mortgage loans, the mortgage loans in Group II consist of 2 mortgage loans and the mortgage loans in Group III consist of 2 mortgage loans having the following respective characteristics:

                      Assumed Mortgage Loan Characteristics

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Months
                                                        Current                    Original   Remaining             Until Next
                                                        Mortgage      Original     Term To    Term To     Gross        Rate
                           Principal                    Interest    Amortization   Maturity   Maturity    Margin    Adjustment
  Group      Loan Type    Balance ($)        Index      Rate (%)      Term (mo)      (mo)        (mo)       (%)        Date
------------------------------------------------------------------------------------------------------------------------------
    I      Fixed-Balloon  16,522,844.38       n/a        7.524           358          180        178        n/a         n/a
------------------------------------------------------------------------------------------------------------------------------
    I          Fixed        342,042.82        n/a        7.094           120          120        118        n/a         n/a
------------------------------------------------------------------------------------------------------------------------------
    I          Fixed      7,480,240.00        n/a        7.390           180          180        179        n/a         n/a
------------------------------------------------------------------------------------------------------------------------------
    I          Fixed      4,068,023.52        n/a        7.347           240          240        239        n/a         n/a
------------------------------------------------------------------------------------------------------------------------------
    I          Fixed        238,067.32        n/a        7.003           300          300        298        n/a         n/a
------------------------------------------------------------------------------------------------------------------------------
    I          Fixed      75,550,763.20       n/a        7.357           360          360        359        n/a         n/a
------------------------------------------------------------------------------------------------------------------------------
   II        2/28/ARM     20,585,943.21   6 Mo. LIBOR    7.403           360          360        359       6.031        22
------------------------------------------------------------------------------------------------------------------------------
   II        3/27 ARM     89,451,519.98   6 Mo. LIBOR    7.272           360          360        359       5.974        34
------------------------------------------------------------------------------------------------------------------------------
  IIII       2/28 ARM     21,227,661.36   6 Mo. LIBOR    7.257           359          359        358       5.942        22
------------------------------------------------------------------------------------------------------------------------------
  IIII       3/27 ARM     67,581,510.00   6 Mo. LIBOR    7.322           360          360        359       6.004        34
------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------
             Rate                             Maximum     Minimum
             Change    Initial   Subsequent   Mortgage    Mortgage
           Frequency   Periodic      Cap      Interest    Interest
  Group       (mo)     Cap (%)       (%)       Rate (%)    Rate (%)
---------------------------------------------------------------------
    I         n/a        n/a         n/a         n/a         n/a
---------------------------------------------------------------------
    I         n/a        n/a         n/a         n/a         n/a
---------------------------------------------------------------------
    I         n/a        n/a         n/a         n/a         n/a
---------------------------------------------------------------------
    I         n/a        n/a         n/a         n/a         n/a
---------------------------------------------------------------------
    I         n/a        n/a         n/a         n/a         n/a
---------------------------------------------------------------------
    I         n/a        n/a         n/a         n/a         n/a
---------------------------------------------------------------------
   II          6        1.500       1.500       14.403      7.403
---------------------------------------------------------------------
   II          6        1.500       1.500       14.272      7.272
---------------------------------------------------------------------
  IIII         6        1.500       1.500       14.257      7.257
---------------------------------------------------------------------
  IIII         6        1.500       1.500       14.321      7.322
---------------------------------------------------------------------

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment" includes liquidations due to default.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption assumes a constant prepayment rate or "CPR" of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.45% (precisely 16/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. A 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. A 110% Prepayment Assumption assumes prepayment rates equal to 110% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

      The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

                Percentage of Initial Class A-1 Principal Balance
      Outstanding at the Following Percentages of the Prepayment Assumption

Date                         0.00%     55.00%    82.50%   110.00%   165.00%   220.00%   275.00%
----                         -----     ------    ------   -------   -------   -------   -------
Initial                      100%      100%      100%      100%      100%      100%      100%
May 25, 2004                  97        90        86        82        75        67        59
May 25, 2005                  96        78        70        63        49        36        25
May 25, 2006                  94        69        58        48        32        19        10
May 25, 2007                  93        60        47        37        21        11         5
May 25, 2008                  91        52        39        28        14         6         2
May 25, 2009                  89        45        32        22         9         3         *
May 25, 2010                  87        40        26        16         6         1         0
May 25, 2011                  85        34        21        12         3         *         0
May 25, 2012                  83        30        17         9         2         0         0
May 25, 2013                  81        26        14         7         1         0         0
May 25, 2014                  78        22        11         5         *         0         0
May 25, 2015                  75        19         9         3         0         0         0
May 25, 2016                  73        16         7         2         0         0         0
May 25, 2017                  69        14         5         1         0         0         0
May 25, 2018                  54        10         3         *         0         0         0
May 25, 2019                  52         8         2         0         0         0         0
May 25, 2020                  49         6         1         0         0         0         0
May 25, 2021                  47         5         1         0         0         0         0
May 25, 2022                  44         4         0         0         0         0         0
May 25, 2023                  41         3         0         0         0         0         0
May 25, 2024                  38         2         0         0         0         0         0
May 25, 2025                  35         1         0         0         0         0         0
May 25, 2026                  31         *         0         0         0         0         0
May 25, 2027                  28         0         0         0         0         0         0
May 25, 2028                  24         0         0         0         0         0         0
May 25, 2029                  20         0         0         0         0         0         0
May 25, 2030                  15         0         0         0         0         0         0
May 25, 2031                  10         0         0         0         0         0         0
May 25, 2032                   5         0         0         0         0         0         0
May 25, 2033                   0         0         0         0         0         0         0

Weighted Average Life to
Maturity (years)              17.40     6.87      5.00      3.88      2.62      1.95      1.53

Weighted Average              17.32     6.52      4.74      3.64      2.46      1.83      1.44
Life to Call (years)(1)

----------
*     Greater than 0% but less than 0.5%.

(1) Assuming the early termination of the related sub-trust is exercised when the aggregate principal balance of the Class A-1 Notes is equal to or less than 10% of the original aggregate principal balance of the Class A-1 Notes.

                Percentage of Initial Class A-2 Principal Balance
      Outstanding at the Following Percentages of the Prepayment Assumption

Date                          0.00%    70.00%    105.00%   140.00%  210.00%   280.00%    350.00%
----                          -----    ------    -------   -------  -------   -------    -------
Initial                       100%      100%      100%      100%      100%      100%      100%
May 25, 2004                   96        87        82        77        67        57        47
May 25, 2005                   95        73        63        54        37        23        12
May 25, 2006                   94        62        49        38        20         8         1
May 25, 2007                   92        52        38        27        12         3         0
May 25, 2008                   91        44        30        19         7         0         0
May 25, 2009                   90        37        23        14         3         0         0
May 25, 2010                   88        31        18        10         1         0         0
May 25, 2011                   87        27        14         6         *         0         0
May 25, 2012                   85        22        11         4         0         0         0
May 25, 2013                   83        19         8         2         0         0         0
May 25, 2014                   81        16         6         1         0         0         0
May 25, 2015                   79        13         4         *         0         0         0
May 25, 2016                   77        11         2         0         0         0         0
May 25, 2017                   74         9         1         0         0         0         0
May 25, 2018                   71         7         *         0         0         0         0
May 25, 2019                   69         5         0         0         0         0         0
May 25, 2020                   66         4         0         0         0         0         0
May 25, 2021                   62         2         0         0         0         0         0
May 25, 2022                   59         1         0         0         0         0         0
May 25, 2023                   55         *         0         0         0         0         0
May 25, 2024                   51         0         0         0         0         0         0
May 25, 2025                   46         0         0         0         0         0         0
May 25, 2026                   42         0         0         0         0         0         0
May 25, 2027                   37         0         0         0         0         0         0
May 25, 2028                   32         0         0         0         0         0         0
May 25, 2029                   26         0         0         0         0         0         0
May 25, 2030                   20         0         0         0         0         0         0
May 25, 2031                   14         0         0         0         0         0         0
May 25, 2032                    7         0         0         0         0         0         0
May 25, 2033                    0         0         0         0         0         0         0

Weighted Average Life to
Maturity (years)              19.19     5.75      4.00      3.04      2.02      1.44      1.11

Weighted Average              19.13     5.47      3.77      2.85      1.89      1.36      1.08
Life to Call (years)(1)

----------
*     Greater than 0% but less than 0.5%.

(1) Assuming the early termination of the related sub-trust is exercised when the aggregate principal balance of the Class A-2 Notes is equal to or less than 10% of the original aggregate principal balance of the Class A-2 Notes.

                Percentage of Initial Class A-3 Principal Balance
      Outstanding at the Following Percentages of the Prepayment Assumption

Date                          0.00%    70.00%    105.00%   140.00%   210.00%   280.00%   350.00%
----                          -----    ------    -------   -------   -------   -------   -------
Initial                       100%      100%      100%      100%      100%      100%      100%
May 25, 2004                   96        87        82        77        67        57        47
May 25, 2005                   95        73        63        54        37        23        12
May 25, 2006                   94        62        49        38        20         8         1
May 25, 2007                   92        52        38        27        12         3         0
May 25, 2008                   91        44        30        19         7         0         0
May 25, 2009                   90        37        23        14         3         0         0
May 25, 2010                   88        31        18        10         1         0         0
May 25, 2011                   87        27        14         6         *         0         0
May 25, 2012                   85        22        11         4         0         0         0
May 25, 2013                   83        19         8         2         0         0         0
May 25, 2014                   81        16         6         1         0         0         0
May 25, 2015                   79        13         4         *         0         0         0
May 25, 2016                   77        11         2         0         0         0         0
May 25, 2017                   74         9         1         0         0         0         0
May 25, 2018                   71         7         *         0         0         0         0
May 25, 2019                   69         5         0         0         0         0         0
May 25, 2020                   65         4         0         0         0         0         0
May 25, 2021                   62         3         0         0         0         0         0
May 25, 2022                   59         1         0         0         0         0         0
May 25, 2023                   55         *         0         0         0         0         0
May 25, 2024                   51         0         0         0         0         0         0
May 25, 2025                   46         0         0         0         0         0         0
May 25, 2026                   42         0         0         0         0         0         0
May 25, 2027                   37         0         0         0         0         0         0
May 25, 2028                   32         0         0         0         0         0         0
May 25, 2029                   26         0         0         0         0         0         0
May 25, 2030                   20         0         0         0         0         0         0
May 25, 2031                   14         0         0         0         0         0         0
May 25, 2032                    7         0         0         0         0         0         0
May 25, 2033                    0         0         0         0         0         0         0

Weighted Average Life to
Maturity (years)              19.18     5.75      4.00      3.04      2.02      1.44      1.11

Weighted Average              19.13     5.47      3.77      2.85      1.89      1.36      1.08
Life to Call (years)(1)

----------
*     Greater than 0% but less than 0.5%.

(1) Assuming the early termination of the related sub-trust is exercised when the aggregate principal balance of the Class A-3 Notes is equal to or less than 10% of the original aggregate principal balance of the Class A-3 Notes.

      None of the note insurer, the trust, the owner trustee, the indenture trustee, the sponsor, the master servicer, the backup servicer or the underwriter will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable note rate, with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

                    Material Federal Income Tax Consequences

      The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

   Treatment of the Notes

      The sponsor and the issuer agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel to the issuer, is of the opinion that, for federal income tax purposes, (i) the notes will be treated as indebtedness, (ii) the issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Tax Consequences -- Debt Securities" in the accompanying prospectus.

      If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the trust, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount ("OID"), if any, accrued on the notes to the extent required by law. See "Material

Federal Income Tax Consequences -- Discount and Premium -- Original Interest Discount" in the accompanying prospectus.

      Possible Alternative Characterizations of the Notes. Although, as described above, it is the opinion of tax counsel that for federal income tax purposes, the notes will be characterized as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the notes did not represent indebtedness for federal income tax purposes, noteholders would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a note would differ if the notes were held to constitute partnership interests, rather than indebtedness. The parties will treat the notes as indebtedness for federal income tax purposes. None of the master servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply if the notes were held to constitute partnership interests. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See " -- Foreign Investors" below and "Material Federal Income Tax Consequences -- Foreign Investors" in the accompanying prospectus.

      Special Tax Attributes. The notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

      Discount and Premium. It is not anticipated that the Class A-1 Notes will be issued with any OID. It is possible that the Class A-2 Notes and Class A-3 Notes will be issued with OID because there may be more than a remote likelihood that the issuer will not pay currently the Class A-2 Net WAC Carry-Forward Amount and the Class A-3 Net WAC Carry-Forward Amount on the Class A-2 Notes and Class A-3 Notes, respectively. If there is more than a remote likelihood that the issuer will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. The issuer intends to take the position for income tax reporting purposes that the Class A-2 Notes and Class A-3 Notes do not have OID solely by reason of the possibility of accrued interest not being paid in full in any particular month. If, however, such notes are not treated as having been issued with OID, and if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Interest Discount" in the accompanying prospectus.

      The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 110% of the Prepayment Assumption with respect to the Group I mortgage loans and 140% of the Prepayment Assumption with respect to the Group II and Group III mortgage loans. See "Prepayment and Yield Consequences" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- Securities Purchased at a Premium" in the accompanying prospectus.

      Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such seller's adjusted basis in the note. See "Material Federal Income Tax Consequences -- Debt Securities -- Sale or Exchange" in the accompanying prospectus.

      Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a "backup" withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain "exempt recipients," such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder's non-U.S. status (for example, provide a form W-8BEN, form W-8IMY, form W-8ECI or form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is provided to the IRS.

      Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a "10 percent shareholder" of the issuer or the sponsor or as a "controlled foreign corporation" that is related to the issuer or the sponsor through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See "Material Federal Income Tax Consequences -- Foreign Investors -- Grantor Trust Securities, Debt Securities and REMIC Regular Securities" in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder's conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes, including consequences arising under possible recharacterizations of the notes. See "--Possible Alternative Characterization of the Notes" above.

      State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

                               ERISA Consequences

      The Employee Retirement Income Security Act of 1974 and Section 4975 of the Code impose certain restrictions on

      o     employee benefit plans, as defined in Section 3(3) of ERISA,

      o plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

      o any entities whose underlying assets include plan assets by reason of a plan's investment in such entities, and

      o persons who have certain specified relationships to such plans -- "parties-in-interest" under ERISA and "disqualified persons" under the Code.

      Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under
Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in "prohibited transactions" involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account -- e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

      Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

                                Legal Investment

      The notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              Plan of Distribution

      Subject to the terms and conditions of the underwriting agreement dated May 28, 2003 between the sponsor and the underwriters named below, the sponsor has agreed to sell to the underwriters and the underwriters have agreed to purchase from the sponsor the notes. The sponsor is obligated to sell, and each underwriter is obligated to purchase, the principal amount of notes set forth opposite its name below:

                                           Class A-1 Certificates           Class A-2 Certificates
                                           ----------------------           ----------------------

     Underwriter                             Principal Amount                 Principal Amount
     -----------                             ----------------                 ----------------
     Lehman Brothers                           $ 93,780,900                      $ 99,033,300
     Credit Suisse First Boston                $ 10,420,100                      $ 11,003,700
                                               ------------                      ------------
     Total                                     $104,201,000                      $110,037,000

                                            Class A-3 Certificates
                                            ----------------------
     Underwriter                               Principal Amount
     -----------                               ----------------
     Lehman Brothers                             $79,928,100
     Credit Suisse First Boston                  $ 8,880,900
                                                 -----------
     Total                                       $88,809,000

      The sponsor has been advised by the underwriters that they propose initially to offer the notes to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price, less a selling concession, not in excess of 0.210% of the note denominations. The underwriters may allow and such dealers may reallow a reallowance discount not in excess of 0.105% of the note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

      The sponsor has been advised by the underwriters that they presently intend to make a market in the notes offered hereby as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time. Accordingly, no assurance can be given that an active public market for the notes will develop.

      Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the sponsor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the sponsor nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Immediately prior to the sale of the mortgage loans to the trust, some of the mortgage loans were subject to financing provided by an affiliate of one or more of the underwriters. The sponsor will apply a portion of the proceeds it receives from the sale of the notes to repay such financing.

      For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

      The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933.

                    Incorporation of Information by Reference

      The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Documents by Reference."

      You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this

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prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                             Additional Information

      Accredited Home Lenders, Inc. has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-100619) under the Securities Act of 1933, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     Experts

      The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 are incorporated by reference in this prospectus supplement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, upon the authority of that firm as experts in auditing and accounting.

                                  Legal Matters

      Certain legal matters in connection with the notes will be passed upon for the sponsor, the master servicer and as to certain tax matters for the trust by Dewey Ballantine LLP, New York, New York, for the trust by Richards, Layton and Finger, Wilmington, Delaware, and for the underwriter by McKee Nelson LLP, New York, New York.

                                     Ratings

      It is a condition to the original issuance of the notes that they will receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. The ratings assigned to the notes will take into account the claims-paying ability of the note insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the Class A-2 Notes and Class A-3 Notes do not address the likelihood of the payment of the Class A-2 Net WAC Cap Carry-Forward Amount and the Class A-3 Net WAC Cap Carry-Forward Amount, respectively.

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                                    Glossary

      The following terms have the meanings given below when used in this prospectus supplement.

      Available Amount for each group of mortgage loans and any payment date is the amount on deposit in the related payment account on that payment date, less the amount applied to the payment of the fees of the indenture trustee and any payments with respect to the indemnification due to the indenture trustee, the fees of the owner trustee and the premiums due to the note insurer in each case with respect to that group and exclusive of the amount of any Insured Amount.

      Base Principal Payment Amount for any group of mortgage loans and any payment date will be the lesser of:

            (a) the excess of (x) the sum, as of such payment date, of (A) the Available Amount for that group and (B) any Insured Principal Payment with respect to the related class of notes over (y) the sum of the Interest Payment Amount for such group; and

            (b) the sum, without duplication, of:

                  (1) all scheduled principal payments due and collected or advanced for the related Due Period, plus the principal portion of all prepayments in full received during the prior Prepayment Period, plus all partial prepayments and other unscheduled recoveries of principal received during the prior calendar month less any related reimbursements of Delinquency Advances or of Servicing Advances to the master servicer, in each case, for the related group of mortgage loans;

                  (2) the principal balance of each mortgage loan in such group that was repurchased by the sponsor on the related servicer remittance date from such group to the extent such principal balance is actually received by the indenture trustee and less any related reimbursements of Delinquency Advances or of Servicing Advances to the master servicer;

                  (3) any substitution adjustments delivered by the sponsor on the related servicer remittance date in connection with a substitution of a mortgage loan in that group, to the extent such substitution adjustments are actually received by the indenture trustee;

                  (4) the Net Liquidation Proceeds actually collected by the master servicer on all mortgage loans in such group during the preceding calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

                  (5) the proceeds received by the indenture trustee upon the exercise by the sponsor of its option to call the related class of notes -- to the extent such proceeds relate to principal;

                  (6) the proceeds received by the indenture trustee on any termination of the trust -- to the extent such proceeds relate to principal -- allocable to such group;

                  (7) any amount that the note insurer has elected to pay as principal -- including Liquidated Loan Losses -- prior to the occurrence of any Remaining
                        Over-collateralization Deficit;

                                      minus
                                      -----

                  (8) the amount of any Over-collateralization Reduction Amount for such group for such payment date.

      In no event will the Base Principal Payment Amount for a group with respect to any payment date be less than zero, or greater than the then outstanding aggregate principal balance for the related notes.

      Civil Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or any similar state law.

      Class A-1 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-1 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-1 Notes on such immediately preceding payment date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Note Rate.

      Class A-1 Interest Payment Amount for any payment date will be an amount equal to the sum of the Current Interest for the Class A-1 Notes on such payment date, plus the Class A-1 Carry-Forward Amount remaining unpaid as of such payment date.

      Class A-1 Note Rate with respect to any payment date, the per annum rate equal to 3.58%; provided, that, on any payment date after the related Clean-up Call Date, the Class A-1 Note Rate will be 4.33% per annum.

      Class A-2 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-2 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-2 Notes on such immediately preceding payment date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Note Rate.

      Class A-2 Formula Note Rate is a per annum rate equal to the lesser of (i) LIBOR plus 0.35% provided, that, on any payment date after the related Clean-up Call Date, such rate will be equal to LIBOR plus 0.70% annum and (ii) 13.0%.

      Class A-2 Interest Payment Amount for any payment date will be an amount equal to the Current Interest for the Class A-2 Notes on such payment date, plus the Class A-2 Carry-Forward Amount remaining unpaid as of such payment date.

      Class A-2 Net WAC Cap Carry-Forward Amount is, with respect to the Class A-2 Notes and any payment date, the sum of

      (a) the excess of (x) the Current Interest for the Class A-2 Notes calculated at the Class A-2 Formula Note Rate over (y) the Current Interest for the Class A-2 Notes calculated at the Class A-2 Net WAC Cap Rate, in each case as of such payment date, and

      (b) the amount calculated under clause (a) above remaining unpaid from any previous payment date, with interest thereon at the Class A-2 Note Rate.

      Class A-2 Net WAC Cap Rate is a per annum rate equal to the product of (i) the weighted average mortgage interest rate with respect to the mortgage loans in Group II, less the note insurer premium percentage, the master servicing fee rate, the indenture trustee fee rate, the owner trustee fee rate, and the backup servicer fee rate, each as applicable to the Class A-2 Notes, and less 0.25% on each payment date up to and including the payment date in May 2006, and less 0.50% on each payment date thereafter, and (ii) 30 divided by the number of days in the related accrual period.

      Class A-2 Note Rate with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-2 Formula Note Rate and (y) the Class A-2 Net WAC Cap Rate for such payment date.

      Class A-3 Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-3 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-3 Notes on such immediately preceding payment date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-3 Note Rate.

      Class A-3 Formula Note Rate is a per annum rate equal to the lesser of (i) LIBOR plus 0.38% provided, that, on any payment date after the related Clean-up Call Date, such rate will be equal to LIBOR plus 0.76% annum and (ii) 13.0%.

      Class A-3 Interest Payment Amount for any payment date will be an amount equal to the Current Interest for the Class A-3 Notes on such payment date, plus the Class A-3 Carry-Forward Amount remaining unpaid as of such payment date.

      Class A-3 Net WAC Cap Carry-Forward Amount is, with respect to the Class A-3 Notes and any payment date, the sum of

      (a) the excess of (x) the Current Interest for the Class A-3 Notes calculated at the Class A-3 Formula Note Rate over (y) the Current Interest for the Class A-3 Notes calculated at the Class A-3 Net WAC Cap Rate, in each case as of such payment date, and

      (b) the amount calculated under clause (a) above remaining unpaid from any previous payment date, with interest thereon at the Class A-3 Note Rate.

      Class A-3 Net WAC Cap Rate is a per annum rate equal to the product of (i) the weighted average mortgage interest rate with respect to the mortgage loans in Group III, less the note insurer premium percentage, the master servicing fee rate, the indenture trustee fee rate, the owner trustee fee rate, and the backup servicer fee rate, each as applicable to the Class A-3 Notes, and less 0.25% on each payment date up to and including the payment date in May 2006, and less 0.50% on each payment date thereafter, and
(ii) 30 divided by the number of days in the related accrual period.

      Class A-3 Note Rate with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-3 Formula Note Rate and (y) the Class A-3 Net WAC Cap Rate for such payment date.

      Clean-up Call Date means the first payment date on which: (1) the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes provided that overcollateralization with respect to each of the Group II and Group III mortgage loans is currently funded at its target; (2) the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes provided that overcollateralization with respect to each of the Group I and Group III mortgage loans is currently funded at its target; (3) the outstanding principal balance of the Class A-3 Notes is equal to or less than 10% of the original principal balance of the Class A-3 Notes provided that overcollateralization with respect to each of the Group I and Group II mortgage loans is currently funded at its target; or (4) to the extent the sponsor has not exercised the optional clean-up call with respect to any, one or two of the Class A-1 Notes, Class A-2 Notes, or Class A-3 Notes, the sponsor may exercise the optional clean-up call with respect to the outstanding class or classes of notes when the aggregate outstanding principal balance is equal to or less than the sum of (a) 10% of original aggregate principal balance of the Class A-1 Notes, if such class is still outstanding,
(b) 10% of original aggregate principal balance of the Class A-2 Notes, if such class is still outstanding, and (c) 10% of original aggregate principal balance of the Class A-3 Notes, if such class is still outstanding.

      Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the master servicing fee with respect to the related Due Period.

      Current Interest for either the Class A-1 Notes, Class A-2 Notes, or the Class A-3 Notes and any payment date is the accrued interest on the related class of notes at the Class A-1 Note Rate, Class A-2 Note Rate or the Class A-3 Note Rate, as the case may be, on the aggregate outstanding principal balance of such class during the related accrual period reduced by the sum of (a) the Civil Relief Act Interest Shortfall and (b) Net Prepayment Interest Shortfalls, in each case for the related class of notes.

      Cut-off Date means (i) with respect to the mortgage loans, the close of business as of April 30, 2003 after giving effect to scheduled payments of principal due on or prior to May 1, 2003.

      Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the related Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after application of all payments due on or before May 1, 2003 and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

      Delinquency Advance means advances made by the master servicer on each servicer remittance date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note -- or at such lower rate as may be in effect for such mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- less the master servicing fee rate and the backup servicing fee rate.

      Due for Payment shall mean, (i) with respect to an Insured Amount, the payment date on which Insured Amounts are due and payable pursuant to the terms of the indenture and (ii) with respect to a Preference Amount, the business day on which the documentation required by the note insurer has been received by the note insurer.

      Due Period means, with respect to any payment date, the period from the second day of the preceding month to and including the first day of the current month.

      Excess Interest for any group of mortgage loans and any payment date is equal to the excess of (x) the Available Amount for such group and such payment date over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (a) through (g) under "Description of the Notes and the Trust Certificates - Flow of Funds" herein.

      Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

      Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices. "Insurance Proceeds" do not include "Insured Payments."

      Insured Amounts means, with respect to any payment date and the notes, the sum of (i) any Insured Interest Payment for such payment date and (ii) any Insured Principal Payment for such payment date.

      Insured Interest Payment means, for any payment date and the notes, the excess, if any, of Required Interest Distributions over the sum of (i) the Available Amount for the related group for such payment date plus (ii) any amounts transferred on that payment date to that group's payment account from the reserve account.

      Insured Payments means, the aggregate amount actually paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given business day.

      Insured Principal Payment means, (i) for any payment date other than the payment date occurring in June 2033, the Remaining Over-collateralization Deficit allocable to the notes, if any, for such payment date and (ii) with respect to the payment date occurring in June 2033, the outstanding principal balance of each class of notes (after giving effect to all distributions to be made thereon on such payment date other than any portion thereof consisting of an Insured Principal Payment).

      Interest Payment Amount means the Class A-1 Interest Payment Amount, Class A-2 Interest Payment Amount or Class A-3 Interest Payment Amount, as applicable.

      Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

      Liquidated Mortgage Loan is a mortgage loan that has been finally liquidated by the master servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

      Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the master servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

      Liquidation Proceeds are amounts received by the master servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

      Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) Liquidated Loan Losses with respect to such servicer remittance date.

      Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the master servicer with respect to such mortgage loan.

      Net Prepayment Interest Shortfalls means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

      Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the master servicer.

      Nonpayment shall mean, with respect to any payment date, an Insured Amount is Due for Payment but has not been paid pursuant to the indenture.

      Over-collateralization Amount means, with respect to any payment date and a group of mortgage loans, the excess, if any, of (a) the aggregate scheduled principal balance of the mortgage loans in such group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month, over (b) the principal balance of the related class of notes as of such payment date --following the making of all payments on such payment date, other than with respect to any Over-collateralization Increase Amount for such payment date.

      Over-collateralization Deficit means, for any payment date, the amount, if any, by which the aggregate note principal balance of a class of notes, after payment of the Base Principal Payment Amount for such group, but before taking into account any principal payment funded from excess interest, the reserve fund or any Insured Principal Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in the related group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related prepayment period and partial principal prepayments received during the prior calendar month.

      Over-collateralization Increase Amount means, for any group of mortgage loans and any payment date, the amount of Excess Interest (after application, if necessary, to pay the Over-collateralization Deficit and the Reimbursement Amount on such payment date) to be applied as an accelerated payment of principal on the related class of notes until the Over-collateralization Amount for such group reaches the Specified Over-collateralization Amount.

      Over-collateralization Reduction Amount means, with respect to any group of mortgage loans and any payment date, the amount by which the Over-collateralization Amount is permitted to be reduced as provided by the sale and servicing agreement.

      Preference Amount means any payment of principal or interest on a note, which has become Due for Payment and which is made to an owner of a note by or on behalf of the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order a court of competent jurisdiction.

      Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate -- or at such lower rate as may be in effect for any such mortgage loan because of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- minus the rate at which the master servicing fee and the backup servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the master servicing fee and the backup servicing fee for such mortgage loan in such month.

      Prepayment Period means, with respect to any payment date, the period from the sixteenth day of the preceding month (or in the case of the first payment date, from May 1, 2003 ) to and including the fifteenth day of the month in which the payment date occurs.

      Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

      o relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

      o matures no later than, and not more than one year earlier than, the deleted mortgage loan,

      o has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

      o has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan,

      o complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement, and

      o     is otherwise acceptable to the note insurer.

      Reimbursement Amount shall mean, as to any payment date, the sum of (x)
(i) all Insured Payments for which the note insurer has not been reimbursed prior to such payment date plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the rate set forth in the insurance and indemnity agreement, from the date the indenture trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the note insurer under the insurance and indemnity agreement, as certified to the indenture trustee by the note insurer plus (ii) interest on such amounts calculated at the rate set forth in the insurance and indemnity agreement. In the event any amounts due under the insurance and indemnity agreement are not clearly allocable to a particular group, those amounts shall be allocated between the groups pro rata based on the aggregate unpaid principal balance of the related notes.

      Remaining Over-collateralization Deficit means, for any payment date, the amount, if any, that the aggregate note principal balances of all three classes of notes, after payment of the Base Principal Payment Amount for all three groups and after taking into account any principal payment funded from Excess Interest or from the reserve account, but before taking into account any Insured Principal Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in all three groups as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month.

      REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

      Required Interest Distributions mean, (i) with respect to the Class A-1 Notes and any payment date, the Class A-1 Interest Payment Amount for such payment date, (ii) with respect to the Class A-2 Notes and any payment date, the Class A-2 Interest Payment Amount for such payment date and (iii) with respect to the Class A-3 Notes and any payment date, the Class A-3 Interest Payment Amount for such payment date.

      Servicing Advances means the "out-of-pocket" costs and expenses of the master servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

      Shortfall Amount means, with respect to a group of mortgage loans and any payment date, the excess, if any, of (y) the amounts listed in clauses (b) through (d) under "Description of the Notes and the Trust Certificates - Flow of Funds" herein over (z) the Available Amount, in each case for that group and payment date.

      Specified Over-collateralization Amount with respect to a group of mortgage loans and any payment date will be the amount of over-collateralization which the note insurer requires with respect to such group and such payment date and which amount may step up or step down as determined in the indenture and the insurance and indemnity agreement.

      Specified Reserve Amount means, with respect to any payment date, the difference between (x) the sum of the Specified Over-collateralization Amount for all three mortgage loan groups on such payment date and (y) the sum of the Over-collateralization Amount for all three mortgage loan groups on such payment date.

PROSPECTUS

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                        ACCREDITED HOME LENDERS, INC.
                             ASSET-BACKED SECURITIES
                             (ISSUABLE IN SERIES)
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      You should read the section entitled "Risk Factors" starting on page 4 of this prospectus before making a decision to invest in the securities,

      Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.
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      The Securities:

o     will be issued in one or more classes,

o will consist of either asset-based notes or asset-backed certificates, will be issued by a trust or other special purpose entity established by the sponsor,

o will be backed by one or more pools of mortgage loans held by the issuer, and

o may have one or more forms of credit enhancement, such as insurance policies or reserve finds,

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      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
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                          ACCREDITED HOME LENDERS, INC.
                 The date of this prospectus is November 8, 2002

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                                TABLE OF CONTENTS

Summary of Prospectus .....................................................    1
Risk Factors ..............................................................    4
Description of the Securities .............................................   11
Payments of Interest ......................................................   11
Payments of Principal .....................................................   11
Final Scheduled Distribution Date .........................................   11
Optional Redemption, Mandatory Redemption .................................   12
Weighted Average Life of the Securities ...................................   12
Use of Notional Amounts ...................................................   13
Form of Securities ........................................................   13
The Trust Funds ...........................................................   17
The Loans .................................................................   18
Credit Enhancement ........................................................   20
Subordinated Securities ...................................................   20
Insurance .................................................................   20
Reserve Funds .............................................................   22
Minimum Principal Payment Agreement .......................................   22
Other Insurance, Guarantee and Similar Instruments or Agreements ..........   22
Deposit Agreement .........................................................   22
Cross Collateralization ...................................................   22
Overcollateralization .....................................................   23
Servicing of Loans ........................................................   23
Collection Procedures; Escrow Accounts ....................................   24
Deposits to and Withdrawals from the Collection Account ...................   24
Advances and Limitations Thereon ..........................................   26
Maintenance of Insurance Policies and Other Servicing Procedures ..........   26
Realization upon Defaulted Loans ..........................................   27
Enforcement of Due-On-Sale Clauses ........................................   28
Servicing Compensation and Payment of Expenses ............................   28
Evidence as to Compliance .................................................   29
Certain Matters Regarding the Servicer ....................................   29
The Agreements ............................................................   30
Assignment of Loans .......................................................   31
Reports to Security Holders ...............................................   34
Servicer Defaults; Rights Upon Servicer Defaults ..........................   34
Events of Default .........................................................   35
The Trustee ...............................................................   37
Duties of the Trustee .....................................................   37
Resignation of Trustee ....................................................   37
Amendment of Agreements ...................................................   38
Voting Rights .............................................................   38
Meetings of Holders .......................................................   39
REMIC Administrator .......................................................   39
Termination ...............................................................   39
Yield and Maturity Considerations .........................................   40
Legal Aspects of Loans ....................................................   43
Mortgages .................................................................   43


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The Home Improvement Contracts ............................................   49
Installment Contracts .....................................................   50
Soldiers' and Sailors' Civil Relief Act of 1940 ...........................   51
The Sponsor and The Master Servicer .......................................   51
Use of Proceeds ...........................................................   51
Material Federal Income Tax Consequences ..................................   52
Grantor Trust Securities ..................................................   52
REMIC Securities ..........................................................   54
Debt Securities ...........................................................   61
Partnership Interests .....................................................   62
FASIT Securities ..........................................................   64
Discount and Premium ......................................................   67
Backup Withholding ........................................................   71
Foreign Investors .........................................................   71
State Tax Considerations ..................................................   72
ERISA Considerations ......................................................   73
Legal Investment ..........................................................   76
Available Information .....................................................   76
Incorporation of Certain Documents by Reference ...........................   77
Plan of Distribution ......................................................   77
Legal Matters .............................................................   78


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                              Summary of Prospectus

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

The Sponsor and Servicer

Accredited Home Lenders, Inc., a California corporation, will act as the sponsor, meaning that it will be the primary source of the loans that will secure each series of securities that are issued. Accredited will also act as the servicer of the loans,

Types of Securities

Each series of securities will consist of one or more classes of ownership or debt securities, Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities are typically issued in the form of certificates. Debt securities are typically issued in the form of notes.

Each series of securities will be issued in one or more classes, one or more of which may be classes of:

      o     compound interest securities,

      o     planned amortization class securities,

      o     variable interest securities,

      o     zero coupon securities,

      o     principal only securities,

      o     interest only securities,

      o     participating securities,

      o     senior securities, or respectively:

      o     subordinate securities.

Each class may differ in, among other things, the amounts allocated to such class and the priority of principal and interest payments, final scheduled distribution dates, distribution dates and interest rates. The securities of each class will be issued in fully registered form in the denominations specified in the related prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

The Trust Funds

The trust fund for a series of securities will include assets originated by sponsor or acquired by the sponsor from affiliated or unaffiliated institutions. The assets of the trust fund will be specified in the related prospectus supplement. The assets of the trust fund may include:

      o mortgage loans, including mortgage loans secured by senior liens or junior liens on the related mortgaged properties:

      o closed-end home equity loans, secured by mortgages primarily on one- to four-family residential or small mixed-use properties;

      o home improvement installment sales contracts and installment loan agreements which are secured by mortgages primarily on one- to four family residential properties, or by purchase money security interests;

      o all mortgaged properties and/or home improvements acquired in respect of mortgage loans and/or home improvement contracts,

      o all monies due under the loans net, to the extent described in the related prospectus supplement, of certain amounts payable to the servicer; and
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      o     certain funds, credit enhancement and other assets, as specifically set forth in the related prospectus supplement.

Collection and Distribution Accounts

Payments on or with respect to the loans for a series will be remitted directly to a collection account to be established for such series with the trustee or the servicer, in the name of the trustee. Such amounts will generally be available for (i) application to the payment of principal of and interest on such series of securities on the next distribution date, (ii) the making of adequate provision for future payments on certain classes of securities, (iii) for the purpose of reimbursing expenses to other persons which may be supplying services to the related trust fund (for example, a subservicer or a provider of credit enhancement), and to pay to such persons their fees and (iv) for reinvestment in additional loans, as described below. After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the sponsor, the related credit enhancer or deposited into a reserve account.

In addition, to the extent specified in the related prospectus supplement, all or a portion of such collected principal may be retained by the trustee (and held in certain temporary investments, including loans) for a specified period prior to being used to fund payments of principal to holders.

Optional Redemption, Mandatory Redemption

The sponsor, the servicer or such other entity that is specified in the related prospectus supplement may, at its option, cause an early redemption of the securities and terminate the related trust fund by repurchasing all of the loans and/or properties remaining in the trust fund and/or after the date specified in the related prospectus supplement.

To the extent specified in the prospectus supplement, the sponsor, the servicer or such other entity as specified in the prospectus supplement may be required to conduct a sale of the trust estate, typically after a period of time following the failure to exercise any optional redemption. This mandatory redemption will occur at the time and in the manner described in the prospectus supplement.

Pre-funding Account

A portion of the issuance proceeds of the securities of a particular series may be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional loans from time to time during a specified time period, as described in the related prospectus supplement. Prior to the purchase of additional loans, amounts in the pre-funding account will be invested in one or more eligible investments.

Credit Enhancement

Credit enhancement for a series may include one or more of the following types:

      o the subordination of distributions on the junior classes to the distributions on more senior classes;

      o the use of surety bonds, pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the securities;

      o cash, a letter or letters of credit, short-term investments, or other instruments held in one or more reserve funds;

      o agreements providing for third party payments of minimum principal amounts;

      o     guaranteed investment contracts or reinvestment agreements;
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      o     derivative contracts, including swaps and interest rate protection agreements;

      o     cross collateralization; and

      o over-collateralization--an excess of the aggregate principal balance of the related loans, or a group thereof, over the principal balance of the related class of securities.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

Servicing

The servicer will be responsible for servicing, managing and making collections on the loans for a series. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

The servicer will receive a periodic fee as servicing compensation and may, as specified herein and in the related prospectus supplement, receive certain additional compensation.

Use of Proceeds

The sponsor will use the net proceeds from the sale of each series of securities for one or more of the following purposes:

      o     to purchase the related loans,

      o to repay indebtedness which has been incurred to obtain funds to acquire such loans,

      o to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing such securities, including the costs of obtaining credit enhancement, if any.

Certain Federal Income Tax Considerations

Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

      o     interests in a trust treated as a grantor trust,

      o "regular interests" or "residual interests" in a trust treated as a REMIC,

      o     debt issued by a trust, or

      o     interests in a trust which is treated as a partnership.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code should carefully review with its own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment

Securities of each series offered by this prospectus and the related prospectus supplement may or may not constitute "mortgage related securities" under the Secondary Mortgage Market Credit Enhancement Act of 1984 or "SMMEA". Whether or not such securities are "mortgage related securities" will be set forth in the related prospectus supplement.

Ratings

The securities offered by this prospectus and the related prospectus supplement will be rated by each rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to each series of offered securities will be set forth in the related prospectus supplement.
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                                  Risk Factors

      You should consider, among other things, the following factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

      Limited liquidity may result in delays in your ability to sell securities or lower returns; you should be prepared to hold your investment to maturity.

      There will be no market for the securities prior to their issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide security holders with liquidity of investment or that the market will continue for the life of the securities. The underwriters specified in the related prospectus supplement may make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities, you may not be able to find a buyer for your securities at the time you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security. You should be prepared to hold your investment to maturity.

      The assets of each trust fund, as well as any applicable credit enhancement, will be limited and, if such assets and/or credit enhancement become insufficient to service the related securities, losses may result.

      The securities will be payable solely from the assets of the trust fund. Consequently, security holders must rely solely upon payments with respect to the loans and the other assets constituting the trust fund, including, if applicable, any amounts available pursuant to any credit enhancement, for the payment of principal of and interest on the securities.

      Although any credit enhancement for the securities will be intended to reduce the risk of delinquent payments or losses to security holders, the amount of such credit enhancement may be limited, as set forth in the related prospectus supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related securities. As a result security holders may suffer losses.

      The securities do not have specified payment or debt service schedules, and payments on the securities are subject to the rate of payment on the underlying loans.

      The yield to maturity of the securities will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans to fixed-rate loans or breaches of representations and warranties) on the loans and the price paid by security holders. The yield to maturity on principal-only or interest-only securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related loans. In addition, the yield to maturity on certain other types of classes of securities may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      The loans may be prepayable in full or in part at any time; however, a prepayment penalty or premium may be imposed. These penalties may or may not be property of the issuer. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner


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mobility. Therefore, we can give no assurance as to the level of prepayment that a trust fund will experience.

      Prepayments may result from mandatory prepayments relating to unused moneys held in pre-funding accounts, voluntary early payments by borrowers (including payments in connection with refinancings of related senior liens), sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies, in addition, repurchases or purchases of loans or substitution adjustments will have the same effect on the securities as a prepayment of the loans.

      Nonconforming credit mortgage loans may experience higher rates of delinquencies and losses.

      In general, the sponsor originates and acquires mortgage loans which do not meet the credit criteria required by the Federal National Mortgage Association, or Fannie Mae. the Federal Home Loan Mortgage Corporation, or Freddie Mac, will be commonly referred to as "nonconforming credit" mortgage loans. These mortgage loans tend to exhibit higher levels of delinquency, foreclosure and loss than mortgage loans which conform to the requirements of Fannie Mae and Freddie Mac. The interest rates and the loan-to-value ratios for such mortgage loans are established at levels designed to compensate for and offset the increased delinquency, foreclosure and loss risks presented by such loans, and rating agencies take such increased risks into account in assigning ratings to classes of securities which represent interests in such loans. No assurances can be given, however, that the loans in any trust fund will not exceed expected delinquency, foreclosure and loss levels and adversely affect the value of the related securities.

      Junior liens may experience higher rates of delinquencies and losses.

      To the extent mortgages are junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the mortgaged property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

      Property values may decline, leading to higher losses.

      An investment in the securities, which arc backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower's failure to maintain the property or a natural disaster, among other things. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry with respect to the same types of loans.


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      "Balloon" loans may experience higher rates of delinquencies and losses.

      Certain loans in a trust fund may constitute "balloon" loans, which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a balloon loan, the borrower will be required to make a "balloon" payment that will be significantly larger than the borrower's previous scheduled payments. The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower's ability to refinance the loan. The ability of a borrower to refinance such a loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower's equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses.

      Adjustable-rate loans may experience higher rates of delinquencies and losses.

      In general, the sponsor's underwriting guidelines provide for a prospective borrower's repayment ability to be evaluated based on the initial level of monthly payment required by the mortgage loan for which the borrower is applying. However, with respect to certain types of loans, including loans as to which the loan rate may adjust in accordance with movements in an index, the scheduled payment may increase beyond the initial level of the scheduled payment. To the extent the income level of the related borrower may not be sufficient to enable the borrower to meet higher scheduled payments, the risk of delinquency, foreclosure and loss may be increased with respect to such loans. In addition, certain types of these loans may provide for "negative amortization"--deferral of the payment of a portion of currently accrued interest and the addition of such deferred amount to the principal balance of the loan. To the extent such "negative amortization" results in total liens against a mortgaged property in excess of the value of the mortgaged property, the risk of delinquency, foreclosure and loss with respect to the related loan may be further increased.

      Non-owner-occupied loans may experience higher rates of delinquencies and losses.

      A loan included in a trust fund may be secured by a mortgaged property which is not the primary residence of the related borrower. Because the borrower on such a "nonowner-occupied" loan may have less incentive to avoid foreclosure than borrowers under loans secured by primary residences, nonowner-occupied loans may experience higher rates of delinquencies and losses than owner-occupied loans.

      Bankruptcy of mortgagors may lead to higher levels of losses.

      General economic conditions may have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower, it is possible that a trust fund could experience a loss with respect to the related loan. In conjunction with a borrower's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such loan or permanently reduce the principal balance of such loan thereby either delaying or permanently limiting the amount received by the trust fund with respect to such loan. Moreover, in the event a bankruptcy court prevents the transfer of the related mortgaged property to the trust fund, any remaining balance on such loan may not be recoverable.


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      Foreclosure of properties may be subject to substantial delay, resulting in longer maturity of the securities, as well as higher losses.

      Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all of which will reduce the amount of the net recovery by the trust.

      Environmental conditions on the mortgaged property may give rise to liabilities.

      Real property pledged as security to a lender may be subject to certain environmental risks which could cause losses on your securities. Under the laws of certain states, contamination of a mortgaged property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also increases its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

      Violation of lending laws could result in losses on the securities.

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the loan to damages and administrative enforcement.

      The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

      The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability


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standards agreed to by the homeowner and the contractor. The Holder in Due
Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

      Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

      Geographic concentration of mortgaged properties may result in higher losses, if particular regions experience downturns.

      Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of delinquency, foreclosure and loss on mortgage loans generally. The loans underlying certain series of securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan assetbacked securities without such concentrations. Statistical information with respect to the geographic concentration of properties relating to a particular series will be specified in the related prospectus supplement.


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      Bankruptcy of the sponsor may adversely affect the interests of holders.

      In the event of the bankruptcy of the sponsor at a time when it or any affiliate holds a security, a trustee in bankruptcy of the sponsor or such affiliate, or its creditors could attempt to recharacterize the sale of the loans to the related trust fund as a borrowing by the sponsor or such affiliate, with the result, if such recharacterization is upheld, that the related security holders would be deemed creditors of the sponsor or such affiliate, secured by a pledge of the loans. If such an attempt were successful, it could prevent timely payments of amounts due to the trust fund.

      Certain limitations on interest payments and foreclosures may reduce the amounts payable on the loans and limit the enforcement of the loans against certain mortgagors.

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation, a mortgagor who enters military service after the origination of his or her loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

      In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

      Uncertainty regarding original issue discount.

      Some or all classes of the securities may be issued with original issue discount, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. A security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the securities was sold.

      Ratings of the securities may be dependent on the related credit enhancer, and further~ may be reduced or withdrawn at any time; there is no obligation to maintain any specific ratings.

      It will be a condition to the issuance of a series of securities that they be rated in one of the four highest rating categories by each rating agency. Any such rating would be based on, among other things, the adequacy of the value of the loans and any credit enhancement with respect to such series. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the related rating agency if in itsjudgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an credit enhancer or a change in the rating of such credit enhancer's long term debt.


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      Losses may be greater in the event of an acceleration.

      Upon an event of default under the related servicing agreement for a series of securities and a sale of the assets in the related trust fund, the trustee, the servicer, any credit enhancer and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related agreement prior to distributions to the security holders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the securities.

      Certain risks relating to differing underwriting criteria.

      The loans included in a particular trust fund may have been purchased by the sponsor from one or more originators, and may, to the extent described in the related prospectus supplement, have been originated using underwriting criteria different from that of the sponsor. However, the loans included in a particular trust fund will satisfy the criteria set forth in the related prospectus supplement.

      Lack of historical prepayment rate Information may create uncertainty as to yields and maturities.

      The sponsor has previously sold its loans and does not have any information available to it regarding its prepayment experience. As a result, its future prepayment rates may be relatively less predictable than those of other mortgage-backed securities issuers, which may have more information.

                          Description of the Securities

      Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities. Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement.

      All payments with respect to the mortgage assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund., and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account, net of certain amounts payable to the related servicer and any other person specified in the prospectus supplement, and will thereafter be available to make payments on securities on the next distribution date, as the case may be.

Payments of Interest

      The securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans included in the related trust fund and/or as prepayments occur with respect to such loans. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

      Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to security holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

      On each distribution date for a series, principal payments will be made to the security holders of such series on which principal is then payable, to the extent set forth in the related prospectus supplement. Such payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related prospectus supplement.

Final Scheduled Distribution Date

      The final scheduled distribution date with respect to each class of securities is the date no later than which principal balance is expected to be reduced to zero, calculated on the basis of assumptions described in the related prospectus supplement. The final scheduled distribution date will be specified in the related prospectus supplement. Since payments on the loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any such class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

      Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the loans in the trust fund, the actual final distribution date of any such class may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See "Yield and Maturity Considerations".

Optional Redemption, Mandatory Redemption

      The sponsor or servicer, or such other entity that is specified in the related prospectus supplement, may, at its option, cause an early termination of the related trust fund by repurchasing all of the loans and/or properties remaining in the trust fund on or after:

      o the termination date specified in the related prospectus supplement, or

      o on or after such time as the aggregate principal balance of the securities of the series or the securities relating to such series, is less than the amount or percentage specified in the related prospectus supplement.

      The trustee, or such other party specified in the prospectus supplement may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional redemption right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust, In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the notes. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a "qualified liquidation" of each REMIC, if the related trust fund has elected to be treated as a REMIC.

Weighted Average Life of the Securities

      "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of such series that would be outstanding on specified distribution dates for such series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

      There is, however, no assurance that prepayment of the loans included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. En this regard, it should be noted that the loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. See "Yield and Maturity Considerations".

Use of Notional Amounts

      If so provided in the related prospectus supplement, interest on certain classes of securities may be payable based on a notional amount rather than a principal balance or the actual aggregate outstanding principal balances of the related loans. These notional amounts would not necessarily be affected by prepayments on the related loans, potentially reducing the disproportionate impact which prepayments have on the yield of interest only securities relative to the yields of other types of securities which are entitled to payments of principal. See "Yield and Maturity Considerations".

      The related prospectus supplement will set forth the notional amount schedule, if any, and will describe fee prepayment spreads to the extent used in constructing such schedule.

Form of Securities

      The offered securities will be book-entry securities. Persons acquiring beneficial ownership interests in the securities may elect to hold their securities through the Depository Trust Company, or DTC, in the United States, or Clearstream Banking Societe Anonyme or Euroclear System (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of book-entry securities will be issued in one or more securities which equal the aggregate principal amount of the securities of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry securities in minimum denominations representing security balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no beneficial owner acquiring a book-entry security will be entitled to receive a physical security representing such security. Unless and until definitive securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security owners will not be securityholders as that term is used in the related servicing agreements. Security owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

      A security owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Security owners will receive all payments of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of, and interest on, the securities. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective security owners. Accordingly, although security owners will not possess securities, the rules provide a mechanism by which security owners will receive payments and will be able to transfer their interest.

      Security owners will not receive or be entitled to receive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing such participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the securities, see "Material Federal Income Tar Consequences--Foreign Investors" herein and "Global Clearance, Settlement and Tar Documentation Procedures--Certain US Federal Income Tar Documentation Requirements" in Annex I hereto.

      Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstrearn interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

      The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

      Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

      The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Payments on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book- entry securities that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

      Under a book-entry format, beneficiary owners of the book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry security, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

      Monthly and annual reports on the issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

      DTC has advised the sponsor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the related servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees rather than to DTC, only if(a) DTC or the issuer advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor or (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry securities and instructions for re-registration. the trustee, as registrar, will issue definitive securities, and thereafter the trustee will recognize the holders of such definitive securities as certificateholders under the related servicing agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Neither the sponsor, the servicer nor the related trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      For additional information regarding DTC and the book-entry securities, see Annex I hereto.

                                 The Trust Funds

      The trust fund of each series will include assets originated by the sponsor or acquired from affiliated or unaffiliated institutions composed of:

      o     loans,

      o     amounts available from the reinvestment of payments on such loans,

      o     any credit enhancement, and

      o any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession.

      The securities will be nonrecourse obligations of the related trust fund. The assets of the trust fund for a series of securities will serve as collateral only for that series of securities unless otherwise specified in the prospectus supplement. In the case of an event of default with respect to a series of debt securities, the trustee generally may only proceed against the collateral securing such series and may not proceed against any assets of the related trust fund not pledged to secure such notes.

      The loans for a series will be originated or acquired by the sponsor or its affiliate in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the sponsor or such affiliate to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to the related servicing agreement.

      Prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the related loans and other assets and the proceeds thereof, issuing securities and making payments and distributions thereon. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Loans included in the trust fund for a series may consist of any combination of mortgage loans and contracts, to the extent and as specified in the related prospectus supplement.

The Loans

      Mortgage Loans. The loans for a series may consist, in whole or in part, of closed-end mortgage loans, including closed-end home equity loans secured by mortgages on single family properties and small mixed-use properties, which mortgages may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the loan rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Under certain circumstances, under a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The mortgaged properties will include primarily single family property (i.e., one- to four-family residential housing, including condominium units arid cooperative dwellings). The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

      Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwellings consist of a lien on the shares issued by such cooperative dwelling and the proprietary lease or occupancy agreement relating to such cooperative dwelling.

      The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. Such statistic will be based on either (i) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or (ii) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records. To the extent specified in the related prospectus supplement, the mortgaged properties may include nonowner-occupied investment properties and vacation and second homes.

      The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement, taking into account the amounts of any related senior mortgage loans.

      Home Improvement Contracts. The loans for a series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. A home improvement contract will be secured by a mortgage, primarily on single family properties, which will generally be subordinate to other mortgages on the same mortgaged property or by a purchase money security interest in the home improvements financed thereby.

      The home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      Additional Information. The selection criteria which shall apply with respect to the loans relating to a particular series, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms-to-maturity and delinquency information, will be specified in the related prospectus supplement.

      The related prospectus supplement for each series will provide information with respect to the related loans as of the cut-off date, including, among other things, and to the extent relevant:

      o the aggregate unpaid principal balance of the loans (or the aggregate unpaid principal balance included in the trust fund for the related series);

      o the range and weighted average loan rate on the loans, and, in the case of adjustable-rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

      o     the range and average outstanding principal balance of the loans;

      o the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by outstanding principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other credit enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements;

      o the geographic distribution of any mortgaged properties securing the loans;

      o the percentage of loans (by principal balance as of the cut-off date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans; and

      o     the delinquency status and year of origination of the loans.

      The related prospectus supplement will also speci1~ any other limitations on the types or characteristics of loans for a series.

                               Credit Enhancement

      The sponsor may obtain credit enhancement, which may include an irrevocable letter of credit, surety bond or insurance policy, subordinated securities or any other form of credit enhancement or combination thereof in favor of the trustee on behalf of the security holders of the related series. The credit enhancement will support the payment of principal and interest on the securities, or certain classes of securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such prospectus supplement. Any of such credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

      Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of security holders of such subordinate securities to receive distributions will be subordinate in right and priority to the rights of security holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

      Credit enhancement for a series may consist of surety bonds, pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the loans, as described below and in the related prospectus supplement.

      Surety Bond and Pool Insurance Policy. The sponsor may obtain an insurance policy for certain of the securities issued with respect to the related trust fund. A surety bond will insure certain payments, typically current interest and principal at maturity, on one or more classes of securities. A pool insurance policy will cover certain payments required to be made by the mortgagors under the related mortgage loans. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of such property to the special hazard insurer, the unpaid principal balance of such loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such property. Any amount paid as the cost of repair of such property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and poo1 insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of such loan. The amount of the secured debt could be reduced to such value, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans". The sponsor or other entity specified in the related prospectus supplement may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by such court of the principal amount of a loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

      The sponsor may deposit into one or more funds to be established with the trustee as part of the trust fund for such series or for the benefit of any credit enhancer with respect to such series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of each rating agency in the amount specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the mortgage assets for such series, to the extent described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      The trustee will invest amounts deposited in a reserve fund in eligible investments.

Minimum Principal Payment Agreement

      The sponsor may enter into a minimum principal payment agreement with an entity meeting the criteria of each rating agency pursuant to which such entity will provide certain payments on the securities in the event that aggregate scheduled principal payments and/or prepayments on the loans for such series are not sufficient to make certain payments on the securities, as provided in the prospectus supplement.

Other Insurance, Guarantee and Similar Instruments or Agreements

      A trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the loans has a floating interest rate, the trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

Deposit Agreement

      The sponsor and the trustee for such series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of the securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Cross Collateralization

      The source of payment for securities of each series will generally be the assets of the related trust fund only. However, a trust fund may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of securities, such as a master reserve account or a master insurance policy. In addition, a series of securities may provide for excess cash flow with respect to one class of the series to be applied to shortfalls with respect to another class of the same series.

      Notwithstanding the foregoing, unless specifically described otherwise in the related prospectus supplement, no collections on any loans held by any trust fund may be applied to the payment of securities issued by any other trust fund (except to the limited extent that certain collections in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of securities).

Overcollateralization

      Credit enhancement for a series may include overcollateralization--an excess of the aggregate principal balance of the related loans, or a group thereof, over the aggregate principal balance of the related class of securities. Overcollateralization is achieved by the application of certain "excess" portions of interest payments on loans to the payment of principal of one or more classes of securities. This feature may continue for the life of the related securities or may be limited as set forth in the related prospectus supplement. In the case of limited overcollateralization, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization. In addition, the specified level of overcollateralization may be increased or reduced under the circumstances described in the prospectus supplement.

                               Servicing of Loans

      Customary servicing functions with respect to the loans in the trust fund will be provided by the servicer pursuant to the related servicing agreement. Each servicing agreement will authorize the servicer, and the servicer expects to, enter into one or more subservicing agreements with one or more subservicers pursuant to which the subservicer will agree to perform all or a portion of the servicer's servicing responsibilities with respect to the loans in a trust fund. Any subservicer will be an experienced servicer of loans of the type to be subserviced by such subservicer and will have been approved by each rating agency and any credit enhancer.

      Notwithstanding the servicer's engagement of any subservicer, the servicer shall not be relieved of its obligations under the related servicing agreement, and the servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the loans. The servicer shall be entitled to include in any subservicing agreement provisions for indemnification of the servicer by the related subservicer, and nothing contained in the related servicing agreement shall be deemed to limit or modify such indemnification.

      The servicing agreement may also provide for a back-up servicer, who would succeed to the servicing function upon a termination of the servicer. The named back-up servicer may also serve as trustee of a trust fund.

      The following summaries describe certain provisions of the related servicing agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the servicing agreements. Where particular provisions or terms used in the servicing agreements are referred to, such provisions or terms are as specified in the related servicing agreements.

Collection Procedures; Escrow Accounts

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related servicing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a loan and (ii) to the extent provided in the related servicing agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on such loan.

      The servicer may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the servicer would not establish any escrow account with respect to such loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and such other comparable items; to refund to obligors amounts determined to be overages; to pay interest to obligors on balances in the escrow account to the extent required by law; to repair or otherwise protect the related property; and to clear and terminate such escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to such account when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

      The related trustee or the servicer will establish a collection account in the name of the trustee. The collection account will be an account maintained
(i) at a depository institution, the short- and/or long-term unsecured debt obligations of which at the time of any deposit therein are rated at levels satisfactory to each rating agency or (ii) in an account or accounts the deposits in which are otherwise secured in a manner meeting requirements established by each rating agency.

      The funds held in the collection account may be invested, pending remittance to the related trustee, in eligible investments. The servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      The servicer will deposit into the collection account for each series the following payments and collections received or made by it:

      (i) All payments on account of principal, including prepayments, on such loans;

      (ii) All payments on account of interest on such loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related servicing agreement, the servicing fee in respect of such loans;

      (iii) All amounts received by the servicer in connection with the liquidation of loans or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such loans received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related servicing agreement, the servicing fee, if any, in respect of the related loans;

      (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property or released to the obligor in accordance with the related servicing agreement;

      (v) All amounts required to be deposited therein from any applicable reserve fund for such series;

      (vi) All advances required to be made by the servicer pursuant to the related servicing agreement; and

      (vii) All repurchase prices of any such loans repurchased by the sponsor, the servicer or any seller pursuant to the related servicing agreement.

      The servicer will be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      (i) to reimburse itself for advances for such series made by it pursuant to the related servicing agreement; the servicer's right to reimburse itself may be limited to amounts received on or in respect of particular loans (including, for this purpose, liquidation proceeds and insurance proceeds) which represent late recoveries of scheduled payments respecting which any such advance was made;

      (ii) to the extent provided in the related servicing agreement, to reimburse itself for any advances for such series that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which such advance was made or from liquidation proceeds or insurance proceeds;

      (iii) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after such reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for such loan next succeeding the date of its receipt of such liquidation proceeds, to pay to itself out of such excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      (iv) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of such scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related servicing agreement, from any such scheduled payment, late payment or such other recovery, to the extent permitted by the related servicing agreement;

      (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related servicing agreement;

      (vi) to pay to the applicable person with respect to each loan or REO property acquired in respect thereof that has been repurchased or removed from the trust by the sponsor, the servicer or any seller pursuant to the related servicing agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      (vii) to make payments to the trustee for remittance to the security holders in the amounts and in the manner provided for in the related servicing agreement; and

      (viii) to clear and terminate the collection account pursuant to the related servicing agreement.

      In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such collection account.

Advances and Limitations Thereon

      To the extent specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, not to guarantee or insure against losses. Accordingly, any funds advanced will be recoverable by the servicer primarily out of amounts received on particular loans which represent late recoveries of principal or interest, insurance proceeds or liquidation proceeds respecting which any such advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, insurance proceeds or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement; such reimbursement to the servicer will reduce amounts available for distribution to the security holders, but since such reimbursement will only relate to amounts previously advanced by the servicer, such reimbursement will not result in a net reduction of funds available for distribution to security holders.

      Reports received by security holders generally will not disclose amounts advanced, or subject to reimbursement to the servicer in respect of advances, although such reports will disclose loss and delinquency information. See "The Agreements--Reports to Security Holders."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. The servicer generally will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related mortgaged property is located. The standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of, the related mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to security holders. When a mortgaged property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer generally required to cause flood insurance to be maintained with respect to such mortgaged property, to the extent available.

      The standard hazard insurance policies covering mortgaged properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the mortgaged property, including the improvements on any mortgaged property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the mortgaged property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such mortgaged property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property.

      Coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related loan. The servicer will also be required to maintain, on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

      Any amounts collected by the servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Loans

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (i) such restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the security holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through liquidation proceeds or insurance proceeds. Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

Enforcement of Due-On-Sale Clauses

      When any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

      The servicer may be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement and will generally consist of a percentage (to be specified in the related prospectus supplement) of the then-outstanding principal amount of the related loans, and may include the right to recover additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

      When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the security holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of such shortfalls in a month exceeds the servicing fee for such month, the amount of funds available for distribution to the related security holders may be reduced.

      To the extent specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted loans. The related security holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related security holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to security holders, In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, such right of reimbursement being prior to the rights of the security holders to receive any related insurance proceeds, liquidation proceeds or amounts derived from other credit enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

Evidence as to Compliance

      The related servicing agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the servicing of the loans by the servicer will be and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such servicing agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

      The servicing agreement will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the servicing agreement, throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      In the event of a servicer default under a servicing agreement, the servicer may be replaced by the trustee or another specified party. Such servicer defaults and the rights of the trustee upon such a default under the servicing agreement for the related series will be substantially similar to those described under "The Agreement--Servicer Defaults; Rights Upon Servicer Default" except to the extent otherwise described in the prospectus supplement.

      The servicer will not have the right to assign its rights and delegate its duties and obligations under the related servicing agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business,

      o     is reasonably satisfactory to the trustee for the related series,

      o     has a specified minimum net worth,

      o would not cause any rating agency's rating of the securities for such series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer, and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related servicing agreement from and after the date of such agreement.

No such assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related servicing agreement. To the extent that the servicer transfers its obligations to a wholly owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; to the extent that the assigning servicer remains liable for the servicing obligations under the related servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related servicing agreement, provided that such successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided therein, each servicing agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the sponsor or the security holders for any action taken or for failing to take any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representation made under such servicing agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such servicing agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence m the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder In addition, the servicing agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related servicing agreement and the rights and duties of the parties thereto and the interests of the security holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                The Agreements

      The following summaries describe certain provisions of the related agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements.

      Each trust fund will be established pursuant to a trust agreement by and between the sponsor and a trustee named in the related trust agreement Each trust agreement will describe the assets of the related trust fund, which will include the related loans and, if so specified in the related prospectus supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of credit enhancement.

      The loans held by each trust fund will be serviced by the servicer pursuant to a servicing agreement by and between the servicer and the related trustee.

      With respect to securities that represent debt secured by the related trust fund, the sponsor will enter into an indenture with the trustee named on such indenture, as set forth in the related prospectus supplement. Securities that represent beneficial ownership interests in the related trust fund will be issued pursuant to the related trust agreement

      In the case of any individual trust fund, the contractual arrangements relating to the establishment of the trust fund, the servicing of the related loans and the issuance of the related securities may be contained in a single agreement, or in several agreements which combine certain aspects of the trust agreement, the servicing agreement and the indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement).

Assignment of Loans

      At the time of issuance of the securities of a series, the sponsor, or its affiliate, will transfer, convey and assign to the trust fund all of its right, title and interest in the loans and other property to be transferred to the trust fund for a series Such assignment will include all principal and interest due on or with respect to the loans after the cut-off date specified in the related prospectus supplement. The trustee will, concurrently with such assignment, execute and deliver the securities.

      Assignment of Loans The sponsor, or its affiliate will, as to each loan, deliver or cause to be delivered to the trustee, or, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of such mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and an assignment of the mortgage in recordable form. The trustee or, the custodian will hold such documents in trust for the benefit of the security holders

      The sponsor, or its affiliate will, as to each home improvement contract, either deliver or cause to be delivered to the trustee (or the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the property securing such home improvement contract, or maintain possession (or cause the servicer to maintain possession) of such home improvement contracts and other documents, as custodian on behalf of the related trust fund. In order to give notice of the right, title and interest of security holders to the home improvement contracts, the sponsor, or its affiliate, will cause a UCC-1 financing statement to be executed by the sponsor, or its affiliate, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. See "Legal Aspects of the Loans--The Home Improvement Contracts".

      With respect to loans secured by mortgages, the sponsor, or its affiliate, will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. The sponsor, or its affiliate, will cause such assignments to be so recorded within a specified time period after issuance of the securities in which event, the related servicing agreement may require the sponsor to repurchase from the trustee any loan the related mortgage of which is not recorded within such time period, at the price described below with respect to repurchases by reason of defective documentation. Such repurchase obligation would constitute the sole remedy available to the security holders or the trustee for the failure of a mortgage to be recorded.

      Each loan will be identified in a schedule appearing as an exhibit to the related servicing agreements. Such loan schedule will specify with respect to each loan: the original principal amount; the unpaid principal balance as of the cut-off date; the current loan rate; the current scheduled payment: the maturity date, if any, of the related mortgage note: if the loan is an adjustable-rate loan, the lifetime rate cap, if any, and the current index.

      Pre-Funding Account. As trust fund may include a "pre-funding account." The trust fund will use the amounts on deposit in the pre-funding amount to acquire additional loans from time to time during the time period specified in the related prospectus supplement. Prior to the investment of the pre-funded amount in additional loans, the pre-funded amount will be invested in one or more eligible investments. An "eligible investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the trust fund as an investment company pursuant to the Investment Company Act of 1940):

      o obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

      o repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated at least A-l+ by S&P and in one of the two highest ratings by Moody's;

      o certificates of deposit, time deposits and bankers' acceptances (which, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company, incorporated under the laws of the United States or any state; provided, that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the two highest ratings by Moody's and S&P.

      o commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated in the highest short-term rating by the rating agencies; and

      o units of money market funds registered under the Investment Company Act of 1940, investing in any of the foregoing, including any funds managed or advised by the indenture trustee or any affiliate of the indenture trustee; provided, such money market funds are at the time rated in the highest short-term rating category by the rating agencies.

      During any pre-funding period, the sponsor will be obligated (subject only to the availability thereof) to transfer to the related trust fund, additional loans from time to time during the pre-funding period. These additional loans will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will generally be consistent with the eligibility criteria of the loans included in the trust fund as of the closing date subject to such exceptions as are expressly stated in such prospectus supplement.

      Although the specific parameters of the pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement. it is anticipated that: (a) the pre-funding period will not exceed one year days from the related closing date, (b) that the additional loans to be acquired during the pre-funding period will be subject to the same representations and warranties as the loans included in the related trust fund on the closing date (although additional or substitute criteria may be required to be satisfied, as described in the related prospectus supplement) and (c) that the pre-funded amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.

      Repurchase and Substitution of Defective Loans. If any document in the file relating to a loan delivered by the sponsor to the trustee (or custodian) is found by the trustee within a specified time period following the execution of the related agreements (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) to be defective in any material respect and the sponsor or seller does not cure such defect, the sponsor or seller will be required to repurchase the related loan or any property acquired in respect thereof from the trustee at a price equal to (a) the outstanding principal balance of such loan and (b) accrued and unpaid interest to the date of the next scheduled payment on such loan at the rate set forth in the related agreements (less any unreimbursed advances respecting such loan).

      The sponsor, or its affiliate, may, rather than repurchase the loan as described above, remove such loan from the trust fund and substitute in its place one or more other qualifying substitute loans. These substitutions may only occur during a specified period.

      The sponsor or another entity will make representations and warranties with respect to the loans assets for a series. If the sponsor or such entity cannot cure a breach of any such representations and warranties in all material respects within a specified time period after notification by the trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such loan, the sponsor or such entity is obligated to repurchase the affected loan or, provide a qualifying substitute loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

      No security holder, solely by virtue of such holder's status as a holder, will have any right under the agreements for such series to institute any proceeding with respect to such agreements, unless such security holder previously has given to the trustee for such series written notice of default and unless the security holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for such series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Security Holders

      The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      (i) the amount of principal distributed to security holders of the related securities and the outstanding principal balance of such securities following such distribution;

      (ii) the amount of interest distributed to security holders of the related securities and the current interest on such securities;

      (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders of such securities;

      (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such securities, (c) any current shortfall in receipt of scheduled principal payments on the related loans or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of such securities;

      (v) the amount received under any related credit enhancement, and the remaining amount available under such credit enhancement;

      (vi) the amount of any delinquencies with respect to payments on the related loans;

      (vii) the book value of any REO property acquired by the related trust fund; and

      (viii) such other information as specified in the related agreements.

      In addition, within a reasonable period of time after the end of each calendar year the trustee, or other specified person, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and (iv)(d) above for such calendar year and (b) such information specified in the related agreements to enable security holders to prepare their tax returns, including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the security holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance".

Servicer Defaults; Rights Upon Servicer Defaults

      Servicer defaults under each servicing agreement of certificates generally include:

      o any failure by the servicer to deposit amounts in the collection account, which failure continues unremedied for a specified number of days after the giving of written notice of such failure to the servicer,

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for a specified number of days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by the security holders evidencing not less than 25% of the aggregate voting rights of the security holders, and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      The servicing agreement will specify the circumstances under which the trustee or another specified party may remove the servicer upon the occurrence and continuance of a servicer default, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee or other back-up servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

      In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a specified minimum net worth to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the related servicing fee and the other servicing compensation.

      During the continuance of any servicer default, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the security holders. The related credit enhancer or the majority security holders for such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any trusts powers unless such holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any such direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

Events of Default

      Events of default for each series of notes generally include:

      o a default for a specified period of time in the payment of any principal of or interest on any note;

      o failure to perform any other covenant of the trust fund in the related agreements which continues for a specified period after notice is given;

      o any representation or warranty made by the trust fund in the related agreements or in any certificate or other writing delivered in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within a specified period after notice is given;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related trustee or another specified party may declare the principal amount of all the notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the related credit enhancer or the majority noteholders.

      If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the related trustee or another specified party may elect to maintain possession of the collateral securing the notes and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note, unless (a) the related credit enhancer or 100% of the noteholders (with the consent of the related credit enhancer, if any) consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes at the date of such sale and the other outstanding expenses of the trust fund or (c) the trustee with the consent of the related credit enhancer determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of 66 2/3% of the noteholders.

      In the event that the trustee liquidates the collateral in connection with an event of default involving a default in the payment of principal of or interest on the notes, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the related agreements for the benefit of the noteholders after the occurrence of such an event of default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the related agreements relating to the duties of the trustee, in case an event of default occurs with respect to a series of notes, the trustee shall be under no obligation to exercise any of the tights or powers under the related agreements at the request or direction of any of the noteholders, unless such noteholders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the related agreements, the related credit enhancer or the holders of a majority of the then aggregate outstanding amount of the notes (with the consent of the related credit enhancer, if any) shall have the tight to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the related credit enhancer or the majority noteholders (with the consent of the related credit enhancer, if any) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the outstanding noteholders affected thereby.

The Trustee

      The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the sponsor, the seller or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the even of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

      The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any loan or related documents. If no event of default as defined in the related agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the security holders in an event of default. The trustee is not required to expend or risk its own funds or incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

Resignation of Trustee

      The trustee may, upon written notice to the sponsor, resign at any time, in which event the sponsor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time
(i) if the trustee ceases to be eligible to continue as such under the related servicing agreement, (ii) if the trustee becomes insolvent or (iii) related credit enhancer or by a majority of security holders (with the consent of the related credit enhancer, if any). Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreements

      The related agreements may generally be amended by the sponsor, the servicer, and the trustee with respect to such series, without notice to or consent of the security holders, but with the consent of the related credit enhancer:

      (i) to cure any ambiguity,

      (ii) to correct any defective provisions or to correct or supplement any provision therein,

      (iii) to add to the duties of the sponsor, the trust fund or servicer,

      (iv) to add any other provisions with respect to matters or questions arising under such agreements or related credit enhancement,

      (v) to add or amend any provisions of such agreements as required by a rating agency in order to maintain or improve the rating of the securities, or

      (vi) to comply with any requirements imposed by the code.

      Any such amendment except pursuant to clause (v) above will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel. Any such amendment, except pursuant to clause (v) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency that such amendment will not cause such rating agency to reduce the then current rating thereof. The agreements for each series may generally also be amended by the trustee, the servicer, if applicable, and the sponsor (with the consent of the related credit enhancer, if any) with respect to such series with the consent of the holders possessing not more than 50% of the aggregate outstanding principal amount of the securities or, if only certain classes are affected by such amendment, more than 50% of the aggregate outstanding principal amount of the securities of each class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or modifying in any manner the rights of holders. No such amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the security holder; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected thereby.

Voting Rights

      The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

Meetings of Holders

      No agreement will provide for the holding of any annual or other meeting of security holders.

REMIC Administrator

      For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the servicer.

Termination

      Certificates. The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the distribution to holders of all amounts distributable to them pursuant to such pooling and servicing agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last loan remaining in the trust fund for such series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any loan or (ii) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for such series of all loans and other property at that time subject to such pooling and servicing agreement. The pooling and servicing agreement for each series may permit, but generally does not require, the servicer or another entity to purchase from the trust fund for such series all remaining loans at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of such loans plus, with respect to any property acquired in respect of a loan, if any, the outstanding principal balance of the related loan at the time of foreclosure, less, in either case, related unreimbursed advances (in the case of the loans, only to the extent not already reflected in the computation of the aggregate principal balance of such loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the pooling and servicing agreement) plus, in either case, accrued interest thereon at the weighted average interest rate on the related loans through the last day of the month in which such repurchase occurs. If an election is made for treatment as a REMIC under the Internal Revenue Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of such loans, plus accrued interest thereon at the applicable interest rates on the loans through the last day of the month of such repurchase and (b) the aggregate fair market value of such loans plus the fair market value of any property acquired in respect of a loan and remaining in the trust fund. The exercise of such tight will effect early retirement of the securities, but such entity's right to so purchase is subject to the aggregate principal balance of the loans at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the loans as of the cut-off date. In no event, however, will the trust created by pooling and servicing agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the pooling and servicing agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the sponsor or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption; Mandatory Redemption".

      Notes. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

      In addition to such discharge with certain limitations, the related indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the final scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the pooling and servicing agreement and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                       Yield and Maturity Considerations

      The yield to maturity of a security will depend on the price paid by the holder for such security, the interest rate on such security (which interest rate may vary if so specified in the related prospectus supplement), the rate of payment of principal on such security (or the rate at which the notional amount thereof is reduced if such security is not entitled to payments of principal) and other factors.

      In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      When a full prepayment is made on a loan, the mortgagor is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the loan rate by 365. A series of securities may provide that the servicer is obligated to deposit into the distribution account, for distribution to holders of the series, an amount, not to exceed the servicer's aggregate servicing fee for such series for the related month, equal to the difference between (a) a full months' interest (net of the servicing fee) on a loan which has prepaid in full and (b) the amount of interest actually paid with such prepayment in full. See "Servicing of Loans--Servicing Compensation and Payment of Expenses". To the extent the servicer is not obligated to deposit for distribution to the related holders the full amount of such difference, the effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to security holders entitled to payments of interest because interest on the principal amount of any loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a loan will be to reduce the amount of interest passed through to security holders on the distribution date following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable pass-through rate, as the case may be, on the prepaid amount. Neither full nor partial principal prepayments are passed through until the month following receipt.

      A number of factors affect principal prepayment rates, including homeowner mobility, economic conditions, mortgage market interest rates, the availability of mortgage funds and the enforceability of due-on-sale clauses. Many loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect the interests of the holders or adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which the loans are assumed by purchasers of the properties rather than prepaid by the related mortgagors in connection with the sales of the properties will affect the yield of the related series of securities.

      The yield on the securities also will be effected by liquidations of loans following mortgagor defaults and by purchases of loans required by the agreements in the event of breaches of representations made in respect of such mortgage loans by the sponsor or other entity, or repurchases due to conversions of ARM loans to a fixed interest rate. See "Descriptions of the Securities" above. Under certain circumstances, the servicer, the sponsor or, if specified in the related prospectus supplement, the holders of the REMIC residual interest or the credit enhancer may have the option to purchase the loans in a trust fund. See "Description of the Securities--Optional Redemption; Mandatory Redemption."

      The rate of prepayments with respect to fixed-rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

      Although the loan rates on ARM loans will be subject to periodic adjustments, such adjustments will, generally, (i) not increase or decrease such loan rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such loan rates over a fixed percentage amount during the life of any ARM loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the loan rates on the ARM loans in a trust fund at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current loan rates on ARM loans that the rate of prepayment may increase as a result of refinancings.

      In addition, and as may be described in the related prospectus supplement, the related agreements may provide that all or a portion of such collected principal may be retained by the trustee (and held in certain temporary investments, including loans) for a specified period prior to being used to fund payments of principal to holders. The result of such retention and temporary investment by the trustee of such principal would be to slow the amortization rate of the related securities relative to the amortization rate of the related loans, or to attempt to match the amortization rate of the related securities to an amortization schedule established at the time such securities are issued. Any such feature applicable to any securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related holders and an acceleration of the amortization of such securities.

      In addition to its impact on a security's yield to maturity the rate of principal prepayments on the loans related to the security will affect the weighted average life of the security. "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security is repaid to the investor.

      There can be no assurance as to the rate of prepayment of the loans. The sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the loans over an extended period of time. All statistics known to the sponsor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

      The effective yield to maturity to each holder of fixed-rate securities entitled to payments of interest will be below that otherwise produced by the applicable interest rate and purchase price of such security because, while interest will accrue on each loan from the first day of each month, the payment of such interest to the holders will be made on a specified day (for example, the twenty-fifth day) of the month (or, in the case of quarterly pay securities, the twenty-fifth day of every third month, or, in the case of semiannually pay securities, the twenty-fifth day of every sixth month) following the month of accrual.

      The loan rates on certain ARM loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial loan rates are generally lower than the sum of the indices applicable at origination and the related loan margins) the amount of interest accruing on the principal balance of such loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to the principal balance thereof and will bear interest at the applicable loan rate. The addition of any such deferred interest to the principal balance will lengthen the weighted average life of the securities evidencing interests in such loans and may adversely affect yield to holders thereof depending upon the price at which such securities were purchased. In addition, with respect to certain ARM loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such securities were purchased.

Legal Aspects of Loans

      The following discussion contains summaries of legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because these legal aspects are governed by state law, the summaries do not purport to be complete, nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated.

Mortgages

      The mortgage loans for a series will and certain home improvement contracts may be secured by either mortgages or deeds of trust or deeds to secure debt (such mortgage loans and home improvement contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.


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

      Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Junior Mortgages; Rights of Senior Mortgages. The mortgage loans included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund (and therefore the holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

      Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. En addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

      Due-On-Sale Clauses In Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Sponsory Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of "window period" loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. En certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

      Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the loan documents. Such equitable relief has included court-imposed requirements that the lender undertake affirmative and sometimes costly actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have considered whether federal or state constitutional requirements of "due process" require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

      Applicability of Usury Laws. Title V of the Sponsory Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

      Home improvement contracts that are secured by the home improvements financed grant to the originator of such contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable.

      In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such collateral must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest In Home Improvements. So long as home improvements have not become fixtures subject to real property laws, a creditor can repossess home improvements securing a home improvement contract by voluntary surrender, by "self-help" repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of such a home improvement contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The laws in most states also require that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency following repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract, if such transferor is the seller of the goods which gave rise to the transaction (and certain related lenders and assignees), to transfer such contract free of notice of claims by the debtor thereunder. The effect of the rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to offset remaining amounts due as a defense against a claim brought by the assignee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the home improvement contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that, subject to certain conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. In the case of home improvement contracts secured by home improvements which have not become fixtures, such conditions include, among other things, restrictions on prepayment fees, late charges and deferral fees and a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

      The loans may also consist of installment contracts. Under an installment contract, the seller retains legal title to the property and enters into an agreement with the purchaser for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the purchaser of the contract is the seller obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the term of the installment contract, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the seller under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited.

      The seller in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, a quiet title action is in order If the purchaser has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of a purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default, the purchaser may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount, and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

The Sponsor and The Master Servicer

      Accredited Home Lenders, Inc. is a nationwide mortgage banking institution engaged in the business of originating, acquiring, servicing and selling mortgage loans secured by one- to four-family residential properties. Accredited's principal business strategy is to originate mortgage loans which do not conform to credit or other criteria established by Fannie Mae or Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

Use of Proceeds

      The sponsor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:
(i) to purchase the related mortgage assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such mortgage assets, (iii) to establish any reserve funds described in the related prospectus supplement and
(iv) to pay costs of structuring and issuing such securities, including the costs of obtaining credit enhancement, if any.

Material Federal Income Tax Consequences

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to "sections" and the "code" refer to the Internal Revenue Code of 1986, as amended.

      The following discussion addresses securities of five general types:

      o securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC or a
            FASIT:

      o securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

      o securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

      o securities representing interests in a trust that is intended to be treated as a partnership under the code; and

      o securities representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L.

      The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

      The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

Grantor Trust Securities

      With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

      For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a "grantor trust strip security."

Taxation of Beneficial Owners of Grantor Trust Securities

      Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

      Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

      Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

      The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

      If provided in a prospectus supplement, an election will be made to treat a trust as a REMIC. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the related pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a "REMIC trust." The securities of each class will be designated as "regular interests" in the REMIC trust except that a separate class will be designated as the "residual interest" in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus.

      A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

      Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes

      REMIC regular securities and REMIC residual securities will be "regular or residual interests in a REMIC" within the meaning of section 7701 (a)(19)(C)(xi) and "real estate assets" within the meaning of section 856(c)(5)(A). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3)) then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section
856)(3)(B), subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

      Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

      Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

      The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMTC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

      The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

      Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the "prepayment assumption" (as defined in the prospectus supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

      Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5)) will be treated as ordinary gain or loss.

      A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

      Basis Rules and Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

      A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

      In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see "--Foreign Investors" below.

      The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

      In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2), excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

      Pass-Through of Servicing and Guaranty Fees to individuals, A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes on a REMIC Trust

      Prohibited transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

      Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury Regulations.

      Net income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

      Except as provided below, if a REMIC regular residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to the security. See "--Discount and Premium." The adjusted basis of a REMIC residual security is


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

determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c), any gain or loss will be capital gain or loss, provided the security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221.

      Gain from the sale of a REMIC regular security that might otherwise be capital gain wilt be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner's income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

      If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i)) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury Regulations, no such regulations have yet been published.

      Transfers of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

      The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the related servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security,


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

as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee, among other things, (a) is not a disqualified organization, (b) is not acquiring the REMIC residual security for the account of a disqualified organization and (c) will not cause income from the REMIC residual security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if
(i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

      The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an "electing large partnership." If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the "anticipated excess inclusions" with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess inclusions."

      The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.


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

      Reporting and Other Administrative Matters. For purposes of the administrative provisions, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury Regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

      Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination

      In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security's adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the manner is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

Debt Securities

      With respect to each series of debt securities, Dewey Ballantine LLP. special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

      As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.


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

Sale or Exchange

      If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

      In general (except as described in "--Discount and Premium---Market Discount," below), except for financial institutions subject to section 582(c), any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Partnership Interests

      With respect to each series of partnership interests, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

Special Tax Attributes

      As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation of Beneficial Owners of Partnership Interests

      If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents).

      The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.


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

      The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See "Backup Withholding" and "Foreign Investors" below).

      Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the code.

      Under section 708, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

      Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner of a partnership interest's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

      Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754.

Partnership Reporting Matters

      The owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information


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

statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

      Under section 6031, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government., and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 1 7A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

      The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items note related to the income and losses of the trust.

FASIT Securities

      If provided in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a). With respect to each series of securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the related servicing agreement, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a `~FASIT trust." The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT regular security) or an ownership interest (a FASIT ownership security). The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes


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

      FASIT securities held by a real estate investment trust will constitute "real estate assets" within the meaning of sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income thereon would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds loans...secured by an interest in real property which is...residential real property" within the meaning of section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income thereon qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of section 856(c)(5)(A), payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for that treatment. FASIT regular securities held by a regulated investment company will not constitute "government securities" within the meaning of section 85l(b)(4)(A)(1). FASIT regular securities held by financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

Taxation of Beneficial Owners of FA SIT Regular Securities

      A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by those beneficial owners. See discussion of "Discount and Premium" below.

      In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements of the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day," which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests" to be held only by fully taxable domestic corporations.

      Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the sponsor bad no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

      The various interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in section 1274(d). In order to meet the 30 year maturity requirement, the FASIT regular securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT regular securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1),(2)(4) or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

      If an entity fails to comply with one or more of the ongoing requirements for status as a FASIT during any taxable year, the code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the trust fund, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests in that association. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, ft takes prompt steps to requalify and other requirements that may be provided in Treasury Regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.


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

Taxes on a FASIT Trust

      Income from "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation,
(d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on these transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT residual security.

      Due to the complexity of these rules, the absence of Treasury Regulations and the current uncertainty as to the manner to their application to the trust and to holders of FASIT securities, it is particularly important that potential investors consult their own tax advisors regarding the tax treatment of their acquisition ownership and disposition of the FASIT regular securities.

Discount and Premium

      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method;
(2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

      In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its Issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

      Section l272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

      Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury Regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For This purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or
(2) beginning on the next day following a distribution date and ending on the next distribution date.

      Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of(1) the sum of(A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on
(1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

      A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (l) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

      A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either
(1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased at a Premium

      A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that "premium security" at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2), to treat the premium as an "amortizable bond premium." If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the plan's yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and
(2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

      Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section l71(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election

      For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

      Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 at a rate of 30%, subject to reduction through 2010, if recipients of the distributions fall to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

General

      U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities, Debt Securities and REMIC Regular Securities

      Distributions made on a grantor trust security, debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "US. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of' that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REM1C trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C).

REMIC Residual Securities and FASIT Ownership Securities

      Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security or a FASIT ownership security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT trust that issued the REMIC residual security or FASIT ownership security, e.g., mortgage loans or regular interests in another REM1C or FASIT, were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

Partnership Interests

      Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

FASIT Regular Securities

      "High-yield" FASIT regular securities may not be sold to or beneficially owned by non-U.S. Persons. Any such purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular securities will be restored to ownership thereof as completely as possible.
The last preceding owner will, in any event, be taxable on all income with respect to the high-yield FASIT regular securities for federal income tax purposes. The related servicing agreement will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

State Tax Considerations

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                             ERISA Considerations

      Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a "plan," which is a pension, profit sharing or other employee benefit plan and individual retirement arrangements from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of those plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 40 1(a) and 50 1(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

      Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan, including an individual retirement arrangement, that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including individual retirement arrangements, subject to section 406 of ERIISA or section 4975 of the Internal Revenue Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

      The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemption.

      Among the conditions that must be satisfied in order for the underwriter exemption to apply to offered securities are the following:

      o the acquisition of the securities by a plan is on terms, including the price for the securities, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

      o the assets held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of securities, as described below);

      o unless the securities are issued in "designated transactions" (as described below) and are backed by fully-secured loans, the rights and interests evidenced by the securities acquired by the plan are not subordinated to the rights and interests evidenced by other securities of the trust;

      o the securities acquired by the plan have received a rating at the time of the acquisition that is one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard & Poor's, Moody's Investors Service or Fitch, Inc.;

      o the trustee is not an affiliate of any other member of the restricted group (as defined below) other than the underwriter;

      o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person's services under the related servicing agreement and reimbursement of that person's reasonable expenses;

      o the plan investing in the securities is an "accredited investor" as defined in Rule 50l(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

      o in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or the related servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

      The trust estate must also meet the following requirements:

      o the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

      o securities in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories of Standard & Poor's, Moody's Investors Service or Fitch, Inc. for at least one year prior to the plan's acquisition of securities; and

      o securities evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of securities.

      In the case where the securities are backed by trust assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the underwriter exemption as designated transactions, securities issued by the trust in such transactions may be rated in one of the highest four generic rating categories by the specified rating agencies and/or may be subordinated. In addition, one subset of designated transactions, residential (one-to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust; (b) such securities acquired by the plan have received a rating from the specified rating agencies at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust and
(ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust) which are secured by the same collateral.

      Moreover, the underwriter exemption provides relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire securities in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemption does not apply to plans sponsored by the "restricted group," which is the sponsor, the underwriters, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, the insurer, the counterparty of any interest rate swap or any affiliate of the parties.

      The underwriter exemption permits interest-rate swaps and/or a yield supplement agreements to be assets of a trust provided that certain requirements are satisfied. The prospectus supplement for a series of securities will provide further information if the trust holds such a contract.

      In addition to the underwriter exemption, the Department of Labor has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

      Under the "plan assets regulation" issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An "equity interest" is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the securities being offered are notes which are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by "in-house asset managers". Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

      The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

      In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERTSA purposes.

Legal Investment

      The related prospectus supplement will describe whether or not the securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

Available Information

      The sponsor is subject to the informational requirements of the Securities Exchange Act of 1934 and has filed reports and other information with the Securities and Exchange Commission. Such reports and other information filed by the sponsor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; Northeast Regional Office, 233 Broadway, New York, New York 10279. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The sponsor does not intend to send any financial reports to security holders.

      This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the sponsor has filed with the Commission under the Securities Act and to which reference is hereby made.

                Incorporation of Certain Documents by Reference

      All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

      The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at Accredited Home Lenders, Inc., 15030 Avenue of Science, Suite 100, San Diego, California 92128 (telephone number (858) 451-7044).

Plan of Distribution

      The related underwriter may offer each series of securities through the following methods from time to time:

      1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      2. by placements by the sponsor with institutional investors through dealers;

      3.    by direct placements by the sponsor with institutional investors;
            and

      4.    by competitive bid.

      If underwriters are used in a sale of any securities (other than in connection with an underwriting on a best efforts basis), such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The securities will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with such securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any such compensation paid by the sponsor.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters


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

will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the sponsor and purchasers of securities of such series.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Security holders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

      Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor.


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                                    Annex I
          Global Clearance, Settlement and Tax Documentation Procedures

            Except in certain limited circumstances, the globally offered securities will be available only in book-entry form. Investors in the global securities may hold such global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

            Secondary market trading between investors global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven calendar day settlement).

            Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage security issues.

            Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

            Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

            All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

            Investors electing to hold their global securities through DTC will follow the settlement practices applicable to other collateralized mortgage security issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

            Investors electing to hold their global securities through Clearstreain or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no "lock-up" or restricted period, global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

            Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


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            Trading between DTC participants. Secondary market trading between
DTC participants will be settled using the procedures applicable to prior collateralized mortgage security issues in same-day funds.

            Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

            Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
J)depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

            Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

            As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

            Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions


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

to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

            Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstreain or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

      A beneficial owner that is not a United States person within the meaning of Section 770l(a)(30) of the internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax. at a rate of 3096 unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      (I)   the trustee or the U.S. withholding agent receives a statement

      (a) from the beneficial owner who is an individual or an entity treated as a corporation on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that

            (i)   is signed by the beneficial owner under penalties of perjury,


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

            (ii) certifies that such beneficial owner is not a United States person, and

            (iii) provides the name and address of the beneficial owner, or

      (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that

            (i) is signed under penalties of perjury by an authorized representative of the financial institution,

            (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner who is an individual or an entity treated as a corporation or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

            (iii) provides the name and address of the beneficial owner, and

            (iv) attaches the IRS Form W-SBEN (or any successor form) provided by the beneficial owner;

      (II) the beneficial owner who is an individual or an entity treated as a corporation claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

      (III) the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

      (IV) the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

      A beneficial owner holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all beneficial owners holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:


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

      (I) provides a properly executed IRS Form W-8BEN, Form W4ECI or Form W-8IMY (or any successor forms) if that person Is not a United States person

      (II) provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      (III) is a corporation, within the meaning of Section 7701 (a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

      The term United States person means (1) a citizen or resident of the United States, (2) an entity treated as a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and
(5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


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

================================================================================
--------------------------------------------------------------------------------

                                  $303,047,000

                      Accredited Mortgage Loan Trust 2003-1
                                     Issuer

                          Accredited Home Lenders, Inc.
                           Sponsor and Master Servicer

                          Accredited Home Capital, Inc.
                                     Seller

                                  $104,201,000
                              3.58% Class A-1 Notes

                                  $110,037,000
                          Variable-Rate Class A-2 Notes

                                   $88,809,000
                          Variable-Rate Class A-3 Notes

                               Asset-Backed Notes
                                  Series 2003-1

                      ------------------------------------

                              PROSPECTUS SUPPLEMENT

                                  May 28, 2003

                       -----------------------------------

                                 LEHMAN BROTHERS

--------------------------------------------------------------------------------
================================================================================